UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. )
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2022 PROXY STATEMENT

ATSG
AIR TRANSPORT SERVICES GROUP

145 Hunter Drive, Wilmington, Ohio 45177
April 14, 2022
Dear Fellow Stockholders:
It is our pleasure to invite you to the 2022 Annual Meeting of Stockholders of Air Transport Services Group, Inc. The meeting will be held at 11:00 a.m., Eastern Time, on Wednesday, May 25, 2022, and will be a webcast meeting of stockholders.
You will be able to attend the Annual Meeting, vote and submit your questions in advance of and real-time during the meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/ATSG2022. To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the Annual Meeting in person. The Annual Meeting is being held on a virtual-only basis in order to save time and travel expense for our stockholders and facilitate participation by the broadest number of stockholders possible.
Attendance at the Annual Meeting is limited to stockholders of record as of the close of business on March 28, 2022, or their duly appointed proxies. We strongly encourage you to participate by voting your proxy in one of the methods explained in the Notice of Annual Meeting of Stockholders that you received in the mail.
This year we have once again elected to furnish proxy materials to the majority of our stockholders via the Internet. This delivery process allows us to provide stockholders with the information they need in an accessible format, while lowering the costs of delivery and reducing the environmental impact of your Annual Meeting.
Please read the Notice of Annual Meeting of Stockholders and Proxy Statement carefully. Your vote is important. The Board of Directors recommends that you vote your shares as follows for each proposal included in the Proxy Statement.
1.	FOR the election of each of the nine nominees for Director (Proposal No. 1).
2.	FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2022 (Proposal No. 2).
3.	FOR the approval of the advisory vote on executive compensation (Proposal No. 3).
4.	FOR the approval of a Company proposal to amend and restate the Company’s 2015 Long-Term Incentive Plan (Proposal No. 4).
5.	AGAINST the approval of a stockholder proposal requesting to give holders in the aggregate of 10% of the Company’s outstanding common stock the right to call special meetings. (Proposal No. 5).
On behalf of your Board of Directors, we thank you for your continued support. Your interest and investment in the Company is greatly appreciated.
Sincerely,

JOSEPH C. HETE	RICHARD F. CORRADO
Chairman of the Board	President & Chief Executive Officer

145 Hunter Drive, Wilmington, Ohio 45177

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
TO BE HELD MAY 25, 2022
Notice is hereby given that the 2022 Annual Meeting of Stockholders of Air Transport Services Group, Inc., a Delaware corporation (the “Company”), has been called and will be held on Wednesday, May 25, 2022 at 11:00 a.m., Eastern Time. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/ATSG2022. There is no physical location for the Annual Meeting.
The meeting is being held for the following purposes:
1.	To elect nine directors to the Board of Directors, each for a term of one year;
2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2022;
3.	To hold an advisory vote on executive compensation;
4.	To consider and vote on a Company proposal to amend and restate the Company’s 2015 Long-Term Incentive Plan;
5.	To consider and vote on a stockholder proposal requesting to give holders in the aggregate of 10% of the Company’s outstanding common stock the right to call special meetings; and
6.	To attend to such other business as may properly come before the Annual Meeting and any adjournments thereof.
You may vote in advance of the meeting via the Internet, by telephone, or by using the proxy card that will be enclosed with these materials (if you received a printed copy of the proxy materials). If you intend to use the proxy card, please mark, date and sign it, then return it promptly in the postage-paid envelope that comes with the card. If you intend to vote over the telephone or via the Internet, please follow the instructions on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Your vote is important!
You may revoke your proxy at any time before the vote is taken at the virtual Annual Meeting. If you are a stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); (2) providing a written notice of revocation to the Corporate Secretary at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, prior to your shares being voted; or (3) participating in the virtual Annual Meeting and voting. Attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you vote at the meeting and specifically so request. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the online meeting and voting.
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the meeting live via the Internet at www.virtualshareholdermeeting.com/ATSG2022. The webcast will start at 11:00 a.m. Eastern Time. You will need the sixteen-digit control number that is included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to vote and submit questions while attending the meeting online. If you do not have your sixteen-digit control number, you will only be able to listen to the Annual Meeting.
The Annual Meeting is being held on a virtual-only basis in order to save time and travel expense for our stockholders and facilitate participation by the broadest number of stockholders possible, while providing substantially the same access and exchange with the Board and Management as an in-person meeting. We believe that we are observing best practices for virtual stockholder meetings, including by providing a support line for technical and other assistance and addressing as many stockholder questions as time allows. Additional information on how you can participate in the virtual Annual Meeting to the fullest extent is set forth under the heading “Questions and Answers about the Proxy and Annual Meeting,” starting on page 9 of this Proxy Statement.

The foregoing matters are described in more detail in the Proxy Statement that is available at www.proxyvote.com prior to the day of the Annual Meeting or at www.virtualshareholdermeeting.com/ATSG2022 on the day of and during the Annual Meeting.
Only holders of record of shares of common stock of the Company as of the close of business on March 28, 2022, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
By Order of the Board of Directors

Wilmington, Ohio April 14, 2022	W. JOSEPH PAYNE Secretary
YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY ALSO REQUEST A PAPER COPY OF THESE MATERIALS, WHICH WILL INCLUDE A PROXY CARD. THEN, YOU MAY VOTE BY FILLING IN, SIGNING AND RETURNING THE PROXY CARD IN THE PROVIDED ENVELOPE.

2022 PROXY STATEMENT	i

ii	2022 PROXY STATEMENT

2022 PROXY STATEMENT	iii

PROXY STATEMENT SUMMARY
This Proxy Statement Summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to stockholders on or about April 14, 2022. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting.

2022 ANNUAL MEETING OF STOCKHOLDERS INFORMATION
Date and Time:	Wednesday, May 25, 2022, at 11:00 a.m. Eastern Time
Virtual Meeting Access:	www.virtualshareholdermeeting.com/ATSG2022
Record Date:	March 28, 2022
MATTERS TO BE VOTED UPON
Proposals		Board Recommendation	Page Reference
1.	Election of the nine director nominees named in this proxy statement	FOR each of the nominees	16
2.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2022	FOR	48
3.	Advisory vote to approve the compensation of the Company’s named executive officers	FOR	50
4.	Company proposal to amend and restate the Company’s 2015 Long-Term Incentive Plan	FOR	51
5.	Stockholder proposal requesting to give holders in the aggregate of 10% of the Company’s outstanding common stock the right to call special meetings	AGAINST	61
VOTING METHODS
BY INTERNET	BY TELEPHONE	BY MAIL	AT THE MEETING

Go to www.proxyvote.com and follow the instructions	Call 1-800-690-6903	Sign, date and return your proxy card or voting instruction form	Go to www.virtual shareholdermeeting.com/ ATSG2022 and attend the virtual meeting
2022 PROXY STATEMENT	1

2021 PERFORMANCE HIGHLIGHTS
•	Record revenues of $1.73 billion and record earnings from continuing operations of $2.80 per diluted share
•	Record fifteen additional customer leases of 767-300 freighter aircraft
•	FAA certification of joint venture for Airbus A321 aircraft conversion adding first Airbus A321 freighter in late 2022
•	Commitments for twenty A330-300 freighter conversions beginning in 2023
•	Acquired aircraft feedstock and conversion slots for eleven aircraft expected to be leased in 2022
•	Growing passenger operations with commercial and military customers
•	2021 negotiations led to February 2022 agreements with DHL that include a six-year extension of the operating agreement and five freighter leases
STOCKHOLDER ENGAGEMENT
We welcome and have long-standing, active engagement with our stockholders, and we regularly share our stockholders’ perspectives with the Board. Our senior management holds quarterly conference calls with investors and analysts to discuss and answer questions concerning the Company’s business and financial results. While COVID-19 continued to curtail investor-related travel during 2021, we were nevertheless able to speak with dozens of current and prospective investors through our participation in eight investor conferences and many one-on-one meetings held virtually or in-person during the year. We also seek to engage with stockholders and analysts through our website, other virtual meetings and calls, and the use of various media to convey key investment messages. Stockholders may communicate directly with our Board via the procedures set forth under “Communications with the Board” on page 27.
The Board, in consultation with the Nominating and Governance Committee, regularly reviews our corporate governance and adjusts as necessary to maintain leading governance practices. The following corporate governance and Board practices ensure accountability and enhance effectiveness in the boardroom:
Corporate Governance and Board Best Practices
•	All directors are elected annually	•	Board and each committee have express authority to retain outside advisors
•	Majority stockholder voting standard for directors in uncontested elections	•	Stock ownership guidelines for directors and executive officers
•	Roles of Chairman and Chief Executive Officer are separated	•	Annual Board and committee self-evaluation process
•	If Chairman is not an independent director, the Board will appoint a Lead Independent Director	•	Ongoing Board refreshment and succession planning
•	Seven of our nine director nominees are independent	•	No stockholder rights plan or poison pill
•	All standing committees consist solely of independent directors	•	No supermajority voting thresholds in Certificate of Incorporation or Bylaws
•	Independent directors regularly meet in executive session	•	Stockholders who hold voting stock representing 20% or more of the voting power have the right to call special meetings
•	Board is diverse in experience, perspective, gender and ethnicity	•	Comprehensive Code of Conduct and Corporate Governance Guidelines
•	Annual review of Board and committee composition	•	No hedging against decreases in market value of our stock or pledging of our stock as collateral for a loan by the named executive officers, designated employees or members of the Board
2	2022 PROXY STATEMENT

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE MATTERS

Fuel Efficiency & Emissions Reduction

Continued the installation and use of technology on our fleet of aircraft to track and reduce fuel consumption through predictive maintenance practices and optimize the flight configuration of each aircraft.

Expanded the use of flight planning software that utilizes real-time weather conditions to provide our flight crews with optimal flight altitudes and speeds, which can result in significant fuel and emissions savings.

COVID-19 Response

Held daily leadership meetings during 2020 to maintain continuing operations while prioritizing workforce health and safety.

Made efforts to minimize the spread of COVID-19 among employees, including by requiring daily temperature checks and the proper wearing of face masks, facilitating and encouraging employees to work remotely, implementing travel restrictions, performing contact tracing, developing a quarantine policy and providing additional paid leave to support employees impacted by the virus.

Campaigned and provided incentives and education for employees to get vaccinated against COVID-19 and made vaccination opportunities readily available to employees onsite.

Energy Efficiency

Installed more energy efficient HVAC equipment and replaced inefficient light fixtures with new LED retrofits in the company's aircraft hangars and offices in Wilmington, Ohio and Tampa, Florida, improving light quality and safety throughout the hangars while reducing our annual facility operating costs and energy consumption by more than 20%.

Diversity, Equity & Inclusion

Created the position of Vice President, Human Capital, reporting directly to the President and Chief Executive Officer, to coordinate and enhance our human resource programs to be best-in-class and in alignment with our human capital needs and business strategy.

Launched a company-wide diversity and inclusion campaign with an outside diversity and inclusion consultant and provided inclusion training to our more than 500 company leaders.

2022 PROXY STATEMENT	3

During 2020 and 2021, we made great strides in our efforts to formalize our Environmental, Social and Governance ("ESG") strategy and processes and improve our disclosure concerning ESG matters. On March 23, 2022, we published our inaugural Sustainability Report in order to provide greater transparency with respect to our ESG efforts and initiatives. The report details our ongoing efforts in seeking to reduce the amount of fuel that we use in our airline operations and thereby reduce our level of greenhouse gas emissions as well as numerous other efforts to mitigate our impact on the environment. We also detail our efforts to create a more diverse and inclusive workplace as well as the social contributions we have made in our communities. And we also discuss our robust corporate governance and the diversity, skills and experience of our Board of Directors. The Company's Sustainability Report for 2021 is available through our Internet website at www.atsginc.com/responsibility/sustainability.

Social Responsibility

Raised nearly $1,000,000 in charitable contributions over the last two years in support of organizations such as United Way, American Diabetes Association, American Heart Association, American Red Cross and Wounded Warrior Project.

Worked with the Ohio Governor's Office, the Ohio Department of Health and local healthcare providers to open a mass COVID-19 vaccination site at the Wilmington Air Park in Wilmington, Ohio.

Engaged a third-party provider to open a health clinic at our corporate headquarters, offering services to all employees, spouses, and dependents at least three years of age who are enrolled in any ATSG medical plan.

Opened a fitness center at our headquarters at the Wilmington Air Park in Wilmington, Ohio, offering a variety of convenient health and fitness options for our employees, including state-of-the art strength training equipment and cardio machines.

Updates to the Nominating & Governance Committee Charter

Amended the Nominating and Governance Committee Charter for the purpose of delegating to the Committee the oversight and review of ESG matters.

Amended the Nominating and Governance Committee Charter to require that in seeking qualified individuals to become new directors, the initial list of candidates considered by the Committee (including a list provided by a third party engaged to assist with a director search) will include qualified underrepresented candidates, taking into account factors such as gender, race and ethnicity.

Board Diversity

Increased the size of our Board to 10 directors and elected Phyllis J. Campbell and Paul S. Williams to fill the resulting vacancies, increasing both the number of female and racial minority directors to 20% of our Board.

4	2022 PROXY STATEMENT

2022 DIRECTOR NOMINEES (PROPOSAL 1)
You are being asked to vote on the following nine nominees for director. The Company’s Bylaws provide that, in an uncontested election, all directors are elected annually by a majority of the votes cast. All nominees meet the independence standards of NASDAQ and the Certificate of Incorporation as currently in effect, except for Mr. Hete by virtue of his former employment as the Chief Executive Officer of the Company and Mr. Corrado by virtue of his employment as the President and Chief Executive Officer of the Company. Information about each director’s experience, qualifications, attributes and skills can be found beginning on page 16.
Director Nominees
					Board Committee Membership
Name	Age	Director Since	Principal Occupation	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee
Phyllis J. Campbell	70	2021	Chairman of the Pacific Northwest Region for JPMorgan Chase & Co.	Yes	M		M
Richard F. Corrado	62	2020	President and Chief Executive Officer, Air Transport Services Group, Inc.	No
Joseph C. Hete(1)	68	2003	Former Chief Executive Officer of Air Transport Services Group, Inc. and ABX Air, Inc.	No
Raymond E. Johns, Jr.	67	2017	Former Co-Chief Executive Officer, President, Government and Manufacturing, FlightSafety International, Inc. and General USAF (Ret.), where he led the Air Mobility Command	Yes		M	M
Laura J. Peterson	62	2018	Former Vice President, China Business Development, Boeing Commercial Airplanes	Yes	M		M
Randy D. Rademacher(2)	65	2006	Former Senior Vice President, Strategy and Acquisitions, Reading Rock, Inc. and former President, Comair Holdings LLC	Yes	M	M
J. Christopher Teets	49	2009	Founding Partner of Red Mountain Capital Partners LLC and former Vice President, Goldman Sachs & Co.	Yes		C	M
Jeffrey J. Vorholt	69	2004
Independent consultant and private investor. Former Chief Financial Officer of Structural Dynamics Research Corporation, Senior Vice President, Accounting and Information Systems for Cincinnati Bell Telephone Company and Senior Vice President, Chief Financial Officer and Director for Cincinnati Bell Information Systems
				Yes	C	M
Paul S. Williams	62	2021	Former Partner and Managing Director of Major, Lindsey & Africa, LLC, and former Executive Vice President, Chief Legal Officer and Corporate Secretary of Cardinal Health, Inc.	Yes		M	C(3)
C – Chairperson   M – Member
(1)	Mr. Hete also serves as the Chairman of the Board.
(2)	Mr. Rademacher also serves as the Lead Independent Director.
(3)	Mr. Williams will become the Chair of the Nominating and Governance Committee on April 30, 2022.
2022 PROXY STATEMENT	5

Tenure and Diversity of Director Nominees
Board Diversity Matrix
We provide below enhanced disclosure regarding the diversity of our Board, utilizing the template included in Nasdaq Rule 5605(f). Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f). This information has been collected from each of our board members and they have voluntarily self-identified their gender and demographic background.
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		0
* * * *
Directors who are Military Veterans: 1

6	2022 PROXY STATEMENT

Skills and Experience Director Nominees Collectively Possess

RATIFICATION OF APPOINTMENT OF DELOITTE AND TOUCHE LLP (PROPOSAL 2)
Deloitte & Touche LLP, an independent registered public accounting firm, examined the financial statements of the Company for 2021 and has been selected by the Audit Committee of the Board to serve as the Company’s independent registered public accounting firm for 2022. We are asking the stockholders to ratify the Audit Committee’s selection.
2022 PROXY STATEMENT	7

RATIFICATION OF EXECUTIVE COMPENSATION (PROPOSAL 3)
We are asking stockholders to approve an advisory resolution on the Company's compensation of its named executive officers as reported in this Proxy Statement. The Compensation Committee and the Board of Directors believe that the compensation policies and practices of the Company articulated in the “Compensation Discussion and Analysis” contained in this Proxy Statement are effective in achieving our goals, and that the compensation program for our named executive officers reported in this Proxy Statement has contributed to the Company's success. We are committed to effective compensation governance, as demonstrated by the following compensation policies and practices:
What We Do		What We Do Not Do
•
Pay-for-Performance. A significant portion of the compensation of our executive officers is closely tied to the performance of the Company, thus aligning our officers' interests with those of our stockholders.
		•	No Excessive Perquisites. Perquisites and other personal benefits are not a significant portion of any executive officer's compensation and are in line with industry standards.
•	Stock Ownership Requirements that align our executive officers' long-term interests with those of our stockholders.	•	No Guaranteed Bonuses. Our executive officers' bonuses are 100% performance-based and at risk.
•	Independent Compensation Consultant that is directly engaged by the Compensation Committee to advise on executive and director compensation matters.	•	No Hedging Against Decreases in Market Value of Our Stock or Pledging of Our Stock as Collateral for a Loan by the named executive officers, designated employees or members of the Board.
•	Equity Award Grant Policy that establishes objective, standardized criteria for the timing of equity awards granted to our team members.	•	No Excise Tax Gross-Ups to cover excise taxes in connection with a change in control.
•	At-Will Employment. None of our named executive officers has an employment agreement.
COMPANY PROPOSAL TO AMEND AND RESTATE THE 2015 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)
We are asking stockholders to approve an amendment and restatement of the Company’s 2015 Long-Term Incentive Plan (the “Plan”) to reflect the following material changes: (i) increase the number of shares of common stock, par value $0.01 per share, of the Company currently available for issuance under the Plan by 3,000,000 shares; (ii) extend the term of the Plan to May 25, 2032, the 10th anniversary of the Annual Meeting; (iii) update the Plan to include new requirements and limitations reflecting current best corporate practices, including the requirement of a minimum one-year vesting period for all types of awards granted under the Plan, subject to customary exceptions set forth in the Plan; and (iv) revise the Plan to reflect changes in Section 162(m) of the Internal Revenue Code of 1986, as amended. Because we believe equity compensation is a valuable tool to attract and retain exceptional personnel, motivate performance and align the interests of our personnel with the interests of our stockholders, we believe that adoption of the Amended Plan is critically important to our continued success.
8	2022 PROXY STATEMENT

PROXY STATEMENT
AIR TRANSPORT SERVICES GROUP, INC.
145 Hunter Drive, Wilmington, Ohio 45177
ANNUAL MEETING OF STOCKHOLDERS, MAY 25, 2022
This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Air Transport Services Group, Inc., a Delaware corporation (the “Company” or “ATSG”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 25, 2022, at 11:00 a.m. Eastern Time, via a live audio webcast at www.virtualshareholdermeeting.com/ATSG2022, and at any adjournments thereof. Proxies may be solicited in person, by telephone or mail, and the costs thereof will be borne by the Company.
The proxy materials, including this Proxy Statement, proxy card (if you received a printed copy of the proxy materials) and the Company’s 2021 Annual Report, are being distributed and made available on or about April 14, 2022. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company has elected to provide stockholders access to proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed on or about April 14, 2022, to stockholders of record who owned common stock at the close of business on March 28, 2022 (the “Record Date”). Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.
At the Annual Meeting, the holders of shares of common stock of the Company as of the Record Date will: (1) vote to elect nine directors for a term of one year and until their successors have been elected and qualified; (2) vote on a proposal to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of the Company for fiscal year 2022; (3) hold an advisory vote on executive compensation; (4) vote on a Company proposal to amend and restate the Company’s 2015 Long-Term Incentive Plan; (5) vote on a stockholder proposal requesting to give holders in the aggregate of 10% of the Company’s outstanding common stock the right to call special meetings; and (6) transact such other business as may properly come before the Annual Meeting and any adjournments thereof.
VOTING AT THE MEETING
Questions and Answers about the Proxy Statement and Annual Meeting
1. Why is the Annual Meeting being webcast?
The Annual Meeting is being held on a virtual-only basis in order to save time and travel expense for our stockholders compared to a physical meeting and enable participation by the broadest number of stockholders possible. We are one of many Delaware publicly traded companies that hold virtual-only meetings. We are confident in the technology and believe that it enables stockholders to participate in the Annual Meeting more easily.
2. How can I participate and ask questions at the Annual Meeting?
We are committed to ensuring that our stockholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the Notice or proxy card that you received in the mail, or via email if you have elected to receive material electronically. You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will be able to submit questions during the Annual Meeting as well. We encourage you to submit any question that is relevant to the business of the meeting. All appropriate questions asked during the Annual Meeting will be read and addressed during the meeting. Stockholders are encouraged to log into the webcast at least 15 minutes prior to the start of the meeting to test their Internet connectivity.
2022 PROXY STATEMENT	9

3. What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
We have provided a toll-free technical support “help line” that can be accessed by any stockholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.
4. What is a “proxy?”
A proxy is a person or entity authorized to act for another person. In this instance, the Board of Directors has appointed a Proxy Committee to vote the shares represented by proxy forms submitted by stockholders to us prior to the Annual Meeting. Giving the Proxy Committee your proxy means that you authorize the Proxy Committee to vote your shares on your behalf at the Annual Meeting as you specifically instruct on your proxy card for each proposal, or if a matter that is not raised on the proxy card comes up for a vote at the Annual Meeting, in accordance with the Proxy Committee’s best judgment.
5. Whom am I appointing as my proxy?
The Proxy Committee consists of Joseph C. Hete, our Chairman of the Board, and Randy D. Rademacher, our Lead Independent Director.
6. What is a Proxy Statement?
The document you are reading is a Proxy Statement. It is intended to provide our stockholders with information necessary to vote in an informed manner on matters to be presented at the Annual Meeting. It is sent in conjunction with a solicitation of your proxy.
7. Why did I receive more than one Proxy Statement or proxy card?
You may receive more than one Proxy Statement or proxy card if you hold our stock in different ways (e.g., joint tenancy, in trust, or in a custodial account) or in multiple accounts.
8. Why are you soliciting my proxy?
The Board of Directors is soliciting your proxy to vote at the Annual Meeting because, at the close of business on March 28, 2022, the Record Date, you were: (i) a “stockholder of record,” which means that you were shown on our records as the owner of our common stock, or (ii) the beneficial owner of shares held in “street name.” All stockholders of record are entitled to vote at the meeting. It is important that as many stockholders as possible vote on the issues to be decided at the Annual Meeting. The process of soliciting proxies is intended to increase the number of stockholders who vote on those issues. In addition, stockholders who vote by proxy are deemed to be in attendance at the meeting for purposes of determining if there is a quorum.
9. What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, LLC (“Computershare”), you are considered the stockholder of record of those shares.
Beneficial Owner of Shares Held in “Street Name”. If your shares are held in an account at a bank, broker or other institution, then you are the “beneficial owner” of shares held in “street name.” The entity holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that entity on how to vote the shares held in your account.
10. How do I obtain voting instructions if my stock is held in “street name?”
If your stock is held in “street name,” you will receive a notice, typically entitled “Voting Instruction Form” or something similar, either electronically or by mail from the bank, broker or other institution holding your stock. This notice contains instructions regarding how to access the proxy materials and how to vote.
11. If I hold my stock in “street name” and fail to provide specific voting instructions to the bank, broker or other institution holding it on my behalf, will my stock still get voted?
Not on all matters. If you hold your shares in “street name” and want a vote to be cast on your behalf for all proposals described in this Proxy Statement, you must submit your specific voting instructions to the bank, broker or other institution holding the stock on your behalf in response to the notice you receive from it.
10	2022 PROXY STATEMENT

12. If I hold my stock in “street name” and do not provide specific voting instructions to the bank, broker or other institution holding it on my behalf, for which proposals will a vote not be cast on by behalf?
If you are a holder of shares in “street name” and you fail to provide specific voting instructions to the bank, broker or other institution holding the stock on your behalf, a vote will not be cast on your behalf with respect to the following proposals:
•	the election of Directors (Proposal No. 1);
•	the advisory vote on executive compensation (Proposal No. 3);
•	the Company proposal to amend and restate the Company’s 2015 Long-Term Incentive Plan (Proposal No. 4); and
•	the stockholder proposal (Proposal No. 5).
13. If I hold my stock in “street name” and do not provide specific voting instructions to the bank, broker or other institution holding it on my behalf, for which proposals may a vote be cast on my behalf?
If you are a holder of shares in “street name” and you fail to provide specific voting instructions to the bank, broker or other institution holding the stock on your behalf, that entity may cast a vote on your behalf only with respect to the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2).
14. What are “broker non-votes” and how are they counted for voting purposes?
“Broker non-votes” occur when a broker (or a bank or other institution holding someone’s shares) returns a proxy, but does not vote the shares represented by that proxy on a particular proposal, usually because the beneficial owners of those shares have not provided direction to the holder on how to vote them and the holder does not have discretionary voting power with respect to the proposal. Broker non-votes are considered “present” at the meeting and are counted to determine whether there is a quorum present at the meeting. The effect of a broker non-vote on each of the proposals that is being submitted at the Annual Meeting is described below in the answer to Question 23.
15. What documentation must I provide to be admitted to the online Annual Meeting and how do I attend?
If your shares are registered in your name, you will need to provide your sixteen-digit control number included on your Notice or your proxy card (if you receive a printed copy of the proxy materials) in order to be able to participate in the meeting. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank or other institution), you must follow the instructions printed on your Voting Instruction Form. In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/ATSG2022 at least 15 minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. The webcast replay will be available at www.virtualshareholdermeeting.com/ATSG2022 until the 2023 Annual Meeting of Stockholders. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.
16. What documentation must I provide to vote online at the Annual Meeting?
If you are a stockholder of record and provide your sixteen-digit control number when you access the meeting, you may vote all shares registered in your name during the Annual Meeting webcast. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.
17. Is there any way for me to vote my shares other than during the webcast of the Annual Meeting?
Yes. If you are a stockholder of record, you may vote over the telephone or via the Internet in advance of the Annual Meeting. The Notice or proxy card that you received in the mail contains instructions for voting by these methods. If you hold your shares in “street name,” you must follow the instructions contained in the Voting Instruction Form provided to you by the broker, bank or other institution holding your shares on your behalf.
18. Do I vote only once regardless of how many shares I own? If not, how many votes do I get to cast?
You are entitled to one vote for each share of our common stock that you held as of the close of business on March 28, 2022.
19. How do I submit a question at the Annual Meeting?
If you would like to submit a question during the Annual Meeting, once you have logged into the webcast at www.virtualshareholdermeeting.com/ATSG2022, simply type your question in the “ask a question” box and click “submit”.
2022 PROXY STATEMENT	11

20. When should I submit my question at the Annual Meeting?
Each year at the Annual Meeting, we hold a question-and-answer session following the adjournment of the meeting during which stockholders may submit questions to us. We anticipate having such a question-and-answer session at the 2022 Annual Meeting. You can submit a question up to 15 minutes prior to the start of the Annual Meeting and up until the time we indicate that the question-and-answer session is concluded. However, we encourage you to submit your questions before or during the formal business portion of the meeting and our prepared statements, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.
21. What is a quorum and why is it important?
In the context of the Annual Meeting, a quorum is the presence at the meeting, either virtually or by proxy, of stockholders holding the minimum number of shares of stock necessary to make the proceedings of that meeting valid under our By-laws and applicable law. More specifically, the presence of stockholders at the meeting, virtually or represented by proxy, holding a majority of our issued and outstanding shares constitutes a quorum. As of March 28, 2022, there were 74,337,226 issued and outstanding shares of our common stock, which is the only class of stock outstanding. The number of shares necessary to constitute a quorum in the context of the Annual Meeting is 37,168,614.
22. What are my choices when voting for a particular proposal?
You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to each proposal.
23. How many votes are needed for the proposals to pass?
Election of Directors (Proposal No. 1). The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required for a nominee to be elected. The “affirmative vote of a majority of the votes cast” means that the number of votes cast “FOR” a Director Nominee’s election exceeds the number of votes cast “AGAINST” such Director Nominee’s election. Abstentions and broker non-votes are not counted as votes with respect to a director’s election. The nominees have agreed to tender their resignation to the Board if they do not receive a majority of the votes cast at the Annual Meeting in person or by proxy, with the Board then deciding whether to accept such resignation.
Advisory Vote to Ratify the Appointment of the Independent Registered Public Accounting Firm (Proposal No. 2) and Advisory Vote on Executive Compensation (Proposal No 3). Each of these proposals requires the affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting. Abstentions and broker non-votes are counted as “present” and “entitled to vote at the meeting” and therefore have the effect of a vote against the proposal. However, broker non-votes are not expected on the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2).
Company Proposal (Proposal No. 4). The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting is required to approve this proposal. Abstentions and broker non-votes are counted as “present” and “entitled to vote at the meeting” and therefore have the effect of a vote against the proposal.
Stockholder Proposal (Proposal No. 5). The affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting is required to approve this proposal. Abstentions and broker non-votes are counted as “present” and “entitled to vote at the meeting” and therefore have the effect of a vote against the proposal.
Please note that the results of the votes regarding the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), the advisory vote on executive compensation (Proposal No. 3), and the Stockholder Proposal (Proposal No. 5) are non-binding.
24. What does it mean to “ABSTAIN” from voting and what impact does that have?
If you indicate on your proxy card that you wish to “ABSTAIN” from voting with respect to a particular proposal, your shares will not be voted with respect to that proposal. Your shares, however, will be considered “present” at the meeting and will be counted to determine whether there is a quorum present at the Annual Meeting. The effect of an “ABSTAIN” vote on each of the proposals that is being submitted at the Annual Meeting is described above in the answer to Question 23.
25. Who will count the votes?
Proxies and ballots will be received and tabulated by, and the inspector of election will be from, an independent firm that is not affiliated with the Company. Subject to the below exceptions to the confidential voting policy, comments on written proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment.
12	2022 PROXY STATEMENT

26. What happens if I return my proxy card but do not mark how I want my votes to be cast?
If you timely return a signed and dated proxy card, but do not mark how your shares are to be voted, those shares will be voted by the proxies in accordance with the Board’s recommendations, which are: FOR the election of each of the Board’s nominees as a director of the Company (Proposal 1); FOR Proposal 2; FOR Proposal 3; FOR Proposal 4; and AGAINST Proposal 5.
27. How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote your shares:
1.	FOR the election of each of the nominees for director (Proposal No. 1).
2.	FOR the ratification of the appointment of Deloitte and Touche as the independent registered public accounting firm for 2022 (Proposal No. 2).
3.	FOR the approval of the advisory vote on executive compensation (Proposal No. 3).
4.	FOR the Company proposal to amend and restate the Company’s 2015 Long-Term Incentive Plan (Proposal No. 4).
5.	AGAINST the Stockholder Proposal (Proposal No. 5).
Foreign Stock Record
To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), restricts foreign ownership of shares of our voting stock, which currently consists solely of our common stock. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not United States citizens.
Our Certificate of Incorporation generally provides that ownership or control of (i) 25% or more of the issued and outstanding voting stock of the Company (the “Maximum Voting Percentage”) or (ii) shares of capital stock of the Company entitled to receive 50% or more of the Company's dividends, distributions or proceeds upon liquidation (the “Maximum Economic Percentage”), by persons who are not citizens of the United States, as defined in 49 U.S.C. §40102(a)(15), is prohibited. Under §40102(a)(15), the term “citizen of the United States” is defined as: (i) an individual who is a citizen of the United States; (ii) a partnership each of whose partners is an individual who is a citizen of the United States; or (iii) a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.
Our Certificate of Incorporation further generally provides that a transfer of shares of the voting stock of the Company to a non-U.S. citizen shall not be valid, except between the parties to the transfer, until the transfer shall have been registered on a separate stock record (the “Foreign Stock Record”) that is maintained by the Company. The Certificate of Incorporation further generally provides that: (i) no shares of our voting stock may be voted by or at the direction of non-U.S. citizens unless such shares are registered on the Foreign Stock Record, and (ii) no shares of our voting stock will be registered on the Foreign Stock Record if the amount so registered would exceed the Maximum Voting Percentage or the Maximum Economic Percentage. Any holder of the Company's voting stock who is not a United States citizen and has not registered its shares on the Foreign Stock Record maintained by us will not be permitted to vote its shares at the Annual Meeting. By signing the proxy card or otherwise appointing one or more representatives of the Company to serve as proxies, the stockholder certifies that such stockholder is a United States citizen as that term is defined in 49 U.S.C. §40102(a)(15) or that the shares represented by the proxy card have been registered on our Foreign Stock Record. As of the Record Date, shares representing less than the Maximum Voting Percentage and the Maximum Economic Percentage are registered on the Foreign Stock Record.
Revocability
You may revoke your proxy at any time before the vote is taken at the virtual Annual Meeting. If you are a stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy), including by means of a telephone or Internet vote; (ii) providing a written notice of revocation to the Corporate Secretary at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, prior to your shares being voted; or (iii) participating in the virtual Annual Meeting and voting. Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you vote at the meeting or specifically so request. For shares you hold beneficially in “street name,” you may
2022 PROXY STATEMENT	13

change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting.
Confidentiality
It is the policy of the Company that all proxy cards, ballots and vote tabulations that identify the vote of a specific stockholder on any matter submitted for a vote of stockholders be kept secret from the Company and its directors, officers and employees, except when (i) disclosure is required by applicable law or regulation, (ii) a stockholder expressly requests such disclosure, or (iii) in a contested proxy solicitation.
Proxy Solicitation
Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. The Company has retained Georgeson LLC (“Georgeson”) to assist with the solicitation of proxies for a project management fee of $13,000, plus reimbursement for out-of-pocket expenses. The Company may also engage Georgeson to solicit proxies by telephone for a reasonable additional fee determined on a per-completed-call basis. All solicitation costs will be borne by the Company.
Separate Voting Materials
If you share an address with another stockholder and we sent you a notice of intent to send you a householded mailing, you may receive only one Notice of Internet Availability of Proxy Materials (the “Notice”) unless you have provided contrary instructions. If you wish to receive a separate Notice now or in the future, you may write or call to request a separate copy from:
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Attn: Executive Assistant
Telephone: (937) 366-2296
Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the above address and phone number to request that in the future, we deliver to you a single copy of the Notice.
Principal Stockholders
To the Company’s knowledge, as of the Record Date, only the following stockholders beneficially owned more than 5% of the outstanding common stock of the Company:
Common Stock Ownership of Certain Beneficial Owners
Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding(6)
Amazon.com, Inc. 410 Terry Avenue North Seattle, Washington 98109	14,976,259(1)	19.99%
River Road Asset Management, LLC 462 S. 4th St., Ste 2000 Louisville, Kentucky 40202	8,808,005(2)	11.85%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,350,663(3)	7.20%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	4,675,389(4)	6.29%
Blackrock Inc. 55 East 52nd Street New York, New York 10055	4,023,611(5)	5.41%
(1)
Based on an Amendment No. 8 to Schedule 13G filed with the SEC on February 2, 2022, Amazon.com, Inc. reported aggregate beneficial ownership, sole voting power, and sole dispositive power of 14,927,501 shares of common stock as of December 31, 2021. On March 8,

14	2022 PROXY STATEMENT

2016, pursuant to an Investment Agreement, dated as of March 8, 2016 (the “2016 Investment Agreement”), by and between Amazon.com, Inc. (“Amazon”) and the Company, the Company issued Amazon a warrant (“Warrant-A”) to acquire up to 12,810,629 shares of common stock. On March 8, 2018, pursuant to the 2016 Investment Agreement, the Company issued Amazon a warrant (“Warrant-B-1”) to acquire up to an additional 1,591,333 shares of common stock. On September 8, 2020, pursuant to the 2016 Investment Agreement, the Company issued Amazon a warrant (“Warrant-B-2,” and together with Warrant-A and Warrant-B-1, the “2016 Warrants”) to acquire up to an additional 1,591,333 shares of common stock, which was subsequently adjusted to 506,530 shares of common stock. On December 20, 2018, pursuant to an Investment Agreement, dated as of December 20, 2018 (the “2018 Investment Agreement”), by and between Amazon and the Company, the Company issued Amazon a warrant (the “2018 Warrant”) to acquire up to an additional 14,801,369 shares of common stock. On May 29, 2020, pursuant to the 2018 Investment Agreement, the Company issued Amazon a warrant (the “2020 Warrant,” and together with the 2016 Warrants and the 2018 Warrant, the “Warrants”) to acquire up to an additional 7,014,804 shares of common stock. As of December 31, 2021, all shares of common stock subject to the Warrants have either been issued or are vested and exercisable, subject to certain regulatory approvals and the terms and conditions outlined in the Warrants.
On March 5, 2021, Amazon delivered notices of exercise to the Company to acquire vested shares of common stock underlying the 2016 Warrants, and as permitted by the terms of the Warrants, Amazon amended the Beneficial Ownership Limitation (as defined below) from 4.999% to 19.999%. The number of shares of common stock that are currently exercisable is determined under the Warrants (as amended), which provide that Amazon is prohibited from exercising the Warrants for such number of shares of Common Stock as would result in beneficial ownership by Amazon of common stock exceeding 19.999% of all outstanding common stock, subject to certain exceptions (the “Beneficial Ownership Limitation”). To the extent the number of shares of outstanding common stock increases, the number of shares of common stock beneficially owned by Amazon would increase. To the extent the number of shares of outstanding common stock decreases, the number of shares of common stock beneficially owned by Amazon would decrease.
As of December 31, 2021, the Company has issued Amazon.com NV Investment Holdings LLC (“NV Holdings”) 14,428,445 shares of Common Stock in connection with Amazon exercising the 2016 Warrants in full. NV Holdings, a wholly-owned subsidiary of Amazon, is the record holder of these shares of Common Stock. Amazon has sole voting and investment power with respect to these shares of common stock.
The number of shares of common stock beneficially owned by Amazon was calculated as the sum of the 14,428,445 shares that the Company has issued NV Holdings plus an additional 547,814 shares, the latter of which is the number of vested warrants that Amazon could exercise to bring its ownership to 19.999% of the Company’s outstanding shares as of the Record Date.
(2)
Based solely on an Amendment No. 3 to Schedule 13G filed with the SEC on February 9, 2022, River Road Asset Management, LLC reported aggregate beneficial ownership and sole dispositive power of 8,808,005 shares and sole voting power of 8,141,269 shares of common stock as of December 31, 2021.

(3)
Based solely on an Amendment No. 7 to Schedule 13G filed with the SEC on February 9, 2022, The Vanguard Group, Inc. reported shared voting power of 49,047 shares, sole dispositive power of 5,275,926 shares, shared dispositive power of 74,737 shares, and aggregate beneficial ownership of 5,350,663 shares of common stock as of December 31, 2021.

(4)
Based solely on an Amendment No. 3 to Schedule 13G filed with the SEC on February 9, 2022, FMR, LLC reported aggregate beneficial ownership and sole dispositive power of 4,675,389 shares and sole voting power of 575,379 shares of common stock as of December 31, 2021.

(5)
Based solely on an Amendment No. 4 to Schedule 13G filed with the SEC on February 1, 2022, Blackrock Inc. reported aggregate beneficial ownership and sole dispositive power of 4,023,611 shares and sole voting power of 3,944,065 shares of common stock as of December 31, 2021.

(6)	For each stockholder, based on 74,337,226 shares of common stock outstanding as of the Record Date.
2022 PROXY STATEMENT	15

PROPOSAL 1

ELECTION OF DIRECTORS
The Company’s Certificate of Incorporation provides for no fewer than three and no more than twelve directors, as determined from time to time by the Board. The Board is currently comprised of the following ten members: Richard M. Baudouin, Phyllis J. Campbell, Richard F. Corrado, Joseph C. Hete, Raymond E. Johns, Jr., Laura J. Peterson, Randy D. Rademacher, J. Christopher Teets, Jeffrey J. Vorholt, and Paul S. Williams. The directors were each elected for a one-year term, which expires at the Annual Meeting.
On April 4, 2022, Mr. Baudouin informed the Board that he will not stand for reelection and intends to resign from the Board, effective on April 30, 2022. The Board and management express their sincere gratitude to Mr. Baudouin for his dedication and many years of service as a Director of the Company. In connection with his pending resignation, the Board, in accordance with the Company's Amended and Restated Bylaws (the “Bylaws”), acted by resolution to reduce the size of the Board from ten to nine members, effective as of the date of Mr. Baudouin’s resignation.
The nomination of all of the other current directors to stand for election at the Annual Meeting has been recommended by the Nominating and Governance Committee and approved by the Board. Each of the nominees, if elected, will serve for a one-year term expiring at the Annual Meeting of Stockholders in 2023 and until the nominee’s respective successor has been duly elected and qualified as provided under the Company's Amended and Restated Bylaws (the “Bylaws”). Each of the nominees has consented to being named in this Proxy Statement and to serve as a director, if elected. If any of the nominees becomes unavailable, the persons named in the proxy may vote for any substitute designated by the Nominating and Governance Committee. However, at this time, the Board has no reason to believe that this will occur. In an uncontested election, our Bylaws provide that a director nominee will be elected only if the nominee receives a majority of the votes cast with respect to such nominee’s election (that is, the number of shares voted “For” a director nominee must exceed the number of shares voted “Against” such nominee). Abstentions and broker non-votes have no effect on the vote. The process that will be followed by the Board in the event that a nominee does not receive a majority of the votes cast is described below under the heading entitled “Majority Voting.”
Set forth below is biographical information concerning each of the nominees for director at the Annual Meeting:
Nominees for Director
Phyllis J. Campbell	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2021 AGE: 70
Phyllis J. Campbell, age 70, has been the Chairman of the Pacific Northwest Region for JPMorgan Chase & Co., a publicly traded company, since April 2009. She is the firm’s senior executive in Washington, Oregon and Idaho, representing JPMorgan Chase at the most senior level. From 2003 to 2009, Ms. Campbell served as President and Chief Executive Officer of The Seattle Foundation, one of the nation’s largest community philanthropic foundations. She was President and Chief Executive Officer of U.S. Bank of Washington from 1993 until 2001 and served as Chair of the bank’s Community Board. She serves on Toyota’s North American Diversity Advisory Board, is the Immediate Past Chair of the US-Japan Council, and a member of the Board of Directors of the Allen Institute, formed in 2003 to unlock the complexities of bioscience to improve human health. Ms. Campbell was a member of the Board of Directors for Alaska Air Group from 2002 through 2020 and of Nordstrom, Inc. from 2005 through 2016. She has received several awards for her corporate and community involvement, including Women Who Make A Difference and Director of the Year from the Northwest Chapter of the National Association of Corporate Directors. She holds a B.A. from Washington State University and an M.B.A. from the University of Washington. She is also a graduate of the Pacific Coast Banking School at the University of Washington and Stanford University’s Executive Management Program. Ms. Campbell has been a director of the Company since January 2021 and is a member of the Audit Committee and the Nominating and Governance Committee. She brings to the Board extensive financial expertise as well as business and governance experience.

16	2022 PROXY STATEMENT

Richard F. Corrado	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2020 AGE: 62
Richard F. Corrado, age 62, is the President and Chief Executive Officer of ATSG. He has served as the Chief Executive Officer since May 2020 and as the President since September 2019. He previously served as the Company’s Chief Operating Officer from September 2017 to September 2019, and the Company’s Chief Commercial Officer from April 2010 to September 2017. He also served as the President of Cargo Aircraft Management Inc, a subsidiary of the Company, from April 2010 to January 2020; and as the President of Airborne Global Solutions, Inc., a subsidiary of the Company, from July 2010 to May 2019. Prior to joining the Company, Mr. Corrado was the President of Transform Consulting Group from July 2006 through March 2010. He was the Executive Vice President of Air Services and Business Development for DHL Express from September 2003 through June 2006, and the Senior Vice President of Marketing for Airborne Express from August 2000 through August 2003. He holds a B.A. in Economics from Harvard University and an M.B.A. from Boston College. Mr. Corrado has been a director of the Company since May 2020, and brings to the Board the benefit of his many years of experience in the air cargo industry and the day-to-day operations of the Company gained through his years in various senior business leadership roles with the Company, including as President and Chief Executive Officer, Chief Operating Officer and Chief Commercial Officer, as well as during his tenure at both DHL Express and Airborne Express.

Joseph C. Hete	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2003 AGE: 68
Joseph C. Hete, age 68, was the Chief Executive Officer of ATSG from October 2007 to May 2020 and the President of the Company from October 2007 to September 2019. He also served as the Chief Executive Officer of the Company’s subsidiary, ABX Air, Inc., from August 2003 to May 2020; the President of ABX Air, Inc. from January 2000 to February 2008; the Chief Operating Officer of ABX Air, Inc. from January 2000 to August 2003; the Senior Vice President, Chief Operating Officer, of ABX Air, Inc. from January 1997 until January 2000; the Senior Vice President, Administration, of ABX Air, Inc. from 1991 to 1997; and Vice President, Administration, of ABX Air, Inc. from 1986 to 1991. He joined ABX Air, Inc. in 1980 and has been a director of the Company since it became publicly traded in 2003. Among other qualifications, Mr. Hete brings to the Board a deep and extensive knowledge of the air cargo industry and the day-to-day operations of ATSG through his years in various senior business leadership roles with the Company, including as President and Chief Executive Officer.

Raymond E. Johns, Jr.	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2017 AGE: 67
Raymond E. Johns, Jr. (General USAF Ret.), age 67, served as Co-Chief Executive Officer, President, Government and Manufacturing, of FlightSafety International, Inc., a global provider of flight training for commercial, business and military aviation professionals and flight simulation equipment, from October 2018 to August 2019. He joined FlightSafety in 2014 as Senior Vice President, Government. Mr. Johns’ responsibilities were expanded to include manufacturing and technology in 2015. He served in the United States Air Force for 35 years and retired with the rank of General. During his time with the United States Air Force, Mr. Johns led the Air Mobility Command with a fleet of 1,300 aircraft and managed relationships with 120 commercial air carriers. He served as an Air Force Deputy Chief of Staff, and as a White House Fellow. He was responsible for strategic planning and resourcing at the Pentagon, U.S. European and Pacific Commands. Mr. Johns has flown more than 83 aircraft types and was chief test pilot for Air Force One. He received a B.S. in aeronautical engineering from the Air Force Academy, and a M.S. from Central Michigan University. Mr. Johns graduated from the AF Test Pilot School, the Industrial College of the Armed Forces, and attended the Kennedy School of Government at Harvard. He has been a director of the Company since October 2017 and serves as a member of the Compensation Committee and the Nominating and Governance Committee. Mr. Johns possesses a deep understanding of strategic planning and analysis and offers valuable operating perspectives with respect to complex air networks. His former leadership of the AMC, including his experience in managing relationships with the many commercial air carriers that supplement the U.S. Military's air transport operations, provides insight to the Company in seeking to further develop and expand its air cargo and related businesses.

2022 PROXY STATEMENT	17

Laura J. Peterson	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2018 AGE: 62
Laura J. Peterson, age 62, former Vice President, China Business Development, for Boeing Commercial Airplanes, from 2012 to 2016. Prior to that, Ms. Peterson held a series of executive positions at Boeing in aircraft sales, international business development, global strategy, government relations and homeland security from 1994 to 2012. She served on the Executive Leadership Team of Boeing Commercial Airplanes (BCA), as well as on the Executive Leadership Teams of BCA Airplane Production and Supplier Management, BCA Strategy and Boeing International. Ms. Peterson holds a B.S. in Industrial Engineering from Stanford University and an M.B.A. from The Wharton School at the University of Pennsylvania and is a Fellow of the Stanford Distinguished Careers Institute. She has been a director of the Company since June 2018 and serves on the Audit Committee and the Nominating and Governance Committee. Ms. Peterson brings extensive public company aerospace experience and an understanding of the strategic considerations and challenges associated with complex, highly regulated and technology-intensive global industries. Her detailed knowledge of the global commercial aircraft marketplace is insightful to the Board as it oversees the company’s growth as both a lessor and operator of converted freighters throughout the world.

Randy D. Rademacher	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2006 AGE: 65
Randy D. Rademacher, age 65, served as the Senior Vice President, Strategy & Acquisitions, of Reading Rock, Inc., a privately owned manufacturer and distributor of concrete products and other building materials, from 2018 to 2021. He was the Senior Vice President, Chief Financial Officer, of Reading Rock, Inc., from 2008 to 2018. Prior to that, Mr. Rademacher was the Chief Financial Officer for The Armor Group, a privately owned manufacturer of industrial and commercial products, from 2006 to 2008. He served as the President of Comair Holdings LLC, from 1999 to 2005. During his career at Comair Holdings LLC, Mr. Rademacher also held a number of other positions, including Senior Vice President, Chief Financial Officer, from 1993 to 1999, Vice President, Finance, from 1989 to 1993, Controller from 1986 to 1989, and Director, Corporate Finance, from 1985 to 1986. Mr. Rademacher was a CPA for Arthur Andersen & Co. from 1979 to 1985. Mr. Rademacher has served as the Lead Independent Director of the ATSG Board since May 2020 and formerly served as the Chairman of the ATSG Board from May 2015 to May 2020. He has been a director of the Company since December 2006 and serves as a member of the Audit Committee and the Compensation Committee. Among other qualifications, Mr. Rademacher has substantial senior business leadership experience and expertise in the transportation industry from his service at Comair Holdings LLC. He also offers valuable insight on financial matters because of his work experience and accounting background.

J. Christopher Teets	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2009 AGE: 49
J. Christopher Teets, age 49, is a founding partner of Red Mountain Capital Partners LLC (“Red Mountain”), an investment management firm, a position he has held since February 2005. Before joining Red Mountain, Mr. Teets was an investment banker at Goldman, Sachs & Co. Mr. Teets joined Goldman, Sachs & Co. in 2000 and was made a Vice President in 2004. Prior to Goldman, Sachs & Co., Mr. Teets worked in the investment banking division of Citigroup. He holds a bachelor’s degree from Occidental College and an MSc degree from the London School of Economics. Mr. Teets has also served as a director of Marlin Business Services Corp., since May 2010, and Nature’s Sunshine Products, Inc., since December 2015, where he serves as Chairman. Mr. Teets previously served as a director of Yuma Energy, Inc., Encore Capital Group, Inc., and Affirmative Insurance Holdings, Inc. Mr. Teets has been a director of the Company since February 2009 and is the Chairman of the Compensation Committee and a member of the Nominating and Governance Committee. Among other qualifications, Mr. Teets brings to the Board significant business, finance, governance, and investment banking experience as well as public company board experience, which helps the Board of Directors better understand the financial needs, governance trends, and challenges facing the Company.

18	2022 PROXY STATEMENT

Jeffrey J. Vorholt	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2004 AGE: 69
Jeffrey J. Vorholt, age 69, is an independent consultant and private investor. He was formerly a full-time faculty member at Miami University (Ohio) and concurrently an Adjunct Professor of Accountancy at Xavier University (Ohio), from 2001 to 2006. Mr. Vorholt, a CPA and attorney, was the Chief Financial Officer of Structural Dynamics Research Corporation from 1994 until its acquisition by EDS in 2001. Previously, he served as the Senior Vice President of Accounting and Information Systems for Cincinnati Bell Telephone Company and the Senior Vice President, Chief Financial Officer, and director for Cincinnati Bell Information Systems. Mr. Vorholt served as director and Chairman of the Audit Committee for Softbrands, Inc., a global provider of enterprise-wide application software, from 2002 until its acquisition by Infor Global Solutions of Alpharetta, Georgia in 2009. Mr. Vorholt has been a director of the Company since January 2004. He is the Chairman of the Audit Committee and is a member of the Compensation Committee. Among other qualifications, Mr. Vorholt has over 40 years of experience in accounting and financial management, and his knowledge and experience in that field make him an invaluable asset to the Board, particularly through his service on the Audit Committee.

Paul S. Williams	BIOGRAPHICAL INFORMATION
DIRECTOR SINCE: 2021 AGE: 62
Paul S. Williams, age 62, served as a Partner and Managing Director of Major, Lindsey & Africa, LLC, an executive recruiting firm, where he conducted searches for board members, CEOs and senior legal executives from 2005 until his retirement in 2018. He also served as Director of Global Diversity Search at Major, Lindsey & Africa, assisting legal organizations in enhancing their diversity. From 2001 through 2005, Mr. Williams served as Executive Vice President, Chief Legal Officer & Corporate Secretary of Cardinal Health, Inc., a Columbus, Ohio, Fortune Top 20 global healthcare services company. Earlier in his career, he practiced corporate and mergers and acquisitions law and was general counsel of a computer software company. He currently is a director of Compass Minerals International, Inc., Public Storage, Inc., Romeo Power, Inc., as well as for several funds in the American Funds mutual fund family. He is the outgoing President of the National Association of Corporate Directors (NACD) Chicago Chapter. He previously served as a director of Essendant, Inc. (f/k/a United Stationers Inc.), a publicly traded national wholesale distributor of business products, from 2014 through 2019 and served as a director of Bob Evans Farms, Inc., a publicly traded owner and operator of restaurants, from 2007 through 2017. He also served as Lead Independent Director of State Auto Financial Corporation, a publicly traded property and casualty insurance company, on whose board he served from 2003 to 2015. He holds an undergraduate degree from Harvard College and a Juris Doctor degree from Yale Law School. Mr. Williams has been a director of the Company since January 2021 and is a member of the Nominating and Governance Committee and the Compensation Committee. He will become the Chair of the Nominating and Governance Committee, effective April 30, 2022. Mr. Williams brings to the Board (i) comprehensive legal and regulatory executive management experience in large, publicly traded international companies, including in risk management; (ii) a strong background in human resources and talent development as well as compensation practices; (iii) significant expertise in strategic alliances, mergers and acquisitions; and (iv) substantial diversity and inclusion leadership skills.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY	✔
2022 PROXY STATEMENT	19

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board of Directors held 12 meetings during 2021 and each director participated in 95% of the board meetings and meetings of the committees of the Board on which the director served during the year. Directors are expected to attend board meetings, meetings of the committees on which they serve, and the annual meeting of stockholders. All of the directors then in office attended the Company’s 2021 Annual Meeting.
Independence
The Board has determined that each of the current directors is independent within the meaning of the independence standards of NASDAQ and the Certificate of Incorporation, as currently in effect, except for Joseph C. Hete, by virtue of his former employment as the Chief Executive Officer of the Company, and Richard F. Corrado, by virtue of his employment as the President and Chief Executive Officer of the Company.
J. Christopher Teets is a Partner of Red Mountain. In considering his independence, the Board considered the fact that Red Mountain is the beneficial owner of 58,594 shares of the Company (based solely on a Form 13F filed with the SEC on November 13, 2020), and concluded that his relationship with Red Mountain does not impact his independence as a director of the Company. As in prior years, the Board took into account that the Company and Red Mountain are parties to a confidentiality and standstill agreement that will remain in effect during Mr. Teets’ tenure as a director of the Company. The agreement imposes confidentiality obligations on Red Mountain and restrictions on its ability to: (i) acquire or agree to acquire, directly or indirectly, more than 17.49% of the issued and outstanding common stock of the Company or any assets of the Company or a subsidiary or division thereof; (ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote, as such terms are used in the rules of the SEC, or seek to advise or influence any person with respect to the voting of any securities of the Company; (iii) nominate or seek to nominate, directly or indirectly, any person to the Board of Directors; (iv) make any public announcement with respect to, or submit a proposal for, or offer of, any extraordinary transaction involving the Company or any of its securities or assets; (v) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) in connection with any of the foregoing; (vi) otherwise act or seek to control or influence the Board of Directors or the management or policies of the Company; (vii) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in (i) through (v) above; or (viii) request for the Company, directly or indirectly, to amend or waive any of the foregoing provisions. In addition, the agreement provides that, for so long as the standstill provisions are in effect and Red Mountain were to beneficially own, directly or indirectly, in excess of 14.9% of the issued and outstanding common stock of the Company, Red Mountain will, except with the prior written consent of the Company or the Board, cause such shares of common stock representing the portion of Red Mountain's beneficial ownership in excess of 14.9% to be voted in accordance with the Board's publicly stated recommendations for voting on such matters.
Majority Voting
The Bylaws provide that, in an uncontested election, each director must be elected by a majority of the votes cast. A “majority of the votes cast” means that the number of shares voted “For” a nominee exceeds the number of shares voted “Against” that nominee. The Bylaws include a director resignation policy providing that, in any uncontested election, in order for any person to become a nominee for the Board, that person must agree to resign from the Board if that nominee does not receive a majority of the votes cast and the Board determines to accept such resignation. In such circumstances, the Board, acting on the recommendation of the Nominating and Governance Committee (which is composed entirely of independent directors), shall, within 90 days of receiving the certified vote pertaining to such election, determine whether to accept the resignation of such unsuccessful nominee and, in making that determination, may consider any factors or other information that it deems appropriate or relevant. The Nominating and Governance Committee and the Board expect an unsuccessful incumbent to voluntarily recuse himself or herself from participation in such deliberations. The Company will promptly publicly disclose the Board's decision and, if applicable, the reasons for rejecting the tendered resignation in a Report on Form 8-K filed with the SEC.
The majority voting standard does not apply, however, in a contested election of directors. An election is deemed to be a contested election if the number of nominees for election as directors at the meeting in question nominated by (i) the Board, (ii) any stockholder, or (iii) a combination thereof exceeds the number of directors to be elected. In such circumstances, directors are instead elected by a plurality of the votes cast, meaning that the nominees receiving the most votes are elected. The determination as to whether an election is a contested election is made as of the record date for the meeting in question. Once an election is determined to be a contested election, the plurality standard shall remain in effect through the completion of the meeting, regardless of whether the election ceases to be a contested election after the record date but prior to the meeting.
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Because the number of director nominees timely nominated for election at the Annual Meeting does not exceed the number of directors to be elected, the election of directors at the Annual Meeting will not be contested. As a result, each of the directors must be elected by a majority of the votes cast at the Annual Meeting.
Director Compensation
The Company uses a combination of cash and long-term incentive compensation to attract and retain qualified candidates to serve on the Board. The Compensation Committee recommends to the Board for its approval the form and amount of compensation paid to the non-employee directors. The Committee reviews the compensation arrangements of the directors on an annual basis, which review includes an evaluation prepared on an annual or bi-annual basis by Willis Towers Watson, an executive compensation consulting firm, retained by the Compensation Committee. The evaluation considers the compensation arrangements for the directors of similar companies.
Like the executive officers, the non-employee directors are also subject to minimum stock ownership requirements. The non-employee directors are required to own and retain the minimum number of shares (including restricted stock units) totaling in value as of the date of grant or purchase, at least three times their annual retainer. Each director is expected to be in compliance with the ownership guidelines on or about the third anniversary of the date on which he or she was elected to the Board.
Cash Compensation
The non-employee directors are each paid an annual retainer for serving on the Board as well as an annual retainer for each of the standing committees of the Board on which they serve. During 2021, the annual retainer paid to each of the non-employee directors for serving on the Board was increased from $70,000 to $75,000, effective July 1, 2021, and the annual retainer paid to each of the non-employee directors for serving on a committee of the Board was $7,500. In addition, each non-employee director was entitled to be paid a $1,500 fee for each Board and committee meeting attended (of which the non-employee director is a member) that was in excess of a total aggregate amount of 18 Board and committee meetings during the fiscal year.
The Chairperson of the Board, the Lead Independent Director, and the chair of each of the standing committees of the Board also receive an additional annual fee. During 2021, (i) the Chairperson of the Board was paid an annual fee of $125,000; (iii) the annual fee paid to the Lead Independent Director was increased from $20,000 to $35,000, effective July 1, 2021, (ii) the annual fee paid to the Chair of the Audit Committee was increased from $17,000 to $20,000, effective July 1, 2021; and (iii) the annual fee paid to the Chair of the Compensation Committee and the Chair of the Nominating and Governance Committee was increased from $10,000 to $12,500.
In addition to compensation for their Board and committee service, the directors are reimbursed during the year for out-of-pocket expenses incurred in the performance of their duties as directors, such as travel, meal and lodging expenses.
Long-Term Incentive Compensation
The long-term incentive compensation awards for the non-employee directors are comprised solely of restricted stock units. Following the approval of the Company’s Amended and Restated 2005 Long-Term Incentive Plan (the “2005 LTI Plan”), restricted stock unit awards were granted to the Company’s non-employee directors on an annual basis. Under the 2005 LTI Plan, the restricted stock units settle on the date upon which the non-employee director’s board service ends. With the adoption of the Company’s 2015 Long-Term Incentive Plan (the “2015 LTI Plan”), non-employee directors have continued to receive restricted stock unit awards on an annual basis. Under the 2015 LTI Plan, the restricted stock units will vest and settle on the first anniversary of the date of the grant, unless the non-employee director elects in advance to defer the settlement to either a specific date after the first anniversary of the date of the grant or the date upon which the non-employee director’s board service ends. The size of the grants are determined by the Board and are based on the Company’s periodic evaluation of the compensation arrangements of other companies prepared by Willis Towers Watson. Awards granted to each of the non-employee directors in March 2022 had a grant value of $110,000.
2022 PROXY STATEMENT	21

Director Compensation Table
The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended December 31, 2021.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Total ($)
Richard M. Baudouin(2)	100,250	104,998	205,248
Phyllis J. Campbell	85,458	104,998	190,456
Joseph C. Hete	197,500	104,998	302,498
Raymond E. Johns, Jr.	87,500	104,998	192,498
Laura J. Peterson	89,000	104,998	193,998
Randy D. Rademacher	118,000	104,998	222,998
J. Christopher Teets	98,750	104,998	203,748
Jeffrey J. Vorholt	109,000	104,998	213,998
Paul S. Williams	85,458	104,998	190,456
(1)	Mr. Corrado, the Company’s Chief Executive Officer, is not included in this table since he is an employee of the Company and therefore receives no compensation for his services as a director.
(2)	Mr. Baudouin has announced his intention to resign from the Board, effective April 30, 2022.
(3)
Each director who was awarded restricted stock units received 3,934 units. The restricted stock units are being reported in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 Compensation—Stock Compensation. The grant date fair value of the awards is based on information included in Note M to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2022.

None of our directors or director nominees has any family relationships with any of our other directors or executive officers. There currently are no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees.
Board Committees
The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Audit Committee, Compensation Committee, and Nominating and Governance Committee each consists exclusively of independent directors.
Audit Committee
The Audit Committee is currently composed of Jeffrey J. Vorholt, Chair, Richard M. Baudouin, Phyllis J. Campbell, Laura J. Peterson and Randy D. Rademacher. The Board has determined that Mr. Vorholt is an “audit committee financial expert” as defined in the rules under the Exchange Act, and that he is independent under NASDAQ Marketplace Rules.
The Audit Committee is generally charged with the appointment, compensation, retention, evaluation and oversight of the work of the independent registered public accounting firm; reviewing and discussing with management and the independent registered public accounting firm the Company’s annual audited and quarterly consolidated financial statements; reviewing the internal audit function; overseeing the integrity, adequacy and effectiveness of the Company and its subsidiaries’ internal accounting and financial controls; and approving and monitoring the Company and its subsidiaries’ compliance with their codes of conduct. Also, in the performance of its oversight function, the Audit Committee reviews the Company and its subsidiaries’ compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee works closely with management as well as the Company’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance, and receive appropriate funding, from the Company for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Committee held four meetings during 2021.
The Audit Committee performs its work under the guidance of a written charter that was initially approved by the Audit Committee and the Board in August 2003 and was most recently amended in November 2021. The charter of the Audit Committee is available through our Internet website at www.atsginc.com.
The Audit Committee has furnished the following report for inclusion in this Proxy Statement.
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Audit Committee Report
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the Company's independent registered public accounting firm, Deloitte (both alone and with management present), the Company's audited consolidated financial statements for the year ended December 31, 2021. The Audit Committee discussed with Deloitte the matters required to be discussed with the independent registered public accounting firm pursuant to AS1301 Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” as currently in effect, and has discussed with Deloitte their independence.
Based upon the review and discussions described in this report, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission.
Respectfully submitted,
The Audit Committee
Jeffrey J. Vorholt, Chair
Richard M. Baudouin
Phyllis J. Campbell
Laura J. Peterson
Randy D. Rademacher
The above report of the Audit Committee will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.
Compensation Committee
The Compensation Committee is currently composed of J. Christopher Teets, Chair, Raymond E. Johns, Jr., Randy D. Rademacher, Jeffrey J. Vorholt, and Paul S. Williams. The Compensation Committee is responsible for reviewing, evaluating and making recommendations to the full Board regarding the Company and its subsidiaries’ overall compensation policies and establishing performance-based incentives that support long-term strategic goals, organizational objectives and stockholder interests. The Committee is also responsible for determining the compensation of the Chief Executive Officer based upon the achievement of goals and objectives that are approved by the Committee, and for considering and approving the compensation arrangements for the other executive officers of the Company. This includes base salaries, short-term and long-term incentive awards, equity-related awards, participation in any deferred compensation or retirement plans or arrangements, benefits and perquisites. The Committee also evaluates the target performance goals for the non-executive senior officers and employees of the Company and its subsidiaries. In addition, the Committee oversees the administration of the Company and its subsidiaries' executive compensation plans, programs and arrangements, makes recommendations to the full Board with respect to succession planning for the Chief Executive Officer and other officers of the Company and its subsidiaries, and sets and reviews the compensation for the Board and committee members. The Committee held four meetings during 2021.
The Compensation Committee performs its work under the guidance of a written charter that was initially approved by the Compensation Committee and the Board in August 2003. The charter was most recently amended in November 2021. The Committee’s charter is available through our Internet website at www.atsginc.com.
Nominating and Governance Committee
The Nominating and Governance Committee is currently composed of Richard M. Baudouin, Chair, Phyllis J. Campbell, Raymond E. Johns, Jr., Laura J. Peterson, J. Christopher Teets, and Paul S. Williams. Mr. Williams has been appointed the Chair of the Nominating and Governance Committee, effective upon Mr. Baudouin’s resignation from the Board on April 30, 2022. The Committee is generally charged with identifying individuals qualified to become members of the Board in accordance with the criteria approved by the Board; making recommendations to the full Board with respect to director nominees for each annual meeting of the stockholders; the oversight of environmental, social and governance (“ESG”) matters; developing and recommending to the Board a set of corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and management. The Committee held four meetings during 2021.
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The Nominating and Governance Committee performs its work under the guidance of a written charter that was initially approved by the Nominating and Governance Committee and the Board in March 2004 and was most recently amended in November 2021 as further discussed below under “Director Qualifications.” The Committee’s charter is available through our Internet website at www.atsginc.com.
Consideration of Nominees for Director

Director Qualifications
The Nominating and Governance Committee is responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on the needs of the Company from time to time. The criteria used in connection with evaluating and selecting new directors include those set forth in the Company’s Corporate Governance Guidelines and Certificate of Incorporation. While these materials do not contain a formal diversity policy, the Charter of the Nominating and Governance Committee was amended in November 2021 for the purpose of mandating that, in reviewing and developing the Board’s criteria for selecting new directors, the initial list of candidates considered by the Committee (including a list provided by any third party engaged to assist with a director search) will include but need not be limited to, qualified underrepresented candidates (taking into account factors such as gender, race and ethnicity). Additionally, the Corporate Governance Guidelines seek to ensure that candidates can work constructively with people holding diverse viewpoints and can tolerate opposing views. The Corporate Governance Guidelines are available through our Internet website at www.atsginc.com.
In addition to the criteria set forth in the Corporate Governance Guidelines, the Committee will consider whether the director candidate meets the definition of independence set forth under NASDAQ Marketplace Rules, applicable law and the Certificate of Incorporation, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating and Governance Committee. The Nominating and Governance Committee and the Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to the Company’s stockholders. Service on boards of other organizations must be consistent with the Company’s conflict of interest policies applicable to directors as set forth in the “Core Requirements” of the Company's “Code of Conduct for Conducting Business.”
The Board recognizes the importance of maintaining a board that is composed of directors with diverse backgrounds and expertise in order to ensure the effectiveness of the Board in its deliberations and in the oversight of the work of management. In addition to the criteria set forth in the Company’s Corporate Governance Guidelines and the other considerations disclosed above under “Director Qualifications,” the Board likewise recognizes that diversity of race, gender, age and cultural and ethnic backgrounds can enhance the effectiveness of a board. In January 2021, the Board elected two new directors, increasing both the female and racial/ethnic minority representation on the Board.
Evaluation of Stockholder Nominees
The policy of the Nominating and Governance Committee is to consider for nomination by the Board, properly submitted stockholder recommendations of potential nominees for membership on the Board. In evaluating such nominees, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” There are no differences in the manner in which the Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, except to the extent provided as follows: (i) such candidates must be able to meet with one or more members of the Committee and/or the Board upon request, and (ii) the stockholder must provide: (a) all written materials that would be necessary for a stockholder to make a nomination pursuant to the Bylaws, which materials must be submitted no later than the time permitted for a stockholder to make a director nomination pursuant to the Bylaws; and (b) other information requested by the Company reasonably related to the recommended individual’s qualifications as a nominee.
Director Nominations by Stockholders
The Bylaws permit stockholders to nominate directors for election at an annual stockholders’ meeting without the prior recommendation of the Nominating and Governance Committee or the nomination of the Board, subject to compliance with applicable notice requirements in the Bylaws. Stockholder nominations to the Board of Directors for the 2023 Annual Meeting of Stockholders must be forwarded to the Chairman of the Nominating and Governance Committee c/o Corporate Secretary, Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, so as to be received not less than 90 days nor more than 120 days prior to the first anniversary of the 2022 Annual Meeting of Stockholders (May 25, 2023); provided, however, that in the event the date of the 2023 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from such first
24	2022 PROXY STATEMENT

anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nominations received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company.
Corporate Governance Guidelines
The Company adopted a set of Corporate Governance Guidelines in February 2005 to help the Board fulfill its responsibility to stockholders to oversee the work of management in the conduct of the Company’s business and to seek to serve the long-term interests of stockholders. The Guidelines are intended to ensure that the Board has the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines address such topics as the composition of the Board, the selection of Board members, Board independence, the procedures relating to, and the conduct of, Board and committee meetings, the compensation of directors and the Chief Executive Officer, risk oversight, director orientation and continuing education, periodic self-evaluations of the Board and committees, and other practices. The Corporate Governance Guidelines are available through our Internet website at www.atsginc.com.
Code of Ethics for the CEO and CFO
The Company has adopted a Code of Ethics that sets forth the policies and business practices that apply to the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Ethics is in compliance with SEC rules and addresses such topics as compliance with laws; full, fair, accurate and timely disclosure of financial results; professional, honest and ethical conduct; conflicts of interest; and reporting procedures and accountability. The Code of Ethics is available through our Internet website at www.atsginc.com.
Code of Conduct for Conducting Business
The Company has adopted a Code of Conduct for Conducting Business that sets forth the policies and business practices that apply to all of the Company’s employees and directors. The Code of Conduct addresses such topics as compliance with laws; moral and ethical conduct; equal employment opportunity; promoting a work environment free from harassment and discrimination; and the protection of intellectual property and proprietary information. The Code of Conduct for Conducting Business is available through our Internet website at www.atsginc.com.
Insider Trading Policy
The Company has adopted an Insider Trading Policy for the directors, executive officers and employees of the Company and its subsidiaries, their family members, and specially designated outsiders who have access to the Company’s material nonpublic information. The policy seeks to ensure compliance with federal and state securities laws governing (i) trading in securities of the Company while in position of material nonpublic information concerning the Company, and (ii) tipping or disclosing material nonpublic information to outsiders. The policy provides for the Company to designate from time to time the directors and executive officers, including the named executive officers, that are subject to the reporting provisions and trading restrictions of Section 16 of the Exchange Act, and the underlying rules and regulations promulgated by the SEC (“Section 16 Individuals”), and well as certain key employees (“Key Employees”) who, because of their position with the Company, are likely to have access to material nonpublic information. The policy imposes blackout periods and trading windows on the Section 16 Individuals and Key Employees, including all of the directors and named executive officers, restricting their ability to trade in the Company’s securities during specified periods. The policy also prohibits Section 16 Individuals and Key Employees from entering into financial transactions designed to hedge or offset any decrease in the market value of the Company’s securities, holding Company securities in a margin account or pledging (or hypothecating) Company securities as collateral for a loan. The Insider Trading Policy is available through our Internet website at www.atsginc.com.
Related Person Transactions
The charter of the Audit Committee requires the Audit Committee to review and consider whether to approve all related party transactions, as that term is defined in the applicable regulations of the SEC. Other than the matters set out below, the Company has not engaged in any related person transactions, as defined by Regulation S-K Item 404(a), since January 1, 2021, nor are there any transactions currently proposed. If any related person transactions arise, the Audit Committee will review and approve such transactions as it deems appropriate.
2022 PROXY STATEMENT	25

The Company has been providing freighter aircraft, airline operations and services for cargo handling and logistical support for Amazon.com Services, LLC ("ASI"), successor to Amazon.com Services, Inc., a subsidiary of Amazon.com, Inc. ("Amazon") since September 2015. On March 8, 2016, the Company entered into an Air Transportation Services Agreement (the “ATSA”) with ASI, pursuant to which the Company’s aircraft leasing subsidiary leases Boeing 767 freighter aircraft to ASI. The ATSA also provides for the operation of aircraft by the Company’s airline subsidiaries, and the management of ground handling services by the Company's ground handling subsidiary. Under the ATSA, the Company operates aircraft based on pre-defined fees scaled for the number of aircraft hours flown, aircraft scheduled and flight crews provided to ASI for its network. The operating term of the ATSA runs through March 2026 and is thereafter subject to renewal provisions. Revenues from the Company’s commercial arrangements with ASI comprised approximately 35% of its consolidated revenues for 2021 ($1,734,282) and is estimated to comprise approximately 35% of its consolidated revenues for 2022. The Company is currently leasing 42 Boeing 767 freighter aircraft to ASI with lease expirations between 2023 and 2031. ASI has in turn subleased the aircraft to the Company’s airline subsidiaries for operation under the ATSA and has also leased or subleased five more ASI-provided aircraft to one of the Company’s airline subsidiaries for operation under the ATSA.
In conjunction with the execution of the ATSA, the Company and ASI entered into an Investment Agreement (the “2016 Investment Agreement”) and a Stockholders Agreement on March 8, 2016 (the “2016 Stockholders Agreement”), and a second Investment Agreement on December 20, 2018 (the “2018 Investment Agreement”). Pursuant to these Investment Agreements, the Company issued warrants to Amazon in conjunction with the lease of aircraft.
The 2016 Investment Agreement called for the Company to issue warrants in three tranches granting Amazon the right to acquire up to 19.9% of the Company’s outstanding common shares as described below. The first tranche of warrants, issued upon the execution of the 2016 Investment Agreement, granted Amazon the right to purchase approximately 12.81 million of the Company’s common shares, with the first 7.69 million common shares vesting upon issuance on March 8, 2016, and the remaining 5.12 million common shares vesting as the Company leased aircraft to Amazon under the ATSA. The second tranche of warrants, which were issued and vested on March 8, 2018, granted Amazon the right to purchase approximately 1.59 million of the Company’s common shares. The third tranche of warrants vested on September 8, 2020, and granted Amazon the right to purchase an additional 0.5 million of the Company’s common shares to bring Amazon’s ownership, after the exercise in full of the three tranches of warrants, to 19.9% of the Company’s pre-transaction outstanding common shares measured on a GAAP-diluted basis, adjusted for share issuances and repurchases by the Company following the date of the 2016 Investment Agreement and after giving effect to the warrants granted. The exercise price of the 14.9 million warrants issued under the 2016 Investment Agreement was $9.73 per share, which represented the closing price of ATSG’s common shares on February 9, 2016. Each of the three tranches of warrants were exercisable in accordance with their terms through March 8, 2021 (subject to extension if regulatory approvals, exemptions, authorizations, consents or clearances had not been obtained by such date).
On December 20, 2018, the Company expanded its commercial arrangements with Amazon and in conjunction therewith, entered into the 2018 Investment Agreement and an Amended and Restated Stockholders Agreement (the “Amended and Restated Stockholders Agreement”), which replaced the 2016 Stockholders Agreement. Pursuant to the 2018 Investment Agreement, the Company issued additional warrants to Amazon for 14.8 million common shares, all of which have vested. This group of warrants will expire if not exercised within seven years from their issuance date, in December of 2025 (subject to extension if regulatory approvals, exemptions, authorizations, consents or clearances have not been obtained by such date). The warrants have an exercise price of $21.53 per share. Thereafter, on May 29, 2020, the Company further expanded its commercial arrangements with Amazon and issued additional warrants to Amazon for 7.0 million common shares, all of which have vested. These warrants will expire if not exercised by December 20, 2025 (subject to extension if regulatory approvals, exemptions, authorizations, consents or clearances have not been obtained by such date). The exercise price of these warrants is $20.40 per share.
Amazon can also earn incremental warrant rights for up to an additional 2.9 million common shares under the 2018 Investment Agreement by leasing up to five more cargo aircraft from the Company before January 2026. Incremental warrants granted for ASI’s commitment to any such future aircraft leases will have an exercise price based on the volume-weighted average price of the Company's shares during the 30 trading days immediately preceding the contractual commitment for each lease.
For all outstanding warrants vested, Amazon may select a cashless conversion option. Assuming ATSG's stock price at the time of conversion is above the warrant exercise price, Amazon would receive fewer shares in exchange for any warrants exercised under the cashless option by surrendering the number of shares with a market value equal to the exercise price.
The warrants include a beneficial ownership limitation, which provides that Amazon is prohibited from exercising the warrants for such number of shares of common stock as would exceed a specified percentage of the number of the Company’s outstanding common shares after giving effect to any exercise of the warrants. The initial beneficial ownership limitation was 4.999% of the Company’s outstanding common stock, and is currently 19.999% of the Company’s outstanding common stock. Amazon has the
26	2022 PROXY STATEMENT

right to change the beneficial ownership limitation from time to time, provided that such change will not be effective until the 61st day after notice of the change is given to the Company.
The Amended and Restated Stockholders Agreement permits Amazon to appoint one director to the ATSG Board of Directors (the “Board”), subject to meeting customary eligibility requirements, once it holds at least 10% of ATSG’s outstanding common shares measured on a GAAP-diluted basis and thereafter to nominate one director to the slate of directors eligible for election at each annual stockholders’ meeting. The Amended and Restated Stockholders Agreement also: (i) permits Amazon to designate a non-voting observer, subject to customary eligibility requirements, that may attend meetings of the Board and its committees prior to Amazon actually holding at least 10% of ATSG’s outstanding common shares measured on a GAAP-diluted basis; (ii) subjects ATSG to certain negative covenants once Amazon actually holds at least 10% of the outstanding ATSG common shares measured on a GAAP-diluted basis; (iii) provides Amazon with certain information and registration rights; (iv) imposes certain restrictions on Amazon with respect to the transfer of warrants and warrant shares; (v) subjects Amazon to certain standstill provisions; and (vi) requires Amazon to vote its ATSG common shares in excess of 14.9% in accordance with the recommendations of the Board during the standstill period. Amazon has not exercised its right to appoint a director to the Board.
On March 5, 2021, Amazon exercised warrants from the 2016 Investment Agreement for 865,548 shares of the Company’s common stock through a cashless exercise by forfeiting 480,047 warrants from the 2016 Investment Agreement as payment. Also on March 5, 2021, Amazon notified the Company of its intent to exercise warrants from the 2016 Investment agreement for 13,562,897 shares of the Company’s common stock by paying $132.0 million in cash to the Company and as permitted by the terms of the warrants, Amazon amended the beneficial ownership limitation from 4.999% to 19.999%. This exercise was contingent upon the approval of the United States Department of Transportation, the expiration or termination of any applicable waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the effectiveness of the amendment to the beneficial ownership limitation. After receiving all required regulatory approvals and clearances and the effectiveness of the amendment to the beneficial ownership limitation, Amazon remitted the funds to the Company on May 7, 2021, and the Company issued the corresponding shares of common stock, completing the warrant exercise. No warrants issued under the 2106 Investment Agreement remain unexercised.
The ATSA, the 2016 Investment Agreement, the 2018 Investment Agreement, the Stockholders Agreement, and the Amended and Restated Stockholders Agreement were entered into before Amazon became a related party of the Company, as defined by Regulation S-K Item 404(a). Accordingly, these agreements were considered and approved by the full Board, but were not separately approved by the Audit Committee under the Audit Committee’s charter. So long as Amazon and ASI remain related parties of the Company, all future agreements or commercial arrangements or modifications of existing agreements with those parties or any of their affiliates will be reviewed, considered and, subject to the Audit Committee’s discretion, approved, by the Audit Committee in addition to any separate approval required of the full Board.
Executive Sessions
The independent directors of the Company meet in executive session (with no management directors, non-independent directors or management present) on a regular basis and upon the request of one or more independent directors, usually in conjunction with Board and committee meetings. The sessions are scheduled and chaired by the Lead Independent Director or the Chair of the pertinent committee, who is in each case an independent director. The executive sessions include those topics the independent directors deem appropriate.
Communications with the Board
Stockholders and other parties interested in communicating directly with the Company’s directors or with the non-management directors as a group may do so by writing to the Corporate Secretary at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.
Board Leadership Structure
The Company’s Bylaws and Corporate Governance Guidelines provide the Board of Directors with the discretion to separate or combine the positions of Chairman of the Board and Chief Executive Officer, provided that in the event the positions are combined, or the Chairman of the Board is not independent, a lead independent director position is established.
In deciding whether to separate the offices of Chairman of the Board and Chief Executive Officer or to combine those offices and appoint a Lead Independent Director, the Board considers what is in the best interests of the Company and its stockholders, taking into consideration the skills and experience of the individual or individuals filling those positions and other relevant factors.
2022 PROXY STATEMENT	27

Mr. Hete served as the Chief Executive Officer of the Company from 2003 until his retirement in May 2020, whereupon he was elected as the Chairman of the Board and, in conjunction therewith, Mr. Rademacher was elected to serve as the Lead Independent Director. In connection with Mr. Hete’s retirement, the Board appointed Mr. Corrado as the Chief Executive Officer and he was also elected to the Board. It is anticipated that Mr. Hete will continue to serve as the Chairman of the Board, Mr. Rademacher will continue to serve as the Lead Independent Director, and Mr. Corrado will continue to serve as the Chief Executive Officer and a Director, subject to each of them being re-elected at the Annual Meeting.
Based on the foregoing, the Board has determined that a leadership structure with separate positions of Chairman and Chief Executive Officer continues to be in the best interests of the Company and its stockholders at this time. This structure enables the Chairman and Lead Independent Director to focus on managing the Board’s affairs, including organizational and functional effectiveness, and fulfilling the Board’s fiduciary and other responsibilities. The Chief Executive Officer remains involved in this process by updating the Chairman and the Board in its entirety regarding the day-to-day management of the Company. While the Company has established separate roles for the Chairman of the Board and Chief Executive Officer, they both play a vital role in the management of the Company and must work together closely in order to maximize the Company’s potential.
Our Corporate Governance Guidelines provide that (i) a majority of the directors of the Company shall be “independent directors” as that term is defined in the NASDAQ Marketplace Rules; and (ii) the Chief Executive Officer will be the only employee of the Company who also serves as a director of the Company. As described above under “Independence,” seven of our nine director nominees are independent. In addition, all of the members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are, and will continue to be, independent directors.
The independent directors meet in executive session (with no management directors, non-independent directors or management present) on a regular basis (typically at the time of each quarterly board meeting) and upon the request of one or more independent directors. The Lead Independent Director presides over such executive sessions.
Our Board conducts an annual evaluation to determine whether it and its committees are functioning effectively. As a part of the annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company and its stockholders. In addition, the Board reviews the structure of Board and Company leadership as part of the succession planning process.
Board Role in Risk Oversight
The Board recognizes that it has the primary responsibility for risk oversight, with the Board's standing committees supporting the Board by addressing the risks inherent in their respective areas of oversight. In meeting its responsibilities, the Board seeks to (i) concentrate on the broader risk implications of a strategic direction, while allowing the committees to focus on specific areas of risk, (ii) ensure that management has implemented appropriate systems to manage risk, and (iii) ensure that it is providing effective risk oversight through its committee structure and oversight processes.
28	2022 PROXY STATEMENT

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Compensation Philosophy and Objectives
The Compensation Committee believes that the compensation paid to its executive officers should assist the Company in attracting and retaining talented leaders and encouraging a high level of effective and ethical management in the best interests of the Company and its stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk taking. To this end, the Compensation Committee strives to ensure that the Company’s executive compensation program is competitive with that of similarly situated companies and rewards the achievement of short and long-term goals that align the interests of its executives and stockholders in seeking to increase stockholder value.
Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2021, as well as the other individuals included in the “Summary Compensation Table” below, are referred to as the “named executive officers.”
Chief Executive Officer’s Role in the Compensation Decision Process
The Compensation Committee considers recommendations from the Chief Executive Officer with respect to the base salaries of the named executive officers (other than himself) and the performance measures to be utilized under the Company's short-term incentive compensation plan. In making his recommendations, the Chief Executive Officer utilizes materials prepared by Willis Towers Watson, as further described below, including a peer group analysis, and completes an objective and subjective review of each executive’s responsibilities and performance over the prior year. The Chief Executive Officer plays no role in the compensation process and is not present during voting or deliberations, with respect to his own compensation.
Establishing Compensation Levels
The Compensation Committee ordinarily meets during the first half of each year to review the base salaries for each of the executive officers and to approve incentive awards for the previous year based upon previously established performance measures. All changes to base salaries are typically effective on July 1st for the year in which they are set. The Compensation Committee has traditionally authorized the grant of equity awards under the Company's long-term term incentive plan no earlier than the close of the market on the second or third full trading day after the issuance of the Company’s earnings for the fourth quarter and year-end.
During the first half of the year, the Compensation Committee also typically establishes incentive goals for the current year based upon the Chief Executive Officer’s recommendations.
Compensation Consultant
The Compensation Committee is authorized to retain the services of independent advisers to assist it in carrying out its responsibilities. In 2021, the Compensation Committee engaged Willis Towers Watson to prepare a competitive executive compensation assessment for the named executive officers and an update with respect to executive compensation trends and developments. The assessment was based on general industry compensation survey data, and an analysis of the proxy statements of 13 publicly traded transportation industry competitors, logistics companies and regional airlines. The revenue scope used to adjust the general industry compensation survey data to the Company’s size was $1.57 billion, which represented approximately an 8% increase from the Company’s projected revenues for 2020 that were used in the previous analysis prepared by Willis Towers Watson. The proxy peer group (with median revenues of $1.3 billion) consisted of the same companies that were used in the previous analysis prepared by Willis Towers Watson, and were as follows:
•	Air Lease Corporation	•	Mesa Air Group, Inc.
•	Allegiant Travel Company	•	Park Ohio Holdings Corp.
•	Atlas Air Worldwide Holdings, Inc.	•	Sky West, Inc.
•	Echo Global Logistics, Inc.	•	Spirit Airlines, Inc.
•	Forward Air Corp.	•	Radiant Logistics, Inc.
•	Hawaiian Holdings, Inc.	•	Willis Lease Finance Corp.
•	Hub Group, Inc.
2022 PROXY STATEMENT	29

The 2021 assessment included: (i) a review of the Company's current executive compensation program and its components; (ii) a comparison of the named executive officers' compensation, including base salary, target bonus opportunities, target total cash compensation, long-term incentive opportunities and target total direct compensation relative to the 25th, 50th and 75th percentiles for executives holding comparable positions based on general industry survey data; and (iii) a comparison of the components of the compensation of each of the named executive officers relative to their counterparts in the proxy peer group.
The assessment established compensation guidelines for the named executive officers, providing data on the 25th, 50th (median) and 75th percentile pay levels in the competitive market. The Compensation Committee has identified the 50th (median) percentile as the targeted pay level.
The Compensation Committee utilized the competitive compensation assessment in evaluating the ongoing competitiveness of the Company's compensation arrangements for 2021. In this regard, the general industry survey data and proxy peer group analysis contained in the competitive compensation assessment constituted a material component of the Compensation Committee’s evaluation of the Company’s compensation arrangements for 2021 with respect to the named executive officers. The Compensation Committee, in consultation with Willis Towers Watson, determined that the Company’s executive compensation program was structured appropriately and in keeping with current trends and best practice design.
To minimize the potential for conflicts of interest, our policy is to limit the use of Willis Towers Watson to only executive and director compensation and benefits matters. Further, the Compensation Committee has the sole authority to retain or terminate Willis Towers Watson as the Committee's executive compensation consultant and to approve its fees and other terms of engagement. In connection with its engagement of Willis Towers Watson, the Compensation Committee considered various factors bearing upon Willis Towers Watson's independence, including, but not limited to, the amount of fees received by Willis Towers Watson from the Company as a percentage of Willis Towers Watson's total revenues, Willis Towers Watson's policies and procedures designed to prevent and mitigate conflicts of interest, and the existence of any business or personal relationships that could impact Willis Towers Watson's independence. After reviewing these and other factors, the Compensation Committee determined that Willis Towers Watson was independent and that its engagement did not present any conflicts of interest. Willis Towers Watson also provided the Company with a written statement in which it indicated its belief that it serves as an independent advisor to, and has no conflicts of interest involving, the Company.
Compensation and Risk
The Board of Directors, in consultation with the Compensation Committee and management, believes that the Company's compensation policies and practices, including the Company's executive compensation program, do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board believes that the following characteristics of the Company's compensation policies and practices are effective in reducing the possibility of the executive officers, individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of long-term value:
•
The base salaries the Company pays to its executive officers are generally consistent with salaries paid for comparable positions in the Company's industry, and provide the Company's executive officers with a steady income while reducing the incentive to take risks in pursuit of short-term benefits.

•
The Company's short-term and long-term incentive compensation plans are well-defined and based on stated formulas that respectively cap the maximum bonus and shares that may be earned, thereby reducing the incentive for excessive risk taking.

•	The Company's executive compensation program is designed to include a significant level of long-term incentive compensation, which discourages short-term risk taking.
•	The performance period and vesting schedule for long-term incentives overlap, which reduces the motivation to maximize performance in any one period.
•
The Compensation Committee retains an external executive compensation consultant at least once every two years to advise it on market practices and the suitability of its compensation actions and decisions.

•
The Company has adopted (i) a Code of Ethics for the Chief Executive Officer and Chief Financial Officer that provides for the forfeiture of bonuses and equity compensation under certain situations; (ii) an Insider Trading Policy that prohibits the directors, named executive officers and other designated employees from entering into financial transactions designed to hedge or offset any decrease in the market value of the Company’s securities, holding Company securities in a margin account or pledging (or hypothecating) Company securities as collateral for a loan; (iii) a Code of Conduct

30	2022 PROXY STATEMENT

for Conducting Business; and (iv) a Corporate Compliance Plan, each of which are designed to reinforce the balanced compensation objectives established by the Compensation Committee. The codes, policy and plan are available through our Internet website at www.atsginc.com.
•
The Company has adopted stock ownership guidelines for the named executive officers, which the Board believes helps to align the interests of the named executive officers with the interests of stockholders, thereby discouraging excessive risk taking.

Advisory Votes on Executive Compensation
At our annual stockholders’ meetings held in May 2021, 2020 and 2019, approximately 96%, 99% and 98% of the shares cast at the meetings (excluding abstentions and broker non-votes) were respectively voted in favor of the advisory vote on the executive compensation reported in the Company's proxy statement. While the advisory vote is non-binding, the Compensation Committee and the Board of Directors reviews and considers the voting results with respect to advisory votes on executive compensation when making future decisions regarding the Company's executive compensation program and intends to hold future advisory votes on executive compensation every year.
Components of Executive Compensation for 2021
The Company’s executive compensation and benefits package consists of direct compensation (base salary, short-term cash incentives and long-term equity-based incentives) and Company-sponsored retirement and benefit plans. The components of the named executive officers’ compensation packages are designed to contribute to a total package that is competitive, appropriately performance-based and valued by the Company’s executives. The Compensation Committee strives to align the mix of executive officer compensation between cash and non-cash and short-term and long-term incentive compensation with the competitive benchmarking described above.
Base Salary
The Company provides the named executive officers with a base salary to compensate them for services rendered during the fiscal year. The Compensation Committee determines the base salary for the Chief Executive Officer and the other named executive officers, although the base salaries for the latter are determined in consultation with the Chief Executive Officer. The Compensation Committee typically reviews the base salaries of the named executive officers during the first half of the year as part of the Company’s performance review process, as well as in the event of a promotion or other change in job responsibilities. This review primarily takes into account a compensation analysis, such as the Willis Towers Watson analysis described above; an internal review of the executive’s compensation, both on an individual basis and relative to other executives; and the individual performance of the executive, as evaluated by the Chief Executive Officer.
In May 2021, the Compensation Committee met in executive session, outside of the presence of Mr. Corrado, to discuss his compensation arrangements for 2021. The Committee reviewed and discussed the components of Mr. Corrado's current compensation utilizing the materials prepared by Willis Towers Watson that are described above and, based thereon, increased his base salary, effective on July 1, 2021. Further, the Compensation Committee, in consultation with the Chief Executive Officer and utilizing the materials prepared by Willis Towers Watson, increased the base salaries paid to Messrs. Berger, Koharik, Payne and Turner, effective on July 1, 2021. The increase in the base salary paid to Mr. Corrado and the increases in the base salaries paid to Messrs. Berger, Koharik, Payne and Turner were made in order to cause their respective target total compensation to be more in alignment with the market median/50th percentile being targeted by the Company, although subject in each case to the requirements limiting executive compensation arising from the grants received by two of the Company’s subsidiary airlines under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), and the subsequent grants received by one of the Company’s subsidiary airlines under the Consolidated Appropriations Act of 2021 (the PSP Extension Law”) and the American Rescue Plan Act of 2021 (the “American Rescue Plan”). The base salaries paid to the named executive officers in 2021 are set forth in the “Salary” column of the “Summary Compensation Table” below.
Short-Term Incentive Compensation
During 2021, the Company's executives, including the named executive officers, had the potential to earn incentive compensation under the Company’s Executive Incentive Compensation Plan (the “EIC Plan”). The purpose of the EIC Plan is to incentivize executive management to achieve short-term corporate goals. Under the EIC Plan, participants are eligible to receive a cash bonus utilizing a formula that establishes a bonus amount, expressed as a percentage of base salary, based upon the extent of achievement of performance measures that are prescribed under the EIC Plan. The performance measures selected, and the relevant weight given to each such performance measure, may vary by participant, provided that, unless otherwise determined by the Compensation Committee, bonuses will be based on at least two performance measures, one of which will be net income
2022 PROXY STATEMENT	31

from continuing operations. The other performance measures that may be utilized under the EIC Plan include revenue growth, return on capital, earnings per share, shipment growth, increase in stock price, return on assets, service or personal goals. The cash-incentive bonus opportunity for each of the named executive officers varies depending upon the position held and ranges from 6% to 150% of the participant's base salary earned during the year. The threshold, target and maximum bonus potentials for the named executive officers in 2021 included the following:
Named Executive Officer	Threshold	Target	Maximum
Richard F. Corrado	10% of base salary	100% of base salary	150% of base salary
Quint O. Turner	6% of base salary	60% of base salary	100% of base salary
Edward J. Koharik, III	6% of base salary	60% of base salary	100% of base salary
W. Joseph Payne	6% of base salary	60% of base salary	100% of base salary
Michael L. Berger	6% of base salary	60% of base salary	100% of base salary
The Compensation Committee determines: (i) the threshold, target and maximum bonus percentages and, based thereon, the potential cash bonus amounts; (ii) the performance measures and the weight to be given to each performance measure; and (iii) the extent of the achievement thereof, for the Chief Executive Officer. Similarly, the Compensation Committee makes the same determinations with respect to the other named executive officers in consultation with the Chief Executive Officer. In May 2021, the Compensation Committee met in executive session, outside of the presence of the Chief Executive Officer, to discuss Mr. Corrado’s compensation arrangements for 2021. The Committee reviewed and discussed the components of Mr. Corrado’s current compensation utilizing the materials prepared by Willis Towers Watson that are described above and, based thereon, no changes were made to his bonus percentages under the EIC Plan for 2021. Further, the Compensation Committee, in consultation with the Chief Executive Officer and utilizing the materials prepared by Willis Towers Watson, made no changes to the bonus percentages under the EIC Plan for Messrs. Berger, Koharik, Turner and Payne for 2021.
For 2021, 80% of the named executive officers’ bonus opportunity was based upon the level of achievement of net income from continuing operations, and 20% of their bonus opportunity was based upon the level of achievement of specific strategic objectives (the “Strategic Objectives”). The Compensation Committee determined that: (i) Mr. Corrado had achieved 70% of the bonus potential for the performance measure associated with net income from continuing operations and 100% of the bonus potential associated with the Strategic Objectives; and (ii) Messrs. Berger, Koharik, Payne and Turner had achieved 64% of the bonus potential for the performance measure associated with net income from continuing operations and 100% of the bonus potential associated with the Strategic Objectives. The following table shows for each of Messrs. Corrado, Turner, Koharik, Payne and Berger: (i) the performance measures utilized; (ii) the relevant weight given to the performance measures based on net income from continuing operations and in the aggregate for the Strategic Objectives; (iii) the potential bonus amounts at threshold, target and maximum, for the achievement of the performance measures based on net income from continuing operations, and in total for the Strategic Objectives; and (iv) the actual cash incentive bonus achieved for the performance measures under the EIC Plan for 2021:
	Component of 2021 Bonus	Potential Bonus Attainment			Actual 2021 Bonus
		Minimum	Target	Maximum
Richard F. Corrado
Net Earnings from Continuing Operations	80.0%	$57,212	$572,120	$858,180	$600,726
Strategic Objectives(1)	20.0%	14,303	143,030	214,545	214,545
Total					$815,271
Quint O. Turner
Net Earnings from Continuing Operations	80.0%	$22,464	$224,640	$374,400	$239,616
Strategic Objectives(1)	20.0%	5,616	56,160	93,600	93,600
Total					$333,216
Edward J. Koharik, III
Net Earnings from Continuing Operations	80.0%	$20,688	$206,880	$344,800	$220,672
Strategic Objectives(1)	20.0%	5,172	51,720	86,200	86,200
Total					$306,872
W. Joseph Payne
Net Earnings from Continuing Operations	80.0%	$20,232	$202,320	$337,200	$215,808
Strategic Objectives(1)	20.0%	5,058	50,580	84,300	84,300
Total					$300,108
Michael L. Berger
Net Earnings from Continuing Operations	80.0%	$19,440	$194,400	$324,000	$207,360
Strategic Objectives(1)	20.0%	4,860	48,600	81,000	81,000
Total					$288,360
(1)
For 2021, the Strategic Objectives for each of the named executive officers concerned a combination of the following topics: stockholder relations matters; financing matters; capital expenditure management; customer service; supply chain optimization; sales and marketing initiatives; and ESG programs and reporting, including employee and customer safety, diversity and inclusion initiatives, succession planning and leadership development efforts.

32	2022 PROXY STATEMENT

The Compensation Committee believes that the Company’s overall incentive program, including the EIC Plan, is meaningfully performance based. In this regard, the Chief Executive Officer and other named executive officers were awarded an annual cash bonus under the EIC Plan attributable to the performance measure associated with net operating income from continuing operations based on the Company’s performance in 2021, 2020 and 2019.
The amounts paid to the named executive officers under the EIC Plan for 2021 are also set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below.
Long-Term Incentive Compensation
The Company's executives, including the named executive officers, and senior management are eligible to participate in the Company's 2015 LTI Plan. The purpose of the 2015 LTI Plan is to foster and promote the long-term financial success of the Company, to reward performance and to increase stockholder value by providing participants appropriate incentives and awards, to enable the Company to attract and retain the services of outstanding individuals, to encourage stock ownership in the Company, and to align the interests of management and directors with that of stockholders. The 2015 LTI Plan authorizes a wide range of equity awards, including stock options, restricted stock awards, restricted stock units, stock awards, stock appreciation rights and performance-based awards payable in shares or cash and other forms of equity-based compensation.
Since the approval of the 2015 LTI Plan, the Compensation Committee has granted restricted stock awards and performance-based stock unit awards to the Company’s named executive officers and other executives and members of the senior management group on an annual basis. The amount of the total long-term incentive grants to be received by each named executive officer is typically determined by multiplying the officer's base salary by a percentage, the latter of which depends on the position held. In 2021, the percentage was 150% for Messrs. Berger, Corrado, Koharik, Payne and Turner. The restricted stock awards and performance-based stock unit awards are typically divided evenly, so that half of the long-term incentive compensation value is delivered in restricted stock and half is delivered in performance-based stock units. The number of shares of restricted stock and performance-based stock units to be received is determined by dividing the value derived above by the closing stock price on the date of grant. The Compensation Committee has traditionally authorized the grant of awards no earlier than at the close of the market on the second or third full trading day after the issuance of the Company’s earnings for the fourth quarter and year-end.
The Compensation Committee granted restricted stock awards and performance-based stock awards under the 2015 LTI Plan to the Company’s named executive officers and other executives and members of the senior management group in March 2021. The Compensation Committee met in executive session, outside the presence of the Chief Executive Officer, in discussing his compensation arrangements for 2021.
The Compensation Committee is permitted under the 2015 LTI Plan to modify a previously approved performance goal or metric for determining award payout amounts in recognition of unusual or non-recurring events or changes in applicable tax laws or accounting practices. In keeping with the Compensation Committee’s compensation philosophy, principles and practices, the Compensation Committee would only consider modifying a previously approved performance goal or metric if, as the result of an unusual or non-recurring event or development, modification of the original performance goal or metric is necessary to accurately reflect the value of the participants’ past, present and/or future contributions to the Company’s business. Examples might include: (i) an extraordinary and unanticipated event, (ii) conditions or circumstances beyond management’s control, which make a previously approved performance goal or metric a less reliable measure of performance; or (iii) the accomplishment of significant long-term value that is not yet reflected in the applicable performance goal or metric.
In 2021, the Compensation Committee modified the performance criteria for stock performance units granted under the 2015 LTI Plan in 2019 which had a performance measurement period ending on December 31, 2021. The 2019 stock performance unit awards specified the 40th stock performance unit percentile level (based on the total stockholder return performance of the NASDAQ Transportation Index) as the threshold percentile level for award payouts at the end of the applicable performance measurement period. While the performance of the Company’s common stock during the performance measurement period was one peer company below the threshold level, the Compensation Committee concluded that the Company’s stock performance should be treated as having met the applicable threshold level. Trucking companies in the NASDAQ Transportation Index substantially outperformed air cargo companies in the index during the applicable measurement period largely as a result of unexpected and unprecedented changes to the economy and the delivery of goods resulting from the COVID-19 pandemic. The decision of the Compensation Committee to modify the threshold level was based on its determination that, as a result of these COVID-19-related impacts, the NASDAQ Transportation Index did not provide a good measure of the relative performance of companies engaged in the air cargo business. The Compensation Committee concluded that its decision was supported by the extraordinary efforts of the Company’s management in managing the Company’s business throughout the pandemic.
2022 PROXY STATEMENT	33

Restricted Stock Awards
Under the restricted stock award agreements, shares of stock are issued in the name of each of the participant employees, but are held in escrow until they fully vest. The performance period is ordinarily 36 months. The employees may exercise any voting rights associated with the restricted stock while in escrow, and any dividends paid on the restricted stock are also held in escrow and paid once they are fully vested. The restrictions are removed and the stock is distributed to the employees if they are actively employed at the end of the vesting period, but such awards may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.
The number of shares of restricted stock that were granted to each of the named executive officers during fiscal year 2021, all of which will vest at the end of the restriction period, are set forth in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the “Grants of Plan-Based Awards Table” below.
Performance-Based Stock Unit Awards
Under the performance-based stock unit award agreements, the performance units are converted to an equal number of shares of common stock and paid out or forfeited, depending upon whether and the extent to which certain performance criteria are met during the performance period. The performance period is ordinarily 36 months. The performance-based stock units consist of two types - stock performance units and return-on-invested-capital (“ROIC”) units. The agreements provide for an equal number of stock performance units and ROIC units, based on their respective target award potential.
The performance criteria for the stock performance units are based upon the extent to which the appreciation in the Company’s stock during the performance period equals or exceeds the total stockholder return performance of the NASDAQ Transportation Index during the same period. Under the 2015 LTI Plan, each award agreement specifies the 40th, 50th and 75th stock performance unit percentile level as the threshold, target and maximum percentile level, respectively, indicating when the stock performance awards are earned or forfeited. For performance outcomes between the threshold and maximum percentile levels, the actual awards are interpolated.
The performance criteria for the ROIC units under the 2015 LTI Plan are based upon how the Company’s average return on invested capital during the performance period compares to the levels specified under the award agreements. The criteria for determining the extent to which ROIC units are earned or forfeited is based on invested capital for the same period during the prior fiscal year. Each award agreement specifies a threshold, target and maximum ROIC unit percentile level, indicating when the ROIC awards are earned or forfeited. The Compensation Committee seeks to establish a threshold percentile level that is perceived by management as being reasonably achievable and a target and maximum percentile level that rewards superior performance. For performance outcomes between the threshold and maximum percentile levels, the actual awards are interpolated.
Under the 2015 LTI Plan, the performance-based stock units (both stock performance units and ROIC units) may be settled earlier or forfeited in certain limited circumstances under the terms of the award agreements.
The number of performance-based stock units that were granted to each of the named executive officers under the 2015 LTI Plan during fiscal year 2021, all or a portion of which may vest at the end of the performance period, depending upon and the extent to which the performance criteria are met during the performance period, are set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the “Grants of Plan-Based Awards Table” below.
Equity Compensation Plan Information
The following table sets forth the number of shares of common stock subject to outstanding restricted stock units granted under the 2005 LTI Plan and outstanding restricted stock units, restricted stock and performance-based stock units granted under the 2015 LTI Plan, as well as the number of shares available for future award grants under the 2015 LTI Plan, in each case, as of the Record Date. The Company has no other compensation plans pursuant to which equity awards may be granted.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders	1,436,783	N/A	801,207
Total	1,436,783	N/A	801,207
34	2022 PROXY STATEMENT

COVID-19 Payroll Support Programs
During 2020 and 2021, the Company received grant funds to protect employees' jobs by offsetting payroll expenses under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Consolidated Appropriations Act, 2021 (the "PSP Extension Law"), and the American Rescue Plan Act of 2021 (the "American Rescue Plan", and together with the CARES Act and the PSP Extension Law, the “COVID-19 Payroll Support Programs”). More specifically, in May 2020, two of the Company's airline subsidiaries, Omni Air International, LLC (“OAI”) and Air Transport International, Inc. (“ATI”), were granted government funds pursuant to payroll support program agreements (“PSP Agreements”) under the CARES Act. Thereafter, in February 2021 and April 2021, OAI was granted additional government funds pursuant to separate PSP Agreements under the PSP Extension Law and the American Rescue Plan. The three COVID-19 Payroll Support Programs are similar and the grants thereunder are not required to be repaid provided that the participating airline complies with the terms of the PSP Agreement. Among other matters, the PSP Agreement under the CARES Act provides that the total compensation of OAI’s and ATI’s executive officers, as well as those of the Company’s other airline subsidiary, ABX Air, Inc., whose total compensation exceeded $425,000 in calendar year 2019, as defined therein, is limited during any 12 consecutive month period from March 24, 2020 to March 24, 2022, to the total compensation such officer received in 2019. Similarly, the PSP Agreement under the PSP Extension Law and the American Rescue Plan provide that the total compensation of OAI’s executive officers, whose total compensation exceeded $425,000 in calendar year 2019, as defined therein, is limited during any 12 consecutive month period from October 1, 2020, to October 1, 2022 and April 1, 2021 to April 1, 2023, respectively, to the total compensation such officer received in 2019. The majority of the named executive officers of ATSG also serve as an executive of an airline subsidiary of the Company and are thereby subject to the pertinent limitations on executive compensation under one or more of the PSP Agreements or have otherwise voluntarily agreed to be subject such limitations in the interest of internal equity. The limitations on executive compensation under the COVID-19 Payroll Support Programs had a material impact on the compensation of the affected named executive officers during 2021, as detailed in this Proxy Statement.
Stock Ownership Guidelines
To better align the interests of the Company's executives, including the named executive officers, with the interests of stockholders, the Compensation Committee requires that certain executives, including the named executive officers, maintain a minimum ownership interest in the Company. The amount of stock required to be owned and retained is based on the minimum number of shares totaling in value as of the date of grant or purchase (including any restricted stock grants) a multiple of the executive's annual base salary, which multiple depends upon the position held. As Chief Executive Officer, Mr. Corrado is required to own and retain the minimum number of shares totaling in value as of the date of grant or purchase at least three times his annual base salary. The Chief Financial Officer (Mr. Turner); Chief Operating Officer (Mr. Koharik); Chief Legal Officer and Secretary (Mr. Payne); and Chief Commercial Officer (Mr. Berger) are each required to own and retain the minimum number of shares totaling in value as of the date of grant or purchase at least two times their respective annual base salaries. The Company’s executives, including the named executive officers, are expected to be in compliance with the ownership guidelines on or about the third anniversary of the date on which the executive was first elected to the position held. All of the named executive officers are in compliance with the stock ownership guidelines.
Prohibition on Hedging Company Stock
The Company’s Insider Trading Policy provides for the Company to designate from time to time the Section 16 Individuals, as well as certain key employees (“Key Employees”) who, because of their position with the Company, are likely to have access to material nonpublic information. The policy expressly prohibits these individuals from entering into financial transactions designed to hedge or offset any decrease in the market value of the Company’s securities, holding Company securities in a margin account or pledging (or hypothecating) Company securities as collateral for a loan. The Company’s Insider Trading Policy is discussed further under the heading entitled “Insider Trading Policy.”
Company-Sponsored Retirement and Benefit Plans
Retirement Plans
ATSG and its subsidiaries have several retirement plans for their executives, including the named executive officers, and other employees who are not covered by a collective bargaining agreement. However, as described below, all but two of the retirement plans have been frozen or are no longer the subject of contributions. The named executive officers participate in one or more of the following plans: (i) the ABX Air Capital Accumulation Plan, which is both a defined contribution 401(k) plan (the “CAP 401(k) 5%”) and a voluntary 401(k) salary deferral plan (the “CAP 401(k)”); (ii) the ABX Air Retirement Income Plan (the “RIP”), which is a defined benefit pension plan; (iii) the ABX Air Profit Sharing Plan (the “PSP”), which is a defined contribution plan; (iv) the ABX Supplemental Executive Retirement Plan (the “SERP”), which is a non-qualified and unfunded plan that provides for benefits in excess of statutory limits; and (v) the Air Transport Services Group, Inc. Nonqualified Deferred Compensation Plan (the “DCP”), which is a non-qualified plan that provides deferred compensation in excess of statutory limits.
2022 PROXY STATEMENT	35

All eligible full and part-time non-union employees of ATSG and certain of its subsidiaries, including the named executive officers, who complete one year of service and work at least 1,000 hours during the year receive a Company contribution to the CAP 401(k) 5%. Under the CAP 401(k) 5%, employees that have completed three continuous years of employment with the Company and worked at least 1,000 hours each year, earn the right to receive benefits upon termination. Contributions are calculated as the product of 5% of eligible annual pay for each year of service, and the contributions are deposited in the CAP 401(k) 5%. Similarly, all eligible full and part-time non-union employees of ATSG and certain of its subsidiaries, including the named executive officers, may elect to participate in the CAP 401(k), which is a 401(k) plan that allows voluntary deferrals of up to 75% of an employee’s pay, subject to IRS income limits.
Messrs. Payne and Turner are eligible to receive benefits under the RIP. The RIP is a floor offset pension plan that works in step with the PSP (No contributions have been made to the PSP for non-union employees since December 31, 1999 or for union employees since December 31, 2009.). Under the RIP, all eligible full and part-time non-union employees of ATSG that have completed five continuous years of employment with the Company earn the right to receive benefits upon termination at the normal retirement age of 65 or reduced benefits upon early retirement on or after age 55, with 10 or more years of service. Retirement benefits are calculated as the product of 2% times the final average annual eligible pay for the first 25 years of service and 0.5% times the final average annual eligible pay for each year after the first 25 years of service, less the actuarial equivalent of the PSP balance. The RIP was frozen on January 14, 2010, and, as such, no years of service or average monthly compensation have been credited to the participants since that date in determining the benefit available under the RIP.
Messrs. Payne and Turner are eligible to receive benefits under the SERP. The SERP provides an age 62 targeted benefit of 50% of a participant’s Final Average Earnings (“FAEs”) for 25 or more years of service, which benefit is reduced by 4% a year for each year of service less than 25 years. In addition, a participant may elect early retirement as early as age 55 provided he or she has at least 10 years of service with the Company. The benefit is reduced by 6% a year for early retirement before age 62. Participants become vested in the SERP after completing 5 years of service with the Company. Prior to the date upon which the SERP was frozen, benefits earned through the formula were offset by benefits from Social Security, the RIP, the PSP and the CAP 401(k) 5%. The SERP was frozen on April 14, 2009. Accordingly, years of service used to calculate the targeted benefit as well as FAEs were frozen as of that date.
Each of the named executive officers are eligible to receive benefits under the DCP. The DCP provides deferred compensation to a select group of management and highly compensated employees (except for any person so employed under the terms of a collective bargaining agreement) in an amount equal to the retirement contributions that cannot be made to the qualified plan in which the eligible employee participates due to IRS compensation limits. The annual contributions made on behalf of the named executive officers participating under the DCP are dependent upon a number of factors, including the salary and bonus paid to the named executive officer during the year, the terms of the qualified plan in which he or she participates, and the annual IRS compensation limit (The annual contributions made on behalf of the named executive officers under the DCP for 2021 are set forth in footnote 5 to the “Summary Compensation Table” below.).
Benefit Plans
The core benefit package for the named executive officers and all other employees of the Company includes health, dental, vision, short and long-term disability, group term life insurance, accidental death and dismemberment (“AD&D”) insurance, and certain post-retirement benefits. The core benefit package is designed to assist the Company in retaining and attracting employees for key positions. The core benefit package for all of the employees of ATSG, including the named executive officers, also includes business travel accident insurance. The named executive officers participate in the Company’s benefit plans on the same basis as all other Company employees, except to the extent described under the heading “Retirement Plans” and “Potential Payments upon Termination or Change in Control.”
Employment Agreements, Severance Pay Plan and Change-in-Control Agreements
Employment Agreements
The Company does not have employment agreements with any of its named executive officers that specify a term of employment or guarantee minimum levels of compensation.
Severance Pay Plan
Each of the named executive officers participates in the Air Transport Services Group, Inc. Severance Pay Plan for Senior Management (the “Severance Plan”), which covers certain designated key employees of the Company and its subsidiaries. Under the terms of the Severance Plan, if a named executive officer (i) is terminated by the Company for any reason other than for “Cause” (as defined in the Severance Plan), death or disability, or (ii) resigns on account of “Good Reason” (as defined in the
36	2022 PROXY STATEMENT

Severance Plan), the covered employee will receive the following severance benefits: (1) a continuation of annual base salary for the covered employee's severance period; (2) a pro rata annual incentive bonus for the fiscal year in which the covered employee's employment termination occurs, which bonus will be paid at the same time that bonuses are paid under the applicable plan or policy; and (3) a continuation of eligibility to participate during the applicable severance period in the Company's medical, dental, vision and prescription drug plans in which the covered employee was participating (including the covered employee's spouse and eligible dependents); provided that to receive such coverage, the covered employee must pay the amount that the covered employee would have been required to pay if such covered employee were employed by the Company at such time. The severance period for Mr. Corrado is 24 months and the severance periods for Messrs. Berger, Koharik, Payne and Turner is 18 months.
If a covered employee is also a party to a change in control agreement and there is a change in control that results in such covered employee being entitled to receive severance benefits thereunder, the Severance Plan will cease to be applicable to such covered employee, with all payments and benefits to such covered employee arising out of any termination of the employment of such covered employee to be determined and paid in accordance with the terms of such change in control agreement. Similarly, if a covered employee is also a party to an employment agreement with the Company that provides for severance payments and benefits following termination of employment under the same or similar circumstances as are set forth in the Severance Plan, then the Severance Plan will not be applicable to such covered employee so long as such employment agreement is in effect.
As a condition for a covered employee to be eligible to participate in the Severance Plan, and to receive severance benefits under the Severance Plan, a covered employee must agree to comply with the restrictive covenants thereunder, including (i) a confidential information disclosure restriction during the term of the covered employment and thereafter, (ii) a non-competition restriction during the term of the covered employee’s employment and for the stated Restriction Period after such termination of employment and (iii) a non-solicitation restriction applicable to the solicitation of actual or prospective customers, employees and contractors of the Company during the term of the covered employee’s employment and for the Restriction Period after such termination of employment. The Restriction Period for Mr. Corrado is 24 months and for Messrs. Berger, Koharik, Payne and Turner is 18 months.
The Compensation Committee may amend, suspend or terminate the Severance Plan at any time; provided that (i) no amendment, suspension or termination may materially adversely affect a covered employee’s entitlements under the Severance Plan without the prior written consent of such adversely affected covered employee and (ii) no such amendment, suspension or termination will give the Company the right to recover any amount paid to a covered employee prior to the date of such amendment, suspension or termination or to cause the cessation and termination of payments of severance benefits to any person under the Severance Plan receiving severance benefits.
Change-in-Control Agreements
The Company has entered into change-in-control agreements with certain of its executives, including the named executive officers. Information regarding applicable payments under such agreements for the named executive officers is set forth under the section titled “Potential Payments Upon Termination or Change in Control” below.
Financial Restatements
Certain bonuses and equity compensation received by the Chief Executive Officer and Chief Financial Officer must be forfeited as required by applicable law if the Company is required to prepare an accounting restatement due to material non-compliance by the Company as a result of misconduct with any financial reporting requirements under the securities laws.
Tax and Accounting Implications
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all of the named executive officers. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of the executive compensation program even if such compensation is not deductible by the Company.
2022 PROXY STATEMENT	37

Accounting for Stock-Based Compensation
The Company began accounting for stock-based payments in accordance with the requirements of FASB ASC Topic 718, beginning with the initial grant of awards under the Company’s 2005 LTI Plan and continuing with grants made under the 2015 LTI Plan.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2022 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, each as filed with the Securities and Exchange Commission.
Respectfully submitted,
The Compensation Committee
J. Christopher Teets, Chair
Raymond E. Johns, Jr.
Randy D. Rademacher
Jeffrey J. Vorholt
Paul S. Williams
The above report of the Compensation Committee will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing of the Company with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference and will not be deemed soliciting material or deemed filed under those Acts.
38	2022 PROXY STATEMENT

Summary Compensation Table
The following table sets forth the total compensation earned by, including the stock awards granted to, each of the named executive officers for the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019.
Name and Principal Position	Year	Salary ($)(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Richard F. Corrado President & Chief Executive Officer	2021	688,650	—	975,116	815,271	—	121,117	2,600,153
	2020	650,482	—	846,496	830,014	—	95,532	2,422,524
	2019	536,538	157,098	665,744	523,661	—	72,709	1,955,750
Quint O. Turner Chief Financial Officer	2021	468,000	—	532,850	333,216	—	80,624	1,414,690
	2020	464,231	—	668,883	378,812	300,359	72,965	1,885,250
	2019	429,615	—	540,449	414,149	272,658	68,646	1,725,517
Edward J. Koharik, III Chief Operating Officer	2021	431,000	—	388,981	306,872	—	16,779	1,143,631
	2020	427,885	—	411,911	349,154	—	16,821	1,205,771
	2019	100,000	92,000	174,825	—	—	135,435	502,260
W. Joseph Payne Chief Legal Officer & Secretary	2021	421,500	—	383,652	300,108	—	66,113	1,171,373
	2020	422,885	—	411,911	345,074	127,884	65,677	1,373,431
	2019	389,231	—	386,573	381,446	113,285	61,009	1,331,544
Michael L. Berger Chief Commercial Officer	2021	405,000	—	586,135	288,360	—	48,027	1,327,522
	2020	386,154	—	366,563	315,102	—	58,706	1,126,525
	2019	338,846	—	330,683	334,102	—	16,124	1,019,755
(1)
The salary paid to Mr. Corrado in 2021 was reduced by $23,850 in order to comply with the limitations on executive compensation under applicable PSP Agreements. The salary shown for Mr. Corrado in 2021 reflects such reduction. The PSP Agreements are described in further detail above under the heading “COVID-19 Payroll Support Programs.”

(2)	The Compensation Committee awarded an additional discretionary cash incentive bonus to Mr. Corrado and a discretionary cash incentive bonus to Mr. Koharik in 2019.
(3)
The amounts shown reflect the aggregate grant date fair value, in accordance with FASB ASC Topic 718, of restricted stock and performance-based stock units under the 2015 LTI Plan. The amounts shown for the performance-based stock units were computed based on the probable outcome of the performance conditions as of the grant date. Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2021 would have been: Mr. Corrado ($1,340,567), Mr. Turner ($732,550), Mr. Koharik ($534,762), Mr. Payne ($527,436) and Mr. Berger ($80,805). The amounts granted in 2021 to Messrs. Corrado, Turner, Koharik and Payne were reduced by the following in order to comply with the limitations on executive compensation under one or more of the PSP Agreements: Mr. Corrado ($37,300), Mr. Turner ($154,527), Mr. Koharik ($245,111) and Mr. Payne ($239,783). The amounts shown reflect such reductions. The PSP Agreements are described in further detail above under the heading “COVID-19 Payroll Support Programs.” Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2020 would have been: Mr. Corrado ($1,166,760), Mr. Turner ($921,949), Mr. Koharik ($567,754), Mr. Payne ($567,754) and Mr. Berger ($502,249). Assuming the highest level of outcome, the maximum value of the performance-based stock units in 2019 would have been: Mr. Corrado ($868,000), Mr. Turner ($704,012), Mr. Payne ($532,549) and Mr. Berger ($455,554). Assumptions used in the calculation of these amounts are included in Note L to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2022. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(4)
The amounts shown reflect the award of cash incentive compensation on March 11, 2022, March 12, 2021 and March 13, 2020, under the EIC Plan. The EIC Plan is described in further detail above under the heading “Short-Term Incentive Compensation.” Mr. Koharik did not participate in the EIC Plan in 2019.

(5)
The amounts shown reflect the respective actuarial increases in the present value of the named executive officers’ benefits under the RIP and the SERP, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. The SERP provides an age 62 targeted benefit of 50% of a participant’s Final Average Earnings (FAEs) at 25 years of service. For each year of service below 25 years, a 4% per year reduction factor is applied. If a participant retires between ages 55 and 62, an additional 6% per year reduction factor is applied. The targeted 50% benefit is offset by the RIP (before the PSP offset) or the actuarial equivalent of the employer contribution under the CAP 401(k) 5% and an estimated Social Security benefit based on the maximum amount. If a participant terminates prior to age 55, the SERP benefit will be payable at age 55. If a participant does not have 5 years of service at termination, they are not eligible for a SERP benefit. The SERP benefit will be paid as a lump sum based on RP 2000 annuitant mortality projected to 2018 and 5.55% interest. Messrs. Berger, Corrado, and Koharik do not participate in the RIP or the SERP. In 2021, the present value of Mr. Turner's and Mr. Payne's benefits decreased by $15,626 and $9,479, respectively. The RIP and the SERP are described in further detail above under the heading “Retirement Plans.”

(6)
The amounts shown reflect the value of contributions made by the Company to each of the named executive officers pursuant to the CAP 401(k) 5%, the value of contributions made by the Company to each of the named executive officers under the DCP, and the dollar value of life insurance premiums paid by the Company for the benefit of each of the named executive officers, as follows:

(a)
The amounts for Mr. Corrado include contributions made by the Company pursuant to the CAP 401(k) 5% ($14,500, $14,250 and $14,000 for 2021, 2020 and 2019, respectively) and the DCP ($103,467, $77,705 and $55,356 for 2021, 2020 and 2019, respectively), and the value of life insurance premiums paid by the Company ($3,150, $3,577 and $3,353 for 2021, 2020 and 2019, respectively).

(b)
The amounts for Mr. Turner include contributions made by the Company pursuant to the CAP 401(k) 5% ($14,500, $14,250 and $14,000 for 2021, 2020 and 2019, respectively) and the DCP ($63,667, $55,933 and $51,964 for 2021, 2020 and 2019, respectively), and the value of life insurance premiums paid by the Company ($2,457, $2,782 and $2,683 for 2021, 2020 and 2019, respectively).

2022 PROXY STATEMENT	39

(c)
The amounts for Mr. Koharik include contributions made by the Company pursuant to the CAP 401(k) 5% ($14,500, $14,250 and $2,308 for 2021, 2020 and 2019, respectively), the value of life insurance premiums paid by the Company ($2,279, $2,571 and $1,242 for 2021, 2020 and 2019, respectively) and relocation assistance paid by the Company ($131,885 for 2019).

(d)
The amounts for Mr. Payne include contributions made by the Company pursuant to the CAP 401(k) 5% ($14,500, $14,250 and $14,000 for 2021, 2020 and 2019, respectively) and the DCP ($49,397, $48,893 and $44,587 for 2021, 2020 and 2019, respectively), and the value of life insurance premiums paid by the Company ($2,216, $2,534 and $2,422 for 2021, 2020 and 2019, respectively).

(e)
The amounts for Mr. Berger include contributions made by the Company pursuant to the CAP 401(k) 5% ($14,500, $14,250 and $14,000 for 2021, 2020 and 2019, respectively) and the DCP ($31,395 and $42,134 for 2021 and 2020, respectively), and the value of life insurance premiums paid by the Company ($2,132, $2,323 and $2,124 for 2021, 2020 and 2019, respectively).

Grants of Plan-Based Awards Table
The following table summarizes the grants of plan-based awards made to each of the named executive officers during the fiscal year ended December 31, 2021.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard F. Corrado	3/1/2021*				6,405	9,150	13,725		242,475
	3/1/2021**				4,575	9,150	18,300		244,214
	3/1/2021							18,300	488,427
	N/A	71,515	715,150	1,072,725
Quint O. Turner	3/1/2021*				3,500	5,000	7,500		132,500
	3/1/2021**				2,500	5,000	10,000		133,450
	3/1/2021							10,000	266,900
	N/A	28,080	280,800	468,000
Edward J. Koharik, III	3/1/2021*				2,555	3,650	5,475		96,725
	3/1/2021**				1,825	3,650	7,300		97,419
	3/1/2021							7,300	194,837
	N/A	25,860	258,600	431,000
W. Joseph Payne	3/1/2021*				2,520	3,600	5,400		95,400
	3/1/2021**				1,800	3,600	7,200		96,084
	3/1/2021							7,200	192,168
	N/A	25,290	252,900	421,500
Michael L. Berger	3/1/2021*				3,850	5,500	8,250		145,750
	3/1/2021**				2,750	5,500	11,000		146,795
	3/1/2021							11,000	293,590
	N/A	24,300	243,000	405,000
(1)
The amounts shown reflect the threshold, target and maximum payment levels under the EIC Plan. The EIC Plan is described in further detail above under the heading “Short-Term Incentive Compensation.” There is no grant date for awards made under the EIC Plan. The actual payments were made on March 11, 2022 and are disclosed above under the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)
The amounts shown reflect the threshold, target and maximum number of shares of Company stock that can be awarded to each of the named executive officers with respect to the grant of stock performance units and ROIC units made under the 2015 LTI Plan. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The stock performance units are identified with a single asterisk (*) and the ROIC units are identified with a double asterisk (**). The amounts granted in 2021 to Messrs. Corrado, Turner, Koharik and Payne were reduced in order to comply with the limitations on executive compensation under one or more of PSP Agreements. The amounts show reflect such reductions. The PSP Agreements are described in further detail above under the heading “COVID-19 Payroll Support Programs.”

(3)
The amounts shown reflect the number of shares of restricted stock that were awarded to each of the named executive officers under the 2015 LTI Plan. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(4)
The amounts shown reflect the aggregate grant date fair value, in accordance with FASB ASC Topic 718, of restricted stock and performance-based stock units under the 2015 LTI Plan. This amount assumes the performance-based stock units were computed based on the probable outcome of the performance conditions as of the grant date. Assumptions used in the calculation of these amounts are included in Note L to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2022. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

40	2022 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2021.
		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)			Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Name	Grant Date	Restricted Stock	Return on Invested Capital Units	Stock Performance Units	Restricted Stock	Return on Invested Capital Units	Stock Performance Units
Richard F. Corrado	3/4/2020	22,400	22,400	16,800	658,112	658,112	493,584
	3/1/2021	18,300	18,300	13,725	537,654	537,654	403,241
Quint O. Turner	3/4/2020	17,700	17,700	13,275	520,026	520,026	390,020
	3/1/2021	10,000	10,000	7,500	293,800	293,800	220,350
Edward J. Koharik, III	7/31/2019	7,500	—	—	220,350	—	—
	3/4/2020	10,900	10,900	8,175	320,242	320,242	240,182
	3/1/2020	7,300	7,300	5,475	214,474	214,474	160,856
W. Joseph Payne	3/4/2020	10,900	10,900	8,175	320,242	320,242	240,182
	3/1/2021	7,200	7,200	5,400	211,536	211,536	158,652
Michael L. Berger	3/4/2020	9,700	9,700	7,275	284,986	284,986	213,740
	3/1/2021	11,000	11,000	8,250	323,180	323,180	242,385
(1)
The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal years 2020 and 2021 under the 2015 LTI Plan. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.” The grants made in fiscal years 2020 and 2021 will vest on December 31, 2022, and December 31, 2023, respectively. The amounts granted in 2021 to Messrs. Corrado, Turner, Koharik and Payne were reduced in order to comply with the limitations on executive compensation under one or more PSP Agreements. The PSP Agreements are described in further detail above under the heading “COVID-19 Payroll Support Programs.”

(2)
The amounts shown were calculated using a per share value of $29.38, the closing market price of our common stock on December 31, 2021. In addition, the amounts shown assume that the stock performance units and the ROIC units will be paid out at the maximum level for both the 2021 and 2020 awards, based on the Company’s performance under the respective awards as of December 31, 2021

Vested Equity Awards at Fiscal Year-End Table
The following table sets forth information about equity awards held by the named executive officers that vested as of December 31, 2021.
	Number of Shares Acquired on Vesting (#)(1)			Value Realized on Vesting ($)(2)
Name	Restricted Stock	Return on Invested Capital Units	Stock Performance Units	Restricted Stock	Return on Invested Capital Units	Stock Performance Units
Richard F. Corrado	17,200	7,666	4,025	505,336	241,556	126,828
Quint O. Turner	14,000	6,200	3,255	411,320	195,362	102,565
Edward J. Koharik, III	—	—	—	—	—	—
W. Joseph Payne	8,300	5,533	2,905	243,854	174,345	91,537
Michael L. Berger	7,100	4,733	2,485	208,598	149,137	78,302
(1)
The amounts shown reflect the number of shares of restricted stock and performance-based stock units that were granted to each of the named executive officers for fiscal year 2019 that vested as of December 31, 2021, under the 2015 LTI Plan. While the Company’s stock performance was one peer company below the threshold level (the 40th percentile of the NASDAQ Transportation Index), the Compensation Committee exercised its discretion in determining that the Company's stock performance had met the threshold level for the reason that trucking companies in the NASDAQ Transportation Index had overperformed arising from the COVID-19 pandemic and in recognition of the senior management team’s extraordinary efforts in managing the Company through the pandemic. The 2015 LTI Plan is described in further detail above under the heading “Long-Term Incentive Compensation.”

(2)
The amounts shown were calculated using a per share value of $29.38 for the restricted stock, which was the closing market price of our common stock on the date of vesting, December 31, 2021, and a per share value of $31.51 for the performance-based stock units, which was the closing market price of our common stock on the date that the stock was issued, February 28, 2022.

2022 PROXY STATEMENT	41

Pension Benefits Table
The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each of the named executive officers, under the RIP and the SERP, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.
Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)
Richard F. Corrado(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	N/A	—
Quint O. Turner	Retirement Income Plan	21.6	934,810
	Supplemental Executive Retirement Plan	20.8	869,876
Edward J. Koharik, III(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	N/A	—
W. Joseph Payne	Retirement Income Plan	14.7	700,228
	Supplemental Executive Retirement Plan	13.9	—
Michael L. Berger(3)	Retirement Income Plan	N/A	—
	Supplemental Executive Retirement Plan	N/A	—
(1)	The RIP and the SERP are described in further detail above under the heading, “Retirement Plans.”
(2)
The valuation method and assumptions used to calculate the amounts shown are included in Note I to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2022, and are based on the SERP in effect as of December 31, 2021.

(3)	Messrs. Berger, Corrado and Koharik do not participate in the RIP or the SERP.
Nonqualified Deferred Compensation Table
The table below sets forth information concerning each of the named executive officer’s participation in the DCP, which plan is described above under the heading “Retirement Plans.” Each of the named executive officers is 100% vested in his aggregate account balance.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last Fiscal Year End ($)
Richard F. Corrado	—	$103,467	$78,371	—	$588,492
Quint O. Turner	—	$63,667	$114,195	—	$705,203
Edward J. Koharik, III	—	—	—	—	—
W. Joseph Payne	—	$49,397	$28	—	$337,464
Michael L. Berger	—	$31,935	$10,829	—	$101,413
(1)	These amounts were credited in 2022 but relate to 2021. These amounts are also reported in the “All Other Compensation” column in the Summary Compensation Table on page 39.
Potential Payments Upon Termination or Change in Control
Payments Made Upon Retirement
Certain of the named executive officers participated in the RIP and the SERP in 2021. These plans are discussed above under the heading “Retirement Plans” and the present value of accumulated benefits payable to each of the named executive officers under these plans is described above under the heading “Pension Benefits Table.”
In addition, the restriction on any shares of restricted stock granted pursuant to the Company's long-term incentive plans would be removed automatically and the stock would be distributed to the executive in conjunction with his retirement. Further, a pro-rata portion of the award of any performance-based stock units granted under such plans would be paid out to the executive at the end of the performance period.
Payments Made Upon Disability
Under the terms of the Company's short-term disability plan, each of the named executive officers would be entitled to receive 50% of his annual base salary (up to a maximum of $1,000 per week) for a six-month period beginning 15 days from the date he first became disabled. In the event the named executive officer continued to be disabled for a period longer than six months, he would be entitled to participate under the Company’s long-term disability plan. Under the Company’s long-term disability plan, the named executive officer would be entitled to receive two-thirds of his annual base salary (up to a maximum of $15,000 per month)
42	2022 PROXY STATEMENT

during the period of disability. The payments would continue until the named executive officer died, ceased to have a disability or reached his normal retirement age for purposes of receiving Social Security benefits. The definition of disability is the same as that used for the disability plans covering all full-time non-union employees of the Company. Namely, the named executive officer must be unable to perform the material and substantial duties of his occupation. Further, after 24 months, the named executive officer must be unable to perform the duties of any gainful occupation for which he is reasonably fitted by education, training or experience. The disability benefits would be reduced by any benefits payable under the Company’s pension plans, social security, workers compensation or via subrogation against a third party.
In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the named executive officer in the event he was to become disabled. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the named executive officer at the end of the performance period.
Payments Made Upon Death
In the event of the death of a named executive officer, his surviving spouse would receive those amounts that have accrued and vested under the RIP and the SERP, if any, in the form of a 50% joint and survivor benefit and his beneficiaries would receive those amounts that have accrued and vested under the PSP, which benefit plans are discussed above in this Proxy Statement, including under the headings “Summary Compensation Table” and “Retirement Plans.” In addition, the named executive officer’s beneficiaries would receive life insurance proceeds in the amount of two and one-half times his annual base salary, rounded up to the next $10,000, up to a maximum of $1,500,000. Further, in the event the cause of death was attributable to an accident, the beneficiaries would receive an additional two and one-half times the named executive officer’s annual base salary, rounded up to the next $10,000, up to a maximum of $1,500,000 over and above the life insurance benefit. Further, in the event the cause of death was attributable to an accident while traveling on company business, the beneficiaries would receive an additional two times annual base salary, rounded up to the next $1,000, up to a maximum of $500,000 over and above the life insurance benefit and accidental death benefit.
In addition, the restriction on any shares of restricted stock would be removed automatically and the stock distributed to the name executive officer's beneficiaries in the event of his death. Further, a pro-rata portion of the award of any performance-based stock units would be paid out to the named executive officer's beneficiaries at the end of the performance period.
Payments Upon Change in Control
The Company has entered into change-in-control agreements with certain of its executives, including the named executive officers, as described below under the heading “Potential Payments Upon Termination or Change in Control Table.” The purpose of the agreements is to assist in retaining the executives and better enable them to function effectively without distraction in the event that uncertainty as to the future control of the Company and/or a subsidiary should arise as the result of a merger proposal or acquisition attempt by third parties. The agreements provide that, in the event of a change in control of the Company or the subsidiary that employs the executive, the executive will have the right to remain employed, at not less than his or her respective rate of compensation in effect as of the date of the change in control, for at least four years thereafter.
A change in control is generally defined in the agreements as (i) the direct or indirect acquisition by any person of a greater than 50% ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (ii) the direct or indirect acquisition by any person, within any 12 month period, of a 30% or more ownership interest in or voting power over the Company or the subsidiary of the Company that employs the executive, (iii) a majority of the members of the Board are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, or (iv) the acquisition by any person, within any 12 month period, of assets from the Company or the subsidiary of the Company that employs the executive that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company or the subsidiary, as applicable.
The change-in-control agreements generally provide that, if an executive is terminated without “cause” (defined as willful and continued failure to perform duties after demand from the Board, or willful or gross misconduct) within four years after a change in control, the Company must pay the executive, in addition to all accrued compensation, the equivalent of two years’ (three years in the case of the Chief Executive Officer) salary and bonus. In addition, the executive is entitled to the continuation of his or her group health insurance coverage and certain other benefits for the remainder of the term of the agreement, reimbursement for outplacement services and, if a participant, increased benefits under the SERP. The Company or subsidiary that employs the executive is required to provide the same additional compensation and benefits described above in the event an executive officer resigns due to a material reduction in his or her salary, authority, duties or responsibilities or a material change in the geographic location of his or her employment within four years of a change in control.
2022 PROXY STATEMENT	43

The change-in-control agreements that the Company has with each of the named executive officers do not require the Company to make tax gross-up payments to reimburse the executive officers for any excise tax and associated income taxes on excess parachute payments as outlined under Section 280G and 4999 of the Internal Revenue Code.
The 2015 LTI Plan provides that in the event of a business combination (as defined therein), the restrictions on any shares of restricted stock will lapse and the stock will be distributed. In addition, the performance objectives imposed on any performance-based stock units will be deemed to have been met at the target level or any higher level actually achieved as of the date of the change in control (the “Accelerated Units”) and the executive will receive cash or stock (depending on the nature of the change in control) as if the performance period ended on the date of the change in control. The amount awarded with respect to performance-based stock units will be determined by multiplying the Accelerated Units by the number of whole months between the beginning of the performance period and the date of the change in control divided by the number of whole months in the performance period.
Potential Payments Upon Termination or Change in Control Table
The table below shows potential payments to each of the named executive officers upon (i) retirement, (ii) disability, (iii) death or (iv) termination upon a change in control of the Company. The amounts shown assume that a termination was effective as of December 31, 2021 and are estimates of the amounts that would be paid to the named executive officers upon their termination in addition to the base salary and bonus earned by the named executive officers during 2021 and any applicable pension amounts payable to the named executive officers described above under the headings “Pension Benefits” and “Pension Benefits Table.” The actual amounts that would be paid can only be determined at the actual time of the named executive officer’s termination.
Name(9)	Type of Benefit	Retirement ($)	Disability ($)	Death ($)	Termination Without Cause or for Good Reason After a Change in Control ($)
Richard F. Corrado	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,500,000	—
	Restricted Stock(3)	1,195,766	1,195,766	1,195,766	1,195,766
	Performance-Based Stock Units(4)	1,081,429	1,081,429	1,081,429	1,081,429
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	4,695,813
	Health Care Continuation Coverage(6)	—	—	—	63,946
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	15,085
	Job Outplacement Services(8)	—	—	—	10,000
Quint O. Turner	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,190,000	—
	Restricted Stock(3)	813,826	813,826	813,826	813,826
	Performance-Based Stock Units(4)	778,080	778,080	778,080	778,080
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,618,432
	Health Care Continuation Coverage(6)	—	—	—	87,697
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	18,084
	Job Outplacement Services(8)	—	—	—	10,000
Edward J. Koharik, III	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,100,000	—
	Restricted Stock(3)	—	755,066	755,066	755,066
	Performance-Based Stock Units(4)	—	498,726	498,726	498,726
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,487,744
	Health Care Continuation Coverage(6)	—	—	—	5,956
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	17,328
	Job Outplacement Services(8)	—	—	—	10,000
44	2022 PROXY STATEMENT

Name(9)	Type of Benefit	Retirement ($)	Disability ($)	Death ($)	Termination Without Cause or for Good Reason After a Change in Control ($)
W. Joseph Payne	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,070,000	—
	Restricted Stock(3)	531,778	531,778	531,778	531,778
	Performance-Based Stock Units(4)	497,012	497,012	497,012	497,012
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,456,216
	Health Care Continuation Coverage(6)	—	—	—	103,974
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	17,076
	Job Outplacement Services(8)	—	—	—	10,000
Michael L. Berger	Long-Term Disability Payments(1)	—	180,000	—	—
	Life and Accidental Death Insurance Proceeds(2)	—	—	1,050,000	—
	Restricted Stock(3)	608,166	608,166	608,166	608,166
	Performance-Based Stock Units(4)	521,005	521,005	521,005	521,005
	Severance Pay under Change-in-Control Agreement(5)	—	—	—	1,416,720
	Health Care Continuation Coverage(6)	—	—	—	121,830
	Premiums for Life, AD&D, Short-Term Disability and Long-Term Disability Insurance(7)	—	—	—	16,908
	Job Outplacement Services(8)	—	—	—	10,000
(1)
This amount represents the value of long-term disability payments for one year. However, the executive officer would receive short-term disability benefits for the first six months of any disability, which in the case of the named executive officers would constitute 50% of their base salary (up to a maximum of $1,000 per week).

(2)
This amount assumes the cause of death was not attributable to an accident. The following amounts would be paid to the named executive officers’ beneficiaries in the event the cause of death was attributable to an accident: Mr. Corrado ($3,000,000), Mr. Turner ($2,380,000), Mr. Koharik ($2,200,000), Mr. Payne ($2,140,000) and Mr. Berger ($2,100,000). Further, the following amounts would be paid to the named executive officers’ beneficiaries in the event the cause of death was attributable to an accident while traveling on business: Mr. Corrado ($3,500,000), Mr. Turner ($2,880,000), Mr. Koharik ($2,700,000), Mr. Payne ($2,640,000) and Mr. Berger ($2,600,000).

(3)
These amounts were calculated using a per share value of $29.38, the closing market price of our common stock on December 31, 2021. Mr. Corrado became eligible for early retirement as of November 27, 2014. Mr. Turner became eligible for early retirement as of December 6, 2017. Mr. Payne became eligible for early retirement as of December 7, 2018. Mr. Berger became eligible for early retirement as of December 16, 2020.

(4)
These amounts were calculated using a per share value of $29.38, the closing market price of our common stock on December 31, 2021. In addition, the performance-based stock units awarded in 2020 and 2021 were valued at the maximum amount for the stock performance units and the ROIC units.

(5)
This amount constitutes the equivalent of two years’ (three years in the case of Mr. Corrado) salary and bonus for the named executive officer as well as the cash value of contributions that the Company would have made on his behalf for a 3-year period under the CAP 401(k) 5%.

(6)
Under the change-in-control agreement, the Company will pay the named executive officer’s health insurance premiums for the remaining term of the agreement provided that the executive has elected COBRA continuation coverage and, at the end of such continuation coverage period, shall arrange for the executive to receive health benefits substantially similar to those which the executive was receiving immediately prior to the termination of the coverage period. The amount for Mr. Corrado reflects the value of the Company’s portion of the cost until Mr. Corrado reaches age 65 and is merely intended as an estimate.

(7)
This amount constitutes the value of life, AD&D, short-term disability and long-term disability insurance premiums that the Company would have paid on the named executive officer's behalf for the four-year term of the change-in-control agreement and is merely intended as an estimate.

(8)	This constitutes the maximum amount that the Company will pay or reimburse to the named executive officer for job outplacement services under the terms of the change-in-control agreement.
2022 PROXY STATEMENT	45

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the Company’s and its consolidated subsidiaries’ employees to the annual total compensation of Mr. Corrado, the Chief Executive Officer, for the year ended December 31, 2021.
The median of the annual total compensation of all employees of the Company and its consolidated subsidiaries, except the Chief Executive Officer, for 2021 was $55,720. The annual total compensation of the Chief Executive Officer of the Company for 2021 was $2,600,153. Based on this information, the annual total compensation of the Chief Executive Officer was approximately 47 times that of the annual total compensation of our median employee in 2021.
The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, using the methodology and material assumptions, adjustments and estimates described below. Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions and adjustments, and make reasonable estimates and assumptions reflecting their compensation practices, our pay ratio may not be comparable to the pay ratio reported by other companies.
We used the following methodology to identify and determine the annual total compensation of the median employee and to determine the annual total compensation of the Chief Executive Officer. As of December 31, 2021, our employee population consisted of approximately 5,280 employees (excluding the Chief Executive Officer), including full-time, part-time and temporary employees employed on that date. To find the median of the annual total compensation of our employees (other than the Chief Executive Officer) as of December 31, 2021, we used the gross taxable wages from our payroll records that were used for IRS reporting purposes on Form W-2 for 2021. Due to the growth and turnover in the employee workforce in 2021 versus 2020, we annualized the compensation for those full-time and part-time employees who were employed during 2021, but who did not work for us the entire 2021 fiscal year. No full-time equivalent adjustments were made for part-time or temporary employees. We identified our median employee using this compensation measure and methodology, which was consistently applied to all employees included in the calculation. After identifying the median employee, we added together all of the elements of such employee’s compensation for 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $55,720. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table appearing on page 39 of this Proxy Statement, which is also in accordance with the requirements of Item 402(c)(2)(x).
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is now, or has ever been, an officer or employee of the Company or any of its subsidiaries. No members of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2021 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. No executive officer of the Company serves or served during 2021 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or Compensation Committee.
46	2022 PROXY STATEMENT

STOCK OWNERSHIP OF MANAGEMENT
The following table sets forth information as to the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC) by each director of the Company and the named executive officers on the Record Date, and by all directors and executive officers as a group:
Name	Common Stock of the Company Beneficially Owned(1)	Percentage of Common Stock Outstanding(2)
Directors(3)
Richard M. Baudouin(4)	13,076	*
Phyllis J. Campbell	3,934	*
Joseph C. Hete	486,752	*
Raymond E. Johns, Jr.	16,768	*
Laura J. Peterson	13,371	*
Randy D. Rademacher	42,176	*
J. Christopher Teets(5)	3,728	*
Jeffrey J. Vorholt	31,643	*
Paul S. Williams	—	*
Named Executive Officers(6)
Richard F. Corrado, President and Chief Executive Officer(7)	179,543	*
Quint O. Turner, Chief Financial Officer	252,034	*
Edward J. Koharik, III, Chief Operating Officer	35,400	*
W. Joseph Payne, Chief Legal Officer & Secretary	166,981	*
Michael L. Berger, Chief Commercial Officer	30,200	*
All Directors and Executive Officers as a Group (14 Persons)	1,275,606	1.7%
*	Less than 1% of common stock outstanding.
(1)	Except as otherwise noted, none of the individuals shares with another person either voting or investment power as to the shares reported.
(2)	Based on 74,337,226 shares outstanding (which includes 440,639 shares of restricted stock) as of the Record Date.
(3)
The stock ownership information for the directors does not include restricted stock units held by the following directors in the following amounts: Messes. Campbell (3,250) and Peterson (3,250), and Messrs. Baudouin (40,438), Hete (3,250), Johns (10,357), Rademacher (95,969), Teets (103,898), Vorholt (94,998), and Williams (7,184).

(4)	Mr. Baudouin has announced his intention to resign from the Board, effective April 30, 2022.
(5)
The information for Mr. Teets does not include shares beneficially owned by Red Mountain Capital Partners LLC. Mr. Teets, a Partner of Red Mountain Capital Partners LLC, disclaims beneficial ownership of the shares of the Company beneficially owned or deemed to be beneficially owned by Red Mountain Capital Partners LLC.

(6)
These amounts include the restricted shares held by Messrs. Corrado (54,800), Turner (38,200), Koharik (35,400), Payne (27,600) and Berger (30,000), as to which the holder has sole voting, but no dispositive power.

(7)	Mr. Corrado also serves as a director.
2022 PROXY STATEMENT	47

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte, an independent registered public accounting firm, examined the financial statements of the Company for 2021 and has been selected by the Audit Committee of the Board to serve as the Company’s independent registered public accounting firm for 2022.
We are asking the stockholders to ratify the Audit Committee’s selection. In the event of a negative vote on the ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte are expected to be present at the virtual Annual Meeting. The representatives will have an opportunity to make a statement if they so desire and will be available to respond to questions.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	✔
Fees of the Independent Registered Public Accounting Firm
The aggregate fees billed to the Company for professional services by Deloitte in calendar years 2021 and 2020 are as follows:
	Year Ended December 31
	2021	2020
Audit Fees	$1,390,001	$1,296,271
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,032	—
Total	$1,392,033	$1,296,271
Audit Fees
These are the aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2021 and December 31, 2020, the effectiveness of the Company’s internal controls as of December 31, 2021 and December 31, 2020, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services rendered in connection with the filing of registration statements.
Audit-Related Fees
There were no fees billed for audited-related services for the fiscal years ended December 31, 2021 or December 31, 2020.
Tax Fees
There were no fees billed for tax services for the fiscal years ended December 31, 2021 or December 31, 2020.
All Other Fees
There were $2,032 in fees billed for other services for the fiscal year ended December 31, 2021. There were no fees billed for other services for the fiscal year ended December 31, 2020.
Auditor Independence
In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and the Company's management and determined that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
48	2022 PROXY STATEMENT

Pre-Approval Policy
All audit services for 2021 were pre-approved by the Audit Committee. The charter of the Audit Committee provides for pre-approval of all audit and non-audit services, other than with respect to de minimis exceptions permitted by law or regulation, performed by the Company’s independent registered public accounting firm. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The charter of the Audit Committee authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to non-audit services, but the decision must be presented to the full Committee at the next regularly scheduled Committee meeting.
2022 PROXY STATEMENT	49

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking stockholders to approve an advisory resolution on the Company's compensation of its named executive officers as reported in this Proxy Statement. The Compensation Committee and the Board of Directors believe that the compensation policies and practices of the Company articulated in the “Compensation Discussion and Analysis” contained in this Proxy Statement are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to the Company's success.
A significant portion of the compensation of our named executive officers is tied closely to the performance of the Company, thus aligning our officers’ interests with those of our stockholders. The annual cash incentive bonus paid to our named executive officers under the Company's Executive Incentive Compensation Plan (“EIC Plan”), as described on pages 31 through 33, is based in large part on the Company's net income from continuing operations, while the remainder is designed to incentivize and reward the achievement of strategic objectives that are more specifically targeted to the named executive officer. Further, as described on pages 33 and 34 of this Proxy Statement, the grant to our named executive officers of restricted stock and performance-based stock unit awards further aligns our executives’ interests with our stockholders’ interests.
As disclosed under “Stock Ownership Guidelines” and “Stock Ownership of Management,” each of our named executive officers also owns shares of common stock of the Company, thus giving each of them a direct, vested interest in long-term Company performance and stockholder return. Further, with the exception of change in control agreements, the Company does not maintain employment agreements with any of the named executive officers. Each of the named executive officers is employed at will and is expected to perform in order to continue serving as a member of the executive team.
We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 29 of this Proxy Statement, which describes in more detail how our executive compensation policies and practices operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative appearing on pages 39 through 45, which provide detailed information on the compensation of our named executive officers. Also included therein, under “Advisory Votes on Executive Compensation” on page 31, is additional information concerning the results of advisory votes on executive compensation in recent years.
In accordance with provisions of the Exchange Act, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Air Transport Services Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2022 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors will review and consider the voting results when making future decisions regarding our executive compensation program.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION PROPOSAL	✔
50	2022 PROXY STATEMENT

PROPOSAL 4

COMPANY PROPOSAL TO AMEND AND RESTATE THE 2015 LONG-TERM INCENTIVE PLAN
We are seeking stockholder approval to amend and restate the Air Transport Services Group, Inc. 2015 Long-Term Incentive Plan.
For purposes of this Proposal 4, the term “2015 LTI Plan” refers to the Air Transport Services Group, Inc. 2015 Long-Term Incentive Plan, as currently in effect, and the term “Amended Plan” refers to the Amended and Restated 2015 Air Transport Services Group Long-Term Incentive Plan, after taking into account all amendments set forth in this Proposal 4 and the text of the Amended Plan attached as Appendix A. The term “Preexisting Plan” refers to the Amended and Restated Air Transport Services Group, Inc. 2005 Long-Term Incentive Plan.
In 2015, the Board adopted the 2015 LTI Plan, which was approved by the Company’s stockholders at the annual meeting of stockholders held on May 7, 2015. On April 7, 2022, the Board unanimously adopted, subject to approval by our stockholders at the Annual Meeting, the Amended Plan. Because we believe equity compensation is a valuable tool to attract and retain exceptional personnel, motivate performance and align the interests of our personnel with the interests of our stockholders, we believe that adoption of the Amended Plan is critically important to our continued success.
The Amended Plan makes the following material changes to the 2015 LTI Plan:
•	The number of shares of common stock, par value $0.01 per share, of the Company (“Shares”) currently available for issuance under the 2015 LTI Plan is increased by 3,000,000 Shares.
•	The term of the 2015 LTI Plan is extended to May 25, 2032, the 10th anniversary of the Annual Meeting.
•
The 2015 LTI Plan has been updated to include new requirements and limitations reflecting current best corporate practices, including the requirement of a minimum one-year vesting period for all types of awards granted under the Amended Plan, with customary exceptions set forth in the Amended Plan.

•	The 2015 LTI Plan has been revised to reflect changes to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
Increase in Share Authorization. As of the Record Date, we have only 801,207 Shares available for future awards under the 2015 LTI Plan assuming, for purposes of our outstanding performance-based stock units (the “Performance Units”), achievement of the performance goals at the maximum level. As a result of the limited number of Shares remaining available for issuance under the 2015 LTI Plan, and in order to have an appropriate number of Shares available for future equity awards, on recommendation of the Compensation Committee, the Board approved an increase in the number of Shares reserved for issuance under the Amended Plan of 3,000,000 Shares. Under the Amended Plan, all shares issued pursuant to the exercise or settlement of awards outstanding as of the date of stockholder approval of the Amended Plan or granted under the Amended Plan after the date of stockholder approval will be counted against the share limit as one share, regardless of the type of award.
In making its determination of the number of additional Shares to be authorized for issuance pursuant to the Amended Plan, the Board considered our prospective equity compensation needs in view of our historical granting practices and our run rate (as explained below), as well as the dilutive impact of the Amended Plan to our stockholders.
Our potential dilution, or “overhang,” from outstanding awards under the Preexisting Plan and the 2015 LTI Plan and Shares available for future awards under the Amended Plan is approximately 7.0% (basic dilution). For this purpose, dilution is calculated as a percentage, where the numerator is the sum of the approximately 801,207 Shares currently reserved under the 2015 LTI Plan for granting of future equity awards, plus the 1,436,783 Shares subject to outstanding awards under the 2015 LTI Plan, plus, for purposes of the estimated future dilution, the 3,000,000 new Shares that would be added if the Amended Plan is approved by stockholders, in each case as determined without using fungible share accounting, and the denominator is the number of our Shares outstanding as of the Record Date. On a fully diluted basis (whereby the total of the numerator above is also added to the number of our Shares outstanding in the denominator), the potential dilution would be 6.6%.
Based solely on the rate at which we have granted awards to date under the 2015 LTI Plan, and assuming that future awards under the Amended Plan would be made at approximately the same rate, the total number of Shares available for grant under the Amended Plan is calculated to last approximately nine years, including the 3,000,000 new Shares that would added in
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conjunction with stockholder approval of the Amended Plan. However, the amount of awards granted in the past is not necessarily indicative of the amount that may be granted in the future. The amount of future grants is not currently known and will depend on various factors, including, but not limited to, the stock price of our Shares on future dates of grant, the volatility of the Shares and prevailing market conditions, as well as the growth of our employee population and our future grant practices. If our stockholders do not approve and adopt the Amended Plan, we will not have enough Shares available for issuance under the 2015 LTI Plan to fund our normal annual equity grants in 2025.
We have a three-year average run rate, calculated as of December 31, 2021 of 0.5%. The following table summarizes the number of equity awards granted and our run rate for each of the last three fiscal years:
	2019	2020	2021
Performance-Based Stock Units(1)	125,200	201,400	117,100
Restricted Shares	151,300	201,400	121,339
Restricted Stock Units	26,096	34,254	35,406
Total	302,596	437,054	273,845

Weighted average Shares outstanding	58,899,022	59,128,063	68,852,572
Run rate (%)(2)	0.5%	0.7%	0.4%
(1)
Includes Performance Units at target. The actual number of Performance Units that will vest and be earned depends upon our future performance and may be increased by up to 175% from the target number if we achieve the maximum performance level for all of the applicable performance goals and be decreased to zero if we fail to achieve the threshold performance level for all of the applicable performance goals.

(2)
The run rate was calculated for each year based on the sum of the Performance Units, Restricted Shares and Director Restricted Share Units granted during the year divided by the weighted average number of Shares outstanding for such year.

For more information concerning the outstanding awards under the 2015 LTI Plan and the number of Shares available for issuance under the 2015 LTI Plan, see “Equity Compensation Plan Information” and “Outstanding Equity Awards at Fiscal Year-End Table” on pages 34 and 41 of this Proxy Statement, respectively.
New Minimum Vesting Requirement on Awards. The Amended Plan includes a new requirement providing that no award may vest (in full or in part) prior to the first anniversary of the date of grant, subject to a 5% carve-out and certain limited exceptions in the case of a Change in Control or a participant’s death, termination due to Disability or Retirement (as such capitalized terms are defined in the Amended Plan). Currently under the 2015 LTI Plan, Restricted Shares and Other Share Based awards that are not performance based must have vesting periods over at least one year with certain limitations, and if such awards are performance-based, then performance must be measured over a period of at least one year. The Amended Plan applies the one-year vesting requirement to all types of equity-based awards granted under the Amended Plan.
Section 162(m) Revisions. The Amended Plan reflects and incorporates changes to Section 162(m) of the Internal Revenue Code (the “Code”) resulting from the passage of the Tax Cuts and Jobs Act of 2017. Specifically, the Amended Plan addresses the repeal of the exclusion for performance-based compensation under Section 162(m) of the Code, effective for taxable years beginning after December 31, 2017, such that compensation paid to covered executives in excess of $1 million is not deductible by the Company unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Amended Plan revises the 2015 LTI Plan to account for changes to Section 162(m) of the Code as follows:
•	Deletes various defined terms that are no longer applicable as a result of changes to Section 162(m) of the Code, such as the terms “Covered Employee” and “Performance-Based Compensation”;
•
Eliminates the distinction between performance criteria that were applicable to awards designed to comply with the “performance-based compensation” exemption under Section 162(m) of the Code and other performance criteria that could be applied to awards granted under the 2015 LTI Plan outside the scope of Section 162(m) of the Code; and

•
Eliminates the individual fiscal year award limits under the 2015 LTI Plan, which were required by Section 162(m) of the Code. Under the 2015 LTI Plan, the Compensation Committee is not permitted to grant during any fiscal year any participant options covering more than 200,000 Shares, SARs covering more than 200,000 Shares, more than 200,000 Restricted Shares, Other Share-Based Awards covering more than 200,000 Shares, cash awards equal to more than $2.0 million, Performance-Based Awards that are to be settled in Shares covering more than 200,000 Shares, Performance- Based Awards that are to be settled in cash equal to more than $2.0 million or full-value awards covering more than 400,000 Shares.

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Corporate Governance Practices
From time to time, we review the Company’s benefits, including the 2015 LTI Plan, to ensure they reflect best corporate governance practices. The proposed Amended Plan includes a number of new features that the Company believes are consistent with best corporate practices, including a one-year minimum vesting period for all types of equity-based awards. The Amended Plan also includes a number of provisions that are already reflected in the 2015 LTI Plan that we believe reflect best corporate governance practices and protect the interests of our stockholders.
The Amended Plan includes the following:
No Discounted Options or SARs. Options and SARs may not be granted under the Amended Plan with an exercise price less than the fair market value of our Shares on the date of grant.
No Repricing Without Stockholder Approval. The Company cannot, without stockholder approval, “reprice” an outstanding Option or SAR by reducing the exercise price of such Option or SAR, exchanging such Option or SAR for a new Option or SAR with a lower exercise price or, in the case of an underwater Option or SAR, cancelling such Option or SAR for cash or other awards.
No Tax Gross-Ups. The Amended Plan does not provide for any tax gross-ups.
No Automatic Grants. The Amended Plan does not provide for automatic grants to any participant.
Independent Committee Administration. The Amended Plan will be administered by the Compensation Committee, whose members satisfy the NASDAQ standards for independence and the disinterested administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
No Liberal Share Recycling. In no event will the following Shares again become available for issuance as awards under the Amended Plan: (a) Shares not issued or delivered as a result of the net settlement of an Option or a Stock Appreciation Right that is settled in Shares; (b) Shares tendered or withheld to pay the exercise price of an award; and (c) Shares tendered or withheld to pay the withholding taxes related to an Award. The Amended Plan adds an additional provision restricting the reissuance of Shares repurchased on the open market with the proceeds of an Option exercise.
Clawback and Forfeiture Provisions. The Amended Plan authorizes the Compensation Committee to provide for the forfeiture of awards if a recipient competes with the Company, engages in activity detrimental to the Company’s best interests, or breaches any agreement or covenant with the Company (such as a non-solicitation, non-disclosure, confidentiality or assignment of inventions or works agreement). The Amended Plan further provides that each participant who receives an award under the Amended Plan shall agree to the application of such award to any policy adopted by any exchange on which the Shares are listed that requires the repayment of incentive-based compensation received by a participant under the circumstances set forth in such policy.
No Annual “Evergreen” Provision. The Amended Plan does not provide for an annual, automatic increase in the number of Shares available for future awards.
Summary of the Proposed Amended Plan
The principal features of the Amended Plan are summarized below. This summary is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached to this Proxy Statement as Appendix A.
Purpose of the Amended Plan
The purpose of the Amended Plan is to promote our long-term financial success and increase stockholder value by motivating performance through incentive compensation. We believe that equity-based awards are a competitive necessity in our industry and essential to our continued ability to recruit and retain the individuals needed to successfully execute our business plan and achieve strong performance in the future. The Amended Plan will serve these purposes by making equity- and cash-based awards available for grant to eligible participants in the form of:
•	nonqualified stock options to purchase Shares (“NQSOs”);
•	incentive stock options to purchase Shares (“ISOs” and, together with NQSOs, “Options”);
•	stock appreciation rights (“SARs”);
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•	restricted Shares (“Restricted Shares”);
•
other share-based awards – awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of our Shares, including time-based or performance-based restricted Share units that are paid or otherwise settled in Share and/or cash (“Other Share-Based Awards”); and

•	cash-based awards (“Cash Awards”).
Available Shares
Subject to the adjustments discussed below, the aggregate number of Shares that will be available for the grant of new awards under the Amended Plan will be 3,801,207. This number includes (1) 801,207 Shares that are currently available for new awards under the 2015 LTI Plan and (2) the additional 3,000,000 Shares that will be made available under the Amended Plan. A total of 1,163,941 Shares are subject to outstanding awards under the 2015 LTI Plan, which awards will continue to be outstanding under the Amended Plan. Shares issued under the Amended Plan may consist of: (1) treasury shares; (2) authorized but unissued Shares not reserved for any other purpose; or (3) Shares purchased by us in the open market.
Upon the grant of an Option or a SAR, we will reduce the number of Shares available for issuance under the Amended Plan by an amount equal to the number of Shares subject to such award. Upon the grant of an award, other than an Option or an SAR, that is to be settled by the issuance of Shares, we will reduce the number of Shares available for issuance under the Amended Plan by an equivalent number of Shares. In the case of any SAR which settled in Shares, we will count the full number of Shares subject to such SAR against the number of Shares available for future awards, regardless of the number of Shares used to settle the SAR upon exercise. In addition, Shares subject to an award that are used to pay the exercise price of such award or are withheld or repurchased to satisfy any taxes required to be withheld with respect to any taxable event arising under such award will not again be available for issuance under the Amended Plan.
The following Shares may be awarded under the Amended Plan and do not count against the Share limitations discussed above:
•	Shares covered by an award granted under the Amended Plan that expires or is forfeited, cancelled, surrendered or otherwise terminated without the issuance of such Shares;
•	Shares covered by an award granted under the Amended Plan that, by its terms, may be settled only in cash;
•
Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become eligible participants in the Amended Plan as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and us; and

•
Shares subject to currently outstanding awards under our predecessor equity compensation plan, the Preexisting Plan, as of May 7, 2015 that, on or after such date, cease to be subject to such awards other than by reason of exercise or settlement to the extent they are exercised for or settled in vested and non-forfeitable Shares.

In the event of any Share dividend or split, recapitalization, merger, reorganization, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or any other change affecting the Shares, the Compensation Committee will make such substitutions and adjustments as it deems equitable and appropriate to: (1) the number of Shares that may be issued under the Amended Plan; (2) any Share-based limits imposed under the Amended Plan; and (3) the exercise price, number of Shares and other terms or limitations applicable to outstanding awards.
Administration
The Compensation Committee will administer the Amended Plan. The Compensation Committee will be comprised of at least three directors, each of whom will be independent under the Nasdaq Rules and a “non-employee” director (within the meaning of Rule 16b-3 under the Exchange Act).
As plan administrator, the Compensation Committee will determine which participants will be granted awards, the type of each award granted and the terms and conditions of each award. The Compensation Committee will also have full power and authority to: (i) establish, amend and rescind rules and regulations relating to the Amended Plan; (ii) interpret the Amended Plan and all related award agreements; and (iii) make any other determinations that it deems necessary or desirable for the administration of the Amended Plan. Any action taken by the Compensation Committee will be final, binding and conclusive on all parties.
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Each award granted under the Amended Plan will be evidenced by a written or electronic award agreement with the participant which describes the terms and conditions of the award, including: (i) the type of award and when and how it may be exercised or earned; (ii) any exercise price associated with the award; (iii) how the award will or may be settled; and (iv) any other applicable terms and conditions affecting the award.
Eligibility
The Compensation Committee may select any of the following persons to receive awards under the Amended Plan: (i) any of our employees or employees of our subsidiaries; and (ii) any of the non-employee directors of the Company or our subsidiaries. As of the date of this Proxy Statement, we have eight non-employee directors and approximately 5,605 employees. No decision has been made by the Compensation Committee to grant awards for any of the 3,000,000 additional Shares that will be subject to the Amended Plan.
Types of Awards
Options. The Compensation Committee may grant Options at any time during the term of the Amended Plan to such individuals, in such number and upon such terms and conditions as it determines to be appropriate. The exercise price of any Option will be at least equal to the fair market value of the Shares (i.e., the closing price of the Shares on the NASDAQ Global Select Market) on the date the Option is granted, and may be paid by the holder in cash, by tendering previously-acquired Shares, by a cashless exercise; and/or through any other method approved in advance by the Compensation Committee. The Compensation Committee will also determine for each Option granted under the Amended Plan: the term during which the Option may be exercised (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of each Option, all of which will be reflected in the related award agreement. Except as otherwise set forth in the Amended Plan with respect to a Change in Control or described in the related award agreement in connection with a participant’s death, termination due to Disability and/or Retirement, no Option may vest, in full or in part, prior to the first anniversary of the date of grant. Notwithstanding the foregoing, the Committee may grant awards covering up to 5% of the Shares available for issuance under the Amended Plan without regard to any minimum vesting requirement (the “5% Carve-Out”). In no event will dividends or dividend equivalents be payable or credited in respect of Options.
The award agreement will specify whether the Option is intended to be an ISO or a NQSO. There is no limitation in the Amended Plan as to the number of Shares available for issuance under ISOs. However, the Compensation Committee may only grant ISOs to our employees or those of our subsidiaries, and ISOs will be subject to certain additional restrictions, including without limitation compliance with the requirements of Section 422 of the Code.
Stock Appreciation Rights. The Compensation Committee may grant SARs at any time during the term of the Amended Plan in such number, and upon such terms and conditions, as it determines appropriate. The exercise price of any SAR will be at least equal to the fair market value of the underlying Shares on the date the SAR is granted. The Compensation Committee will also establish the term of the SAR (which may not exceed ten years), the vesting terms and conditions and any other terms and conditions of the SAR, all of which will be reflected in the related award agreement. Subject to the 5% Carve-Out, no SAR may vest, in full or in part, prior to the first anniversary of the date of grant, except as otherwise set forth in the Amended Plan with respect to a Change in Control or described in the related award agreement in connection with a participant’s death, termination due to Disability and/or Retirement.
Upon exercise of a SAR, a participant will be entitled to receive an amount equal to the difference between: (i) the fair market value of a Share on the exercise date and (ii) the exercise price per Share, multiplied by the number of Shares with respect to which the SAR is exercised. A SAR may be settled in Shares, cash or a combination thereof, as specified by the Compensation Committee in the related award agreement.
Restricted Shares. The Compensation Committee may grant Restricted Shares at any time during the term of the Amended Plan in such number, and upon such terms and conditions, as it determines. Restricted Shares consist of Shares that are issued to a participant but are subject to forfeiture based upon satisfaction of certain terms, conditions and restrictions which may include, without limitation: (i) a requirement that participants pay a purchase price for each Restricted Share; (ii) restrictions based on the achievement of specific performance goals; (iii) time-based restrictions; or (iv) holding requirements or sale restrictions upon vesting. The Compensation Committee will determine the terms, conditions and restrictions applicable to each Restricted Share award, all of which will be reflected in the related award agreement. Subject to the 5% Carve-Out, no Restricted Share award may vest, in full or in part, prior to the first anniversary of the date of grant, except as otherwise set forth in the Amended Plan with respect to a Change in Control or described in the related award agreement in connection with a participant’s death, termination due to Disability and/or Retirement.
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During the period that Restricted Shares remain subject to forfeiture: (i) we may retain the certificates representing Restricted Shares; (ii) a participant may not sell or otherwise transfer his or her Restricted Shares; and (iii) unless otherwise provided in the related award agreement, a participant will generally be entitled to exercise full voting rights and receive all dividends paid with respect to his or her Restricted Shares (except that receipt of any such dividends will be subject to the same terms, conditions and restrictions as apply to the Restricted Shares).
At the end of the applicable restriction period, the participant will forfeit his or her Restricted Shares if all terms, conditions and restrictions specified in the related award agreement have not been met; or we will distribute the Restricted Shares to the participant if all terms, conditions and restrictions specified in the related award agreement have been met.
Other Share-Based Awards. The Compensation Committee may grant Other Share-Based Awards at any time during the term of the Amended Plan in such number, and upon such terms and conditions, as it determines. The Compensation Committee may grant Other Share-Based Awards in such form as it determines, including, without limitation, unrestricted Shares, time-based or performance-based restricted share units that are settled in Shares and/or cash. The award agreement relating to each Other Share-Based Award will specify the terms and conditions upon which the award will vest, the form of settlement (which may be cash, Shares or a combination thereof), whether the award will include dividend equivalents and any other terms and conditions of the award.
Subject to the 5% Carve-Out, no Other Share-Based Award may vest, in full or in part, prior to the first anniversary of the date of grant, except as otherwise set forth in the Amended Plan with respect to a Change in Control or described in the related award agreement in connection with a participant’s death, termination due to Disability and/or Retirement.
Cash-Based Awards. The Compensation Committee may grant Cash Awards at any time during the term of the Amended Plan in such amounts, and upon such terms and conditions, as it determines. The award agreement relating to each Cash Award will specify the payment amount or payment range, any applicable performance objectives and any other terms and conditions of such award.
Performance-Based Awards. Under the Amended Plan, the Compensation Committee may grant any award as a performance-based award (each, a “Performance-Based Award”). Specifically, the Compensation Committee will condition the grant, vesting, exercisability and/or settlement of each Performance-Based Award on the attainment during a specified performance period of performance goals based on one or more performance criteria established by the Compensation Committee. As determined by the Compensation Committee, the selected performance criteria may relate to the individual participant, the Company, one or more affiliates of the Company and/or one or more divisions or business units of the Company or its affiliates, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices. The Compensation Committee may calculate the performance criteria relating to any Performance-Based Award without regard to extraordinary items, unusual or non-recurring events and/or changes in applicable tax laws or accounting principles. After the end of the performance period, the Compensation Committee will determine whether the performance goals and other material terms imposed on the Performance-Based Award have been satisfied. The Compensation Committee has the authority to exercise negative discretion and reduce (but not increase) the amount of a Performance-Based Award actually paid to a participant.
Subject to the 5% Carve-Out, no Performance-Based Award may vest, in full or in part, prior to the first anniversary of the date of grant, except as otherwise set forth in the Amended Plan with respect to a Change in Control or described in the related award agreement in connection with a participant’s death, termination due to Disability and/or Retirement.
Termination of Employment or Service
The Compensation Committee will determine the extent to which each award granted under the Amended Plan will vest and the extent to which a participant will have the right to exercise and/or settle the award in connection with a participant’s termination of employment or service. Such provisions, which will be reflected in the related award agreement, need not be uniform among all awards and may reflect distinctions based on the reasons for termination. However, the Compensation Committee may only accelerate the vesting conditions of an award upon a participant’s termination due to death, Disability or Retirement (as such terms are defined in the Amended Plan).
Change in Control
Except as otherwise provided in the related award agreement, in the event of a Change in Control (as that term is defined in the Amended Plan), the Compensation Committee may take such actions, if any, as it deems necessary or desirable with respect to any outstanding award as of the date of the consummation of such Change in Control. Such actions may include, without limitation: (i) the acceleration of the vesting, settlement and/or exercisability of an award; (ii) the payment of a cash amount in exchange for the cancellation of an award; and/or (iii) the issuance of substitute awards that substantially preserve the value, rights and benefits of any awards affected by the Change in Control.
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Transferability
Except as otherwise provided in the related award agreement: (i) a participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate an award, except by will or the laws of descent and distribution; and (ii) during a participant’s lifetime, only the participant or his or her guardian or legal representative may exercise an award.
No Rights as a Stockholder
Except as otherwise provided in the Amended Plan or in a related award agreement, a participant will not have any rights as a stockholder with respect to Shares covered by an award unless and until the participant becomes the record holder of such Shares.
Repricing
The Amended Plan expressly prohibits the Board or the Compensation Committee from amending the terms of an outstanding award to reduce the exercise price of an outstanding Option or SAR or to cancel an outstanding Option or SAR in exchange for cash or other awards (including Options or SARs) having an exercise price less than the exercise price of the original Option or SAR, without stockholder approval.
Effective Date and Term
If approved by the stockholders at the Annual Meeting, the Amended Plan will become effective upon its adoption by the stockholders on May 25, 2022 and, unless earlier terminated, will continue until May 25, 2032.
Amendment or Termination
The Board or the Compensation Committee may amend or terminate the Amended Plan at any time, except that no amendment or termination may be made without stockholder approval if: (1) the amendment materially increases the benefits accruing to participants; (2) the amendment materially increases the aggregate number of Shares authorized for grant under the Amended Plan; (3) the amendment materially modifies the eligibility requirements for participation; or (4) such approval is required by any law, regulation or stock exchange rule.
U.S. Federal Income Tax Consequences The following is a brief summary of the general U.S. federal income tax consequences relating to participation in the Amended Plan. This summary is based on U.S. federal tax laws and Treasury Regulations in effect on the date of this Proxy Statement and does not purport to be a complete description of the U.S. federal income tax laws. In addition, this summary does not constitute tax advice or describe federal employment, state, local or foreign tax consequences. Each participant should consult with his or her tax advisor concerning the U.S. federal income tax and other tax consequences of participating in the Amended Plan.
Incentive Stock Options. The Company intends for ISOs to qualify for special treatment available under Section 422 of the Code. A participant will not recognize taxable income when an ISO is granted, and the Company will not receive a deduction at that time. A participant will not recognize ordinary income upon the exercise of an ISO, provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the grant date of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant’s employment is terminated due to Disability).
If the participant does not sell or otherwise dispose of the Shares acquired upon the exercise of an ISO within two years from the grant date of the ISO or within one year after the participant receives the Shares, then, upon disposition of such Shares, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain, and the Company will not be entitled to a corresponding deduction. The participant generally will recognize a capital loss to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant generally will recognize ordinary income at the time of the disposition of the Shares in an amount equal to the lesser of: (1) the excess of the fair market value of the Shares on the date of exercise over the exercise price; or (2) the excess, if any, of the amount realized upon disposition of the Shares over the exercise price, and the Company will be entitled to a corresponding deduction. Any amount realized in excess of the value of the Shares on the date of exercise will be a capital gain. If the amount realized is less than the exercise price, the participant generally will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the Shares.
The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. The rules affecting the application of the alternative minimum tax are complex, and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.
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Nonqualified Stock Options. A participant will not recognize any income when a NQSO is granted, and the Company will not receive a deduction at that time. However, when a NQSO is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the Shares that the participant purchased on the date of exercise over the exercise price. If a participant uses Shares or a combination of Shares and cash to pay the exercise price of a NQSO, the participant will recognize ordinary income equal to the value of the excess of the number of Shares that the participant purchases over the number of Shares that the participant surrenders, less any cash the participant uses to pay the exercise price. When a NQSO is exercised, the Company will be entitled to a deduction equal to the ordinary income that the participant recognizes.
If the amount a participant receives upon disposition of the Shares that the participant acquired by exercising a NQSO is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Shares for more than one year after the participant acquired them by exercising the NQSO. Conversely, if the amount a participant receives upon disposition of the Shares that the participant acquired by exercising a NQSO is less than the sum of the aggregate exercise price the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Shares for more than one year after the participant acquired them by exercising the NQSO.
Stock Appreciation Rights. A participant will not recognize taxable income when a SAR is granted, and the Company will not receive a deduction at that time. When a SAR is exercised, a participant will recognize ordinary income equal to the excess of the cash and/or the fair market value of the Shares the participant receives over the aggregate exercise price of the SAR, if any, and the Company will be entitled to a corresponding deduction. If the amount a participant receives upon disposition of the Shares that the participant acquired by exercising a SAR is greater than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Shares for more than one year after the participant acquired them by exercising the SAR. Conversely, if the amount a participant receives upon disposition of the Shares that the participant acquired by exercising a SAR is less than the sum of the aggregate exercise price that the participant paid plus the amount of ordinary income recognized by the participant upon exercise, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Shares for more than one year after the participant acquired them by exercising the SAR.
Restricted Shares. Unless a participant makes an election under Section 83(b) of the Code (a “Section 83(b) Election”), the participant generally will not recognize taxable income when Restricted Shares are granted, and the Company will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the Restricted Shares vest (i.e., when the underlying Shares are freely transferable or not subject to a substantial risk of forfeiture) equal to the fair market value of the Shares that the participant receives when the terms, conditions and restrictions have been met, less any consideration paid for the Restricted Shares, and the Company generally will be entitled to a deduction equal to the income that the participant recognizes.
If the amount a participant receives upon disposition of these Shares is greater than the fair market value of the Shares when the Restricted Shares vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Shares for more than one year after the Restricted Shares vested. Conversely, if the amount the participant receives upon disposition of these Shares is less than the fair market value of the Shares when the Restricted Shares vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Shares for more than one year after the Restricted Shares vested.
If a participant makes a Section 83(b) Election, the participant will recognize ordinary income on the grant date equal to the fair market value of the Shares subject to the Restricted Shares award on the grant date, and the Company will be entitled to a deduction equal to the income that the participant recognizes at that time. However, the participant will not recognize income when (and if) the Restricted Shares vest. If a participant who has made a Section 83(b) Election earns the Shares subject to a Restricted Share award, any appreciation between the grant date and the date the participant disposes of the Shares will be treated as a long-term or short-term capital gain, depending on whether the participant held the Shares for more than one year after the grant date. Conversely, if the amount the participant receives upon disposition of these Shares is less than the fair market value of the Shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Shares for more than one year after the grant date. Also, if a participant forfeits his or her Restricted Shares, the participant cannot take a tax deduction in connection with the forfeiture of the Restricted Shares subject to a Section 83(b) Election.
Other Share-Based Awards. Generally, a participant will not recognize taxable income when an Other Share-Based Award is granted, and the Company will not receive a deduction at that time. However, upon the settlement of an Other Share-Based
58	2022 PROXY STATEMENT

Award, the participant will recognize ordinary income equal to the cash and/or fair market value of the Shares that the participant receives, less the aggregate exercise price of the Other Share-Based Award, if any. The Company generally will be entitled to a deduction equal to the income that the participant recognizes.
If the participant receives Shares upon the settlement of an Other Share-Based Award and the amount the participant receives upon disposition of the Shares acquired upon the settlement of the Other Share-Based Award is greater than the fair market value of the Shares when they were issued to the participant, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the Shares for more than one year after they were issued. Conversely, if the amount the participant receives upon disposition of these Shares is less than the value of the Shares when they were issued, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the Shares for more than one year after they were issued.
Cash-Based Award. A participant will not recognize taxable income at the time a Cash Award is granted, and the Company will not be entitled to a deduction at that time. In general, a participant will recognize ordinary income when the Cash Award is settled equal to the amount of the cash received, and the Company will be entitled to a corresponding deduction.
Section 409A. Section 409A of the Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the Amended Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.
New Plan Benefits
Generally, awards granted in the future under the Amended Plan are at the discretion of the Compensation Committee. As such, it is not possible to determine the benefits or the amounts to be received by participants under the Amended Plan in the future.
Equity Compensation Plan Information
The following table sets forth the number of Shares subject to outstanding Restricted Share Units granted under the Preexisting Plan and the outstanding Restricted Share Units, Restricted Stock and Performance-Based Share Units granted under the 2015 LTI Plan, as well as the number of shares available for future award grants under the 2015 LTI Plan, in each case, as of the Record Date. The Company has no other compensation plans pursuant to which equity awards may be granted.
	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,436,783	$N/A	801,207
Equity compensation plans not approved by security holders	0	N/A	3,000,000

Total	1,436,783	$N/A	3,801,207
Vote Required
All of the members of our Board are eligible for awards under the Amended Plan and thus may have a personal interest in the approval of this proposal.
2022 PROXY STATEMENT	59

Under the Company’s Amended and Restated Bylaws, the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Amended Plan. Accordingly, broker non-votes and abstentions will be treated as votes cast against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE THE 2015 LONG-TERM INCENTIVE PLAN	✔
60	2022 PROXY STATEMENT

PROPOSAL 5

STOCKHOLDER PROPOSAL TO GIVE HOLDERS OF A COMBINED 10% OF THE COMPANY’S OUTSTANDING COMMON STOCK THE RIGHT TO CALL SPECIAL MEETINGS
A stockholder has informed the Company that he intends to present the proposal set forth below at our Annual Meeting. The name and address of the stockholder and the number of the Company’s shares that the stockholder owns will be provided to stockholders promptly upon request. In accordance with federal securities laws, the stockholder proposal is presented below as submitted by the stockholder, and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.
For the reasons stated in the Board of Directors’ Statement in Opposition, which follows the stockholder proposal, the Board of Directors unanimously recommends that you vote “AGAINST” the stockholder proposal.
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Proposal 5 - Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.
Although now it theoretically takes 20% of all shares to call for a special shareholder meeting, this translates into 27% of the Air Transport Services shares that typically vote at the annual meeting. It would be hopeless to think that the shares that do not have time to vote at the annual meeting would have time to take the special procedural steps to call for a special shareholder meeting.
It is important to vote for this Special Shareholder Meeting Improvement proposal because we have no right to act by written consent.
Many companies provide for both a shareholder right to call a special shareholder meeting and a shareholder right to act by written consent. Southwest Airlines and Target are companies that do not provide for shareholder written consent and yet provide for 10% of shares to call for a special shareholder meeting.
Plus Air Transport Services shareholders gave 36% support to the 2021 shareholders proposal calling for a shareholder right to act by written consent. This 36% support likely represented more than 40% support from the shares that have access to independent proxy voting advice.
Plus this level of support was in spite of management misleading shareholders about written consent. Management failed to mention that with written consent it would take 67% of the shares that vote at the annual meeting to approve an item. It would be hopeless to think that the shares that do not have time to vote at the annual meeting would have time to take the special procedural steps to act by written consent.
Plus management failed to acknowledge that written consent can be structured so that all shareholders receive ample notice.
When reading the management statement next to this 2022 proposal please remember that there is a formal process to root out any inaccurate shareholder text in a shareholder proposal but there is no formal process to root out misleading management text next to a shareholder proposal.
To help make up for our lack of a right to act by written consent we need the right of 10% of shares to call for a special shareholder meeting.
Please vote yes:
Special Shareholder Meeting Improvement -- Proposal 5
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2022 PROXY STATEMENT	61

STATEMENT IN OPPOSITION
The Board has carefully considered this proposal and believes that it is unnecessary and not in the best interests of stockholders in light of the special meeting right that currently gives stockholders holding at least 20% of the Company's outstanding common stock the right to call a special meeting of stockholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the following reasons.
The Board recommends that the Company’s stockholders oppose this proposal.
At the Company’s annual meeting of stockholders in 2019 (the “2019 Annual Meeting”), our stockholders, by the affirmative vote of 86% of the outstanding shares of common stock, voted to amend (the “Amendment”) the Company’s Restated Certificate of Incorporation to give the holders of at least 20% of the voting power of the Company’s voting stock (currently consisting of our common stock) the right to call a special meeting of stockholders. Prior to adoption of the Amendment, stockholders were unable to call a special meeting; special meetings could only be called by the Board, the Chair of the Board or the President of the Company.
The Board unanimously recommended that our stockholders approve the Amendment at the 2019 Meeting. After discussions with advisors and key stockholders, the Board concluded that the right of stockholders to call a special meeting is an important element of today’s best corporate governance practices, a view that the Board continues to hold.
However, the Board also recognized that convening a special meeting of stockholders can result in significant costs to the Company, both administrative and operational. Board members, management and employees must devote a significant amount of time and attention to preparing for a special meeting, which distracts them from their primary focus of operating the business in the best interest of stockholders in order to maximize long-term financial returns. In addition, convening a special meeting entails significant expense in preparing the disclosures required for such a meeting, printing and distributing meeting materials, soliciting proxies and tabulating votes. After taking these considerations into account, the Board concluded that special meetings of stockholders should be limited to circumstances where a substantial number of stockholders believe a matter is sufficiently urgent and extraordinary to justify calling a special meeting in advance of the next annual meeting of stockholders. The Board recommended that the stockholders approve a 20% stock ownership threshold after balancing the importance of giving stockholders the ability to convene a meeting of stockholders against the concern that holders of small share interests or a single large stockholder might use the mechanism in a manner contrary to the best interests of the Company and its stockholders, generally.
The failure to aggregate sufficient stock ownership to reach the 20% ownership threshold strongly suggests that sufficient interest among the majority of stockholders does not exist to call a special meeting.
A 20% special meeting threshold is in line with market practice and, in fact, is less restrictive than the majority of the special meeting rights adopted by companies in the S&P 1500. The Board notes that a 20% ownership threshold is the same as, or lower than, the special meeting rights at approximately 71% of the companies in the S&P 1500.
The 2019 Meeting gave the stockholders a unique opportunity to decide whether the appropriate threshold to call a special meeting of stockholders should be 20% or a lower threshold. At the 2019 Meeting, the stockholders defeated a stockholder proposal submitted by the same proponent, which recommended that the Board take the steps necessary to amend the Company’s governing documents to give holders in the aggregate of 10% of the Company’s common stock the right to call a Special Meeting. This stockholder referendum reinforced the Board’s conclusion that 20% is the appropriate threshold and consistent with good corporate governance practices. The proponent is now asking the stockholders to reconsider a decision they made less than three years ago.
In addition to their right to call a special meeting of stockholders, our stockholders have numerous avenues available to them to address and discuss our business and governance policies with the Board, and ensure that our Board of Directors acts independently and maintains accountability to our stockholders. These include the following:
•	the majority of our directors are independent;
•
we have a lead independent director who is responsible for approving Board meeting agendas, board meeting schedules, the type of information to be provided to the directors at Board meetings, and calling and presiding over executive sessions of the independent directors;

•	our independent directors meet in executive session on a regular basis and upon the request of one or more independent directors;
62	2022 PROXY STATEMENT

•	all of the directors on each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are independent directors;
•	our Board is not classified; our directors are elected annually for one year terms;
•
our directors are subject to a majority voting standard in uncontested elections (meaning that the number of shares voted “For” a nominee must exceed the number of shares voted “Against” that nominee);

•	the Company does not have a stockholder rights plan or “poison pill;” and
•	we provide opportunities for our stockholders to communicate directly with Board members.
In addition, we strive to maintain an open dialogue with our stockholders and believe investor input enables the Board to more effectively evaluate our governance practices. Our Board and management have found this engagement constructive and informative, and we plan to continue these engagement efforts.
In light of our existing policies and practices, the Board believes that the adoption of this proposal will not make a meaningful difference in our stockholders’ ability to engage with the Board or influence our business or governance policies but will risk giving holders of small share interests or a single large shareholder a disproportionate amount of influence over the Company’s affairs.
For the above reasons, the Board of Directors does not believe that it is in the best interests of the Company or its stockholders to adopt this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL	X
2022 PROXY STATEMENT	63

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that the directors and certain officers of the Company, and persons who own more than ten percent of the Company's common stock, file reports of ownership and changes of ownership with the SEC on Forms 3, 4 and 5. Based solely on our review of Forms 3, 4 and 5 and amendments thereby filed electronically with the SEC, and on written representations by the officers and directors of the Company and its subsidiaries regarding their compliance with the filing requirements, the Company believes that in 2021, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that a Form 3 report was not timely filed for Mr. Timothy J. Allen, an officer of the Company, and a Form 4 report covering one transaction was not timely filed for Mr. Hete.
STOCKHOLDER PROPOSALS
Under the rules of the SEC, if you wish to include a proposal in the Company’s proxy statement for the 2023 Annual Meeting, it must be received by the Secretary of the Company at Air Transport Services Group, Inc., 145 Hunter Drive, Wilmington, Ohio 45177, no later than December 15, 2022.
Under the Company’s Bylaws, proposals of stockholders intended to be presented at the 2023 Annual Meeting outside of the Company proxy statement process must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting (May 25, 2023); provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposals received after such date will be considered untimely. The written notice must satisfy certain requirements specified in the Company’s Bylaws. A copy of the Bylaws will be sent to any stockholder upon written request to the Secretary of the Company. These requirements apply to any matter that a stockholder wishes to raise at the annual meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Exchange Act.
64	2022 PROXY STATEMENT

ANNUAL REPORT ON FORM 10-K
If any person who was a beneficial owner of common stock of the Company on the Record Date desires copies of the Company’s Annual Report on Form 10-K, such copies will be furnished without charge upon request by writing or calling:
Air Transport Services Group, Inc.
145 Hunter Drive
Wilmington, Ohio 45177
Attn: Executive Assistant
Telephone: (937) 366-2296
We also make available free of charge the Company’s Report on Form 10-K through our Internet website at www.atsginc.com.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 25, 2022
This Proxy Statement is available at www.proxyvote.com.
OTHER MATTERS
Management is not aware at this time that any other matters are to be presented for action at this meeting. If other matters come before the meeting, the persons named in the proxy will vote all proxies in accordance with their best judgment unless the stockholder has indicated that the shares represented thereby are not to be voted on such other matters.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO VOTE BY USING THE INTERNET, TELEPHONE OR BY FILLING IN, SIGNING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY PLAN TO BE PRESENT AT THE MEETING.
By Order of the Board of Directors

W. JOSEPH PAYNE
Secretary

April 14, 2022
2022 PROXY STATEMENT	65

APPENDIX A
AIR TRANSPORT SERVICES GROUP, INC.
AMENDED AND RESTATED 2015
LONG-TERM INCENTIVE PLAN
The purpose of the Plan is to promote the Company’s long-term financial success and increase stockholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participants to acquire ownership interests in the Company, attract and retain talented employees and directors and enable Participants to participate in the Company’s long-term growth and financial success.
ARTICLE I
DEFINITIONS
When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms and the terms “including” and “include” shall in all cases mean “including, without limitation,” and “include, without limitation,” respectively.
1.1  “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.
1.2  “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.
1.3  “Award” shall mean any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award, Cash-Based Award or Performance-Based Award granted pursuant to the Plan.
1.4  “Award Agreement” shall mean any written or electronic agreement, notice or instrument (in such form as approved by the Committee) evidencing an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.
1.5  “Board” shall mean the Board of Directors of the Company.
1.6  “Cash-Based Award” shall mean an Award granted pursuant to Article IX of the Plan.
1.7  “Cause” shall mean, unless otherwise provided in the related Award Agreement: (a) any act of fraud, intentional misrepresentation, embezzlement or misappropriation or conversion of the assets or business opportunities of the Company or any Affiliate by the Participant, (b) conviction of the Participant of a felony, or (c) the Participant’s (i) willful refusal to substantially perform assigned duties (other than any refusal resulting from incapacity due to physical or mental illness or in the event that the assigned duties include any activities that are unlawful or would violate acceptable accounting, securities or other specifically defined business principles), (ii) willful engagement in gross misconduct materially injurious to the Company or any Affiliate, or (iii) breach of any material term of the Plan; provided, however, that Cause will not arise solely because the Participant is absent from active employment during periods of vacation, consistent with the Company’s applicable vacation policy, or other period of absence initiated by the Participant and approved by the Company.
1.8  “Change in Control” shall mean any of the following:
(a) the members of the Board on the Effective Date (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided however, that any individual becoming a director after the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the then Incumbent Directors shall also be treated as an Incumbent Director, but excluding any individual whose initial assumption of office occurs as a result of a proxy contest or any agreement arising out of an actual or threatened proxy contest;
(b) the acquisition by any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Act), other than the Company, any Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act), directly or indirectly, of at least a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company;
(c) the merger, consolidation or other business combination of the Company with or into another entity, or the acquisition by the Company of assets or shares or equity interests of another entity, as a result of which the stockholders of the
2022 PROXY STATEMENT	A-1

Company immediately prior to such merger, consolidation, other business combination or acquisition, do not, immediately thereafter, beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such merger, consolidation or other business combination of the Company;
(d) the sale or other disposition of all or substantially all of the assets of the Company; or
(e) the liquidation or dissolution of the Company.
Notwithstanding the foregoing, with respect to the payment, exercise or settlement of any Award that is subject to Section 409A of the Code, a Change in Control shall be deemed not to have occurred unless the events or circumstances constituting a Change in Control also constitute a “change in control event” within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder.
1.9  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
1.10 “Committee” shall mean the Compensation Committee of the Board, which will be comprised three (3) or more directors, each of whom is a “non-employee” director within the meaning of Rule 16b-3 under the Act and an “independent director” under the rules of the exchange on which the Shares are then listed.
1.11 “Company” shall mean Air Transport Services Group, Inc. and any successor thereto.
1.12 “Director” shall mean a person who is a member of the Board, excluding any member who is an Employee.
1.13 “Disability” shall mean:
(a) with respect to an Incentive Stock Option, “disability” as defined in Section 22(e)(3) of the Code; and
(b) with respect to any other Award, unless otherwise provided in the related Award Agreement, (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Participant’s employer, or (iii) the Participant is determined to be totally disabled by the Social Security Administration.
1.14 “Effective Date” shall mean the effective date of the Plan as set forth in Article XVI.
1.15 “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common-law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.
1.16 “Fair Market Value” shall mean the value of one Share on any relevant date, determined under the following rules:
(a) If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day;
(b) If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or
(c) If neither (a) nor (b) applies, (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.
1.17 “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of Section 422 of the Code.
1.18 “Nonqualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.
1.19 “Option” shall mean an option to purchase Shares which is granted pursuant to Article V of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.
1.20 “Other Stock-Based Award” shall mean an Award granted pursuant to Article VIII of the Plan.
1.21 “Participant” shall mean an Employee or Director who is granted an Award under the Plan.
A-2	2022 PROXY STATEMENT

1.22 “Performance-Based Award” shall mean an Award described in Article X of the Plan.
1.23 “Performance Criteria” shall mean any performance criteria determined by the Committee in its sole discretion.
1.24 “Plan” shall mean the Air Transport Services Group, Inc. Amended and Restated 2015 Long-Term Incentive Plan, as set forth herein and as may be amended from time to time.
1.25 “Preexisting Plan” shall mean the Air Transport Services Group, Inc. 2005 Long-Term Incentive Plan.
1.26 “Restricted Stock” shall mean an Award granted pursuant to Article VII of the Plan.
1.27 “Retirement” shall mean, (a) in the case of a Participant who is an Employee, termination of employment after meeting the definition of normal or early retirement under the Company’s tax-qualified defined benefit retirement plan, (or if the Company does not maintain a tax-qualified defined benefit retirement plan, the definition of normal or early retirement included in the tax-qualified retirement plan that the Company most recently maintained and which included a definition of normal and early retirement), whether or not such Participant is then accruing (or ever has accrued) a benefit under such plan, and (b) in the case of a Participant who is a Director, such Participant’s termination of service as a Director for any reason after completing at least one, one-year term as a Director.
1.28 “Shares” shall mean the shares of common stock, par value $0.01 per share, of the Company.
1.29 “Stock Appreciation Right” shall mean an Award granted pursuant to Article VI of the Plan.
1.30 “Subsidiary” shall mean: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock or economic interests of such corporation or entity.
ARTICLE II
SHARES SUBJECT TO THE PLAN AND AWARD LIMITS
2.1  Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 3,801,207 Shares plus the number of Shares subject to outstanding Awards under the Preexisting Plan immediately prior to the Effective Date, all of which Shares may be granted with respect to Incentive Stock Options. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose or Shares purchased by the Company or an independent agent in the open market for such purpose. Subject to this Article II, upon a grant of an Award after the Effective Date, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the number of Shares subject to such Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 of the Plan shall be added back to the Plan as an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2 of the Plan.
2.2  Share Usage. In addition to the number of Shares provided for in Section 2.1 of the Plan, the following Shares shall be available for Awards under the Plan: (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (b) Shares covered by an Award that is settled in cash in lieu of Shares; (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates; and (d) any Shares subject to outstanding awards under the Preexisting Plan as of the Effective Date that cease for any reason to be subject to such awards other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and non-forfeitable Shares. Notwithstanding anything in the Plan to the contrary, in no event shall the following Shares again become available for issuance as Awards under the Plan: (a) Shares not issued or delivered as a result of the net settlement of an Option or a Stock Appreciation Right that is settled in Shares; (b) Shares tendered or withheld to pay the exercise price of an Award; (c) Shares tendered or withheld to pay the withholding taxes related to an Award; and (d) Shares repurchased on the open market with the proceeds of an Option exercise.
2.3  Exception to Minimum Vesting Requirements. Notwithstanding anything in the Plan to the contrary, the Committee may grant Awards covering up to five percent (5%) of the Shares available for issuance pursuant to Section 2.1 of the Plan, without regard to the minimum vesting requirements of Sections 5.5, 6.5, 7.3(a), 8.1 and 10.1 of the Plan.
2.4  Adjustments. In the event of any Share dividend, Share split, recapitalization (including payment of an extraordinary dividend), merger, reorganization, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or any other change affecting the Shares, the Committee shall make such substitutions and adjustments, if any, as it
2022 PROXY STATEMENT	A-3

deems equitable and appropriate to: (a) the aggregate number of Shares that may be issued under the Plan; (b) any Share-based limits imposed under the Plan; and (c) the exercise price, number of Shares and other terms or limitations applicable to outstanding Awards. Notwithstanding the foregoing, an adjustment pursuant to this Section 2.4 shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.
ARTICLE III
ADMINISTRATION
3.1  In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan; and (e) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.
3.2  Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate (a) any duties that it is required to discharge to comply with any applicable law and (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act.
ARTICLE IV
ELIGIBILITY
Any Employee or Director selected by the Committee shall be eligible to be a Participant in the Plan.
ARTICLE V
OPTIONS
5.1  Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
5.2  Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares covered by the Option, the conditions upon which the Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
5.3  Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Option is granted and set forth in the related Award Agreement; provided, however, that in no event shall the exercise price of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.
5.4  Term. The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten (10) years from its date of grant.
5.5  Exercisability. Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include the satisfaction of performance goals based on one (1) or more Performance Criteria. Notwithstanding the foregoing, subject to Section 2.3 and Article XII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no Option shall vest, in full or in part, prior to the one (1) year anniversary of its date of grant.
5.6  Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of an Option shall be paid (a) in cash or its equivalent, or in such other form if and to the extent permitted by the Committee, in its sole discretion, including (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price, (c) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law), and/or
A-4	2022 PROXY STATEMENT

(d) by a combination of the methods described in clauses (a), (b) and/or (c). Subject to the terms of the Plan, as soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.
5.7  Dividends. Notwithstanding anything in the Plan to the contrary, in no event will dividends or dividend equivalents be payable or credited in respect of Options.
5.8  Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:
(a) The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.
(b) The aggregate Fair Market Value of the Shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code. (c)No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the date the Incentive Stock Option is granted and (ii) the date on which such Incentive Stock Option will expire is not later than five (5) years from the date the Incentive Stock Option is granted.
ARTICLE VI
STOCK APPRECIATION RIGHTS
6.1  Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
6.2  Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.
6.3  Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and set forth in the related Award Agreement; provided, however, that in no event shall the exercise price of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.
6.4  Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its date of grant.
6.5  Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include the satisfaction of performance goals based on one (1) or more Performance Criteria. Notwithstanding the foregoing, subject to Section 2.3 and Article XII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no Stock Appreciation Right shall vest, in full or in part, prior to the one (1) year anniversary of its date of grant.
6.6  Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.
6.7  Dividends. Notwithstanding anything in the Plan to the contrary, in no event will dividends or dividend equivalents be credited or payable in respect of Stock Appreciation Rights.
2022 PROXY STATEMENT	A-5

ARTICLE VII
RESTRICTED STOCK
7.1  Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.
7.2  Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.
7.3  Terms, Conditions and Restrictions.
(a) The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, which may include a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one (1) or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, subject to Section 2.3 and Article XII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no Restricted Stock Award shall vest, in full or in part, prior to the one (1) year anniversary of its date of grant.
(b) To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
(c) Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.
7.4  Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:
(a) Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.
(b) Unless otherwise provided in the related Award Agreement, (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock and (ii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that, notwithstanding the foregoing, payment of any such dividends or other distributions will be subject to the same terms, conditions and restrictions (including risk of forfeiture) as the Shares of Restricted Stock with respect to which they are paid and in no event will any such dividends or other distributions be paid unless and until the Shares of Restricted Stock to which they relate have vested.
ARTICLE VIII
OTHER STOCK-BASED AWARDS
8.1  Grant of Other Stock-Based Awards. Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Committee shall determine, including (a) unrestricted Shares or (b) time-based or performance-based restricted stock units that are settled in Shares and/or cash. Notwithstanding the foregoing, subject to Section 2.3 and Article XII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no Other Stock-Based Award shall vest, in full or in part, prior to the one (1) year anniversary of its date of grant.
8.2  Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the number of Other Stock-Based Awards, the terms and conditions upon which the Other Stock-Based Award shall become vested, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.
8.3  Form of Settlement. An Other Stock-Based Award may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.
A-6	2022 PROXY STATEMENT

8.4  Dividend Equivalents. Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that notwithstanding the foregoing, payment of any such dividend equivalents will be subject to the same terms, conditions and restrictions (including risk of forfeiture (if applicable)) as the Other Stock-Based Award with respect to which they are paid and, in no event, will any such dividend equivalents be paid unless and until the Other Stock-Based Award to which they relate have vested.
ARTICLE IX
CASH-BASED AWARDS
Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time of settlement and the other terms and conditions, as applicable, of such Award which may include performance objectives and that the Cash-Based Award is a Performance-Based Award under Article X.
ARTICLE X
PERFORMANCE-BASED AWARDS
10.1 In General. Any Award may be granted as a Performance-Based Award. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one (1) or more Performance Criteria during a performance period established by the Committee. Anything contained in the Plan to the contrary notwithstanding, subject to Section 2.3 and Article XII of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no Performance-Based Award shall vest, in full or in part, prior to the one (1) year anniversary of its date of grant.
10.2 Performance Criteria.
(a) The Performance Criteria for Performance-Based Awards shall be established by the Committee in its sole discretion.
(b) The Performance Criteria may relate to the individual Participant, the Company, one (1) or more of its Affiliates or one (1) or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one (1) or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.
(c) The Committee may, in its sole discretion, provide that amounts relating to or arising from extraordinary items, unusual or non-recurring events and/or changes in applicable tax laws or accounting principles be included or excluded from the Performance Criteria.
10.3 Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish (a) the applicable performance goals and performance period and (b) the formula for computing the Performance-Based Award.
10.4 Determination of Performance. With respect to Performance-Based Awards, the Committee shall determine whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied, and, if they have, ascertain the amount of the applicable Performance-Based Award.
10.5 Increases Prohibited. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, none of the Committee, the Board, the Company or any Affiliate may increase the amount of compensation payable under a Performance-Based Award. The Committee may adjust downward, but not upward, the amount payable pursuant to such an Award, and the Committee may not waive the achievement of the applicable performance goal, except in the case of a Change of Control or the death, Disability or Retirement of the Participant.
ARTICLE XI
TERMINATION OF EMPLOYMENT OR SERVICE
With respect to each Award granted under the Plan, the Committee shall, subject to the terms and conditions of the Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise and/or receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or any of its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the related Award Agreement, need not be uniform among all Participants or Awards granted under the Plan and may reflect distinctions based on the reasons for termination. Except as otherwise provided in the Plan, the vesting conditions of an Award may only be accelerated upon the death, termination due to Disability, or Retirement of the Participant.
2022 PROXY STATEMENT	A-7

ARTICLE XII
CHANGE IN CONTROL
Except as otherwise provided in the related Award Agreement, in the event of a Change in Control, the Committee, in its sole discretion and without liability to any person, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include: (a) the acceleration of the vesting, settlement and/or exercisability of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award; and/or (c) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards. Any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.
ARTICLE XIII
AMENDMENT OR TERMINATION OF THE PLAN
13.1 In General. Except as otherwise provided in the Plan, the Board or the Committee may amend or terminate the Plan or any Award Agreement at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s stockholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.4 of the Plan), (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.
13.2 Awards Previously Granted. No amendment or termination of the Plan or an Award Agreement shall adversely affect in any material way any outstanding Award previously granted under the Plan, without the written consent of the Participant holding such Award, provided that no such consent shall be required with respect to any amendment or termination that the Board or the Committee determines, in its sole discretion, is necessary or advisable in order for the Company, the Plan or an Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard.
13.3 Repricing. Except for adjustments made pursuant to Section 2.4 of the Plan, in no event may the Board or the Committee, without stockholder approval, (a) amend the terms of an outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, (b) cancel an outstanding Option or Stock Appreciation Right in exchange for a new Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right or (c) at any time when the exercise price of an outstanding Option or Stock Appreciation Right is greater than the Fair Market Value of a Share, cancel such Option or Stock Appreciation Right in exchange for cash or other Awards.
ARTICLE XIV
TRANSFERABILITY
14.1 Except as described in Section 14.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative.
14.2 A Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.
ARTICLE XV
MISCELLANEOUS
15.1 No Right to Continue Services or to Awards. Neither the Plan nor the granting of an Award under the Plan shall impose any obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee or Director at any time. In addition, no Employee or Director shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.
15.2 Tax Withholding.
(a) The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award or (iii) collected directly from the Participant.
A-8	2022 PROXY STATEMENT

(b) Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.
15.3 Election Under Section 83(b) of the Code. In any case in which a Participant is permitted to make an election under Section 83(b) of the Code in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Treasury Regulations issued under Section 83(b) of the Code or other applicable provision.
15.4 Requirements of Law. The Plan, the grant and exercise of Awards thereunder and the issuance of Shares under such Awards shall be subject to all applicable federal, state and local laws, rules and regulations and to all required approvals of any governmental agencies or stock exchange, market or quotation system on which the Shares are then listed or traded. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to (a) receipt of any approvals from any governmental agencies or stock exchange, market or quotation system on which the Shares are then listed or traded that the Committee deems necessary and (b) completion of registration or other qualification of the Shares under any applicable federal, state or local law or ruling of any governmental agency that the Committee deems necessary. Subject to compliance with applicable law and/or regulation, an Award Agreement or other documentation or notice related to the Plan and/or Awards may be communicated to Participants by electronic media.
15.5 Legends. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange, market or quotation system upon which the Shares are then listed or traded or any other applicable federal, state or local law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 15.5.
15.6 Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, market or quotation system on which the Shares are then listed or traded.
15.7 Compensation Recovery. This provision applies to any policy adopted by any exchange on which the securities of the Company are listed pursuant to Section 10D of the Act. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award under the Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy or applicable law.
15.8 Forfeiture Provision. Unless the Award Agreement specifies otherwise, the Committee may, in its discretion, require a Participant to forfeit all unexercised, unearned, unvested or unpaid Awards if:
(a) the Participant, without written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by the Company or any of its Subsidiaries, as determined by the Committee;
(b) the Participant performs any act or engages in any activity that is detrimental to the best interests of the Company or any of its Subsidiaries, as determined by the Committee; or
(c) the Participant breaches any agreement or covenant with, or obligation or duty to, the Company or any Subsidiary, including without limitation, any non-competition agreement, non-solicitation agreement, confidentiality or non-disclosure agreement, or assignment of inventions or ownership of works agreement, as determined by the Committee.
In addition, each Award granted to a Participant under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company as in effect from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.
15.9 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflicts of law provisions.
15.10 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.
2022 PROXY STATEMENT	A-9

15.11 Rights as a Stockholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.
15.12 Fractional Shares. No fractional Shares shall be issued under the Plan, and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
15.13 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
15.14 Compliance With Section 409A of the Code. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and each Award Agreement under the Plan that is intended to comply with the requirements of Section 409A of the Code shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to additional taxes under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and Award Agreement shall be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. The exercisability of an Option or a Stock Appreciation Right shall not be extended to the extent that such extension would subject the Participant to additional taxes under Section 409A of the Code. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if an Award is not exempt from the requirements of Section 409A of the Code, the Participant (or, if the Participant is not the original grantee of the applicable Award, the original grantee of the applicable Award) is a “specified employee” (within the meaning of Section 409A of the Code) and a payment under the Award is due as a result of such individual’s “separation from service” (as that term is defined for purposes of Section 409A of the Code using the default rules), then no payment shall be made under the Award due to such separation from service before the date that is six (6) months after the date on which the Participant incurs such separation from service, except as otherwise allowed by Section 409A of the Code.
15.15 Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
15.16 Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries in which the Company or its Subsidiaries operate or have employees.
ARTICLE XVI
EFFECTIVE DATE AND TERM OF THE PLAN
The Effective Date of the Plan is May 25, 2022. No Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date or, if earlier, the date the Plan is terminated. Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates. After the Effective Date, no grants of awards shall be made under the Preexisting Plan.
A-10	2022 PROXY STATEMENT

ATSG
AIR TRANSPORT SERVICES GROUP

AIRBORNE GLOBAL SOLUTIONS
CAM CARGO AIRCRAFT MANAGEMENT
AIRBORNE TRAINING SERVICES
ABX AIR
AIR TRANSPORT INTERNATIONAL
OMNI AIR INTERNATIONAL
AIRBORNE MAINTENANCE & ENGINEERING SERVICES
PEMCO CONVERSIONS
LGSTX SERVICES
TRIFACTOR SOLUTIONS

Air Transport Services Group
145 Hunter Drive
Wilmington, OH 45177

atsginc.com

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AIR TRANSPORT SERVICES GROUP, INC.
145 HUNTER DRIVE
WILMINGTON, OH 45177

VOTE BY INTERNET
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AIR TRANSPORT SERVICES GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Phyllis J. Campbell	☐	☐	☐
1b Richard F. Corrado	☐	☐	☐
1c. Joseph C. Hete	☐	☐	☐
1d. Raymond E. Johns, Jr.	☐	☐	☐
1e. Laura J. Peterson	☐	☐	☐
1f. Randy D. Rademacher	☐	☐	☐
1g. J. Christopher Teets	☐	☐	☐
1h. Jeffrey J. Vorholt	☐	☐	☐
1i. Paul S. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Company proposal to ratify the selection of Deloitte and Touche LLP as the independent registered public accounting firm of the Company for 2022.	☐	☐	☐
3. Advisory vote on executive compensation.	☐	☐	☐
4. Company proposal to amend and restate the Company's 2015 Long-Term Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 5.	**For**	**Against**	**Abstain**
5. Shareholder proposal to give holders in the aggregate of 10% of the Company's outstanding common stock the right to call special meetings.	☐	☐	☐

NOTE: Certification: Pursuant to federal law and the Company's Certificate of Incorporation, the Company's voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined by 49 U.S.C. §40102(a)(15) or that the shares of stock represented by the proxy have been registered in the Foreign Stock Record of the Company.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D75483-P69684

AIR TRANSPORT SERVICES GROUP, INC.
Annual Meeting of Stockholders
May 25, 2022 11:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Joseph C. Hete and Randy D. Rademacher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of Air Transport Services Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4, AND "AGAINST" PROPOSAL 5.

Continued and to be signed on reverse side